EXHIBIT 2.1 AGREEMENT AND PLAN OF MERGER by and among IRHYTHM TECHNOLOGIES, INC., a Delaware corporation, IRHYTHM HOLDINGS, INC., a Delaware corporation, PROJECT VESSEL MERGER SUB, INC., a Delaware corporation, VITAL CONNECT, INC., a Delaware corporation, and FORTIS ADVISORS LLC, as the Stockholders’ Agent ___________________________ Dated as of August 5, 2026 ___________________________

ACTIVE/208482798.2 ACTIVE/208482798.12 Table of Contents ARTICLE I THE MERGERS ....................................................................................................................... 2 1.1 The Merger .......................................................................................................................... 2 1.2 Closing ................................................................................................................................ 2 1.3 Closing Deliveries ............................................................................................................... 3 1.4 Treatment of Company Securities ....................................................................................... 5 1.5 Payment Procedures ............................................................................................................ 8 1.6 Initial Consideration Allocation Schedule ........................................................................ 11 1.7 Closing Consideration Allocation Schedule ..................................................................... 11 1.8 Updated Consideration Allocation Schedule .................................................................... 13 1.9 No Further Ownership Rights in the Company Capital Stock .......................................... 13 1.10 Company Net Working Capital Adjustment ..................................................................... 13 1.11 Certain Taxes .................................................................................................................... 15 1.12 Withholding Rights ........................................................................................................... 15 1.13 Taking of Necessary Action; Further Action .................................................................... 16 1.14 Exchange Rate ................................................................................................................... 16 ARTICLE II Representations and Warranties of the Company .................................................................. 16 2.1 Organization, Standing, Power ......................................................................................... 16 2.2 Capital Structure ............................................................................................................... 17 2.3 Authority; Non-contravention ........................................................................................... 19 2.4 Financial Statements; No Undisclosed Liabilities ............................................................ 20 2.5 Absence of Changes .......................................................................................................... 21 2.6 Litigation ........................................................................................................................... 22 2.7 Restrictions on Business Activities ................................................................................... 22 2.8 Compliance with Laws; Healthcare Regulatory Matters; Regulatory Permits ................. 22 2.9 Title to, Condition and Sufficiency of Assets; Real Property ........................................... 25 2.10 Intellectual Property .......................................................................................................... 25 2.11 Data Privacy and Security ................................................................................................. 33 2.12 Taxes ................................................................................................................................. 37 2.13 Employee Benefit Plans and Employee Matters ............................................................... 40 2.14 Interested-Party Transactions ............................................................................................ 45 2.15 Insurance ........................................................................................................................... 46 2.16 Books and Records ............................................................................................................ 46 2.17 Material Contracts ............................................................................................................. 46 2.18 Transaction Fees ............................................................................................................... 49 2.19 Anti-Corruption Law ......................................................................................................... 49 2.20 Environmental, Health and Safety Matters ....................................................................... 49 2.21 International Trade Control Laws ..................................................................................... 49 2.22 Customers .......................................................................................................................... 50 2.23 Suppliers ............................................................................................................................ 50 2.24 Payors ................................................................................................................................ 51 ARTICLE III Representations and Warranties of Parent, Acquirer and Merger Sub ................................. 51 3.1 Organization and Standing ................................................................................................ 51 3.2 Authority; Non-contravention ........................................................................................... 51 3.3 Financing ........................................................................................................................... 52 3.4 Merger Sub Formation ...................................................................................................... 52 3.5 Issuance of Shares ............................................................................................................. 52

3.6 Capitalization of Parent ..................................................................................................... 52 3.7 Exempt Issuance ............................................................................................................... 52 3.8 CFIUS No Foreign Person ................................................................................................ 52 3.9 Litigation ........................................................................................................................... 52 3.10 Data Security Program. ..................................................................................................... 53 3.11 No Sanctioned Person ....................................................................................................... 53 3.12 Solvency ............................................................................................................................ 53 ARTICLE IV Conduct Prior to the Closing ................................................................................................ 53 4.1 Conduct of the Business of the Company ......................................................................... 53 4.2 Restrictions on Conduct of the Business of the Company ................................................ 53 4.3 Consent of Acquirer .......................................................................................................... 57 ARTICLE V Additional Agreements ......................................................................................................... 58 5.1 No Solicitation .................................................................................................................. 58 5.2 Stockholder Approval ....................................................................................................... 59 5.3 Reasonable Best Efforts .................................................................................................... 59 5.4 Filings; Other Actions; Notification .................................................................................. 60 5.5 Confidentiality; Public Disclosure .................................................................................... 61 5.6 Access to Information ....................................................................................................... 62 5.7 Expenses ............................................................................................................................ 62 5.8 Certain Closing Certificates and Documents .................................................................... 62 5.9 Termination of Company Plans ........................................................................................ 62 5.10 Tax Matters ....................................................................................................................... 63 5.11 280G Stockholder Approval ............................................................................................. 65 5.12 Director and Officer Indemnification ................................................................................ 65 5.13 Third-Party Consents; Notices; Terminated Agreements ................................................. 66 5.14 Notification of Certain Matters ......................................................................................... 66 5.15 Stockholder Agreements; Investor Representation Letters ............................................... 67 5.16 Employees and Contractors. .............................................................................................. 67 5.17 Regulatory Matters ............................................................................................................ 67 5.18 Retention Awards .............................................................................................................. 68 ARTICLE VI Conditions to the Mergers .................................................................................................... 68 6.1 Conditions to Obligations of Each Party to Effect the Mergers ........................................ 68 6.2 Additional Conditions to Obligations of the Company ..................................................... 68 6.3 Additional Conditions to the Obligations of Acquirer, Merger Sub ................................. 69 ARTICLE VII Termination of Agreement ................................................................................................. 70 7.1 Termination ....................................................................................................................... 70 7.2 Effect of Termination ........................................................................................................ 71 7.3 Reverse Termination Fee .................................................................................................. 72 ARTICLE VIII Escrow and Indemnification .............................................................................................. 72 8.1 Certain Definitions ............................................................................................................ 72 8.2 Indemnity Escrow Amount ............................................................................................... 73 8.3 Indemnification ................................................................................................................. 74 8.4 Limitations to the Indemnification Obligations of the Indemnifying Parties ................... 75 8.5 Claims ............................................................................................................................... 77 8.6 Stockholders’ Agent .......................................................................................................... 78 8.7 Third-Party Claims ............................................................................................................ 81

8.8 Treatment of Indemnification Payments ........................................................................... 82 8.9 Exclusive Remedy ............................................................................................................. 82 ARTICLE IX General Provisions ............................................................................................................... 82 9.1 Notices .............................................................................................................................. 82 9.2 Interpretation ..................................................................................................................... 83 9.3 Amendment ....................................................................................................................... 84 9.4 Extension; Waiver ............................................................................................................. 84 9.5 Counterparts ...................................................................................................................... 84 9.6 Entire Agreement; Parties in Interest ................................................................................ 84 9.7 Assignment ........................................................................................................................ 85 9.8 Severability ....................................................................................................................... 85 9.9 Remedies Cumulative; Specific Performance ................................................................... 85 9.10 Governing Law ................................................................................................................. 85 9.11 Rules of Construction ........................................................................................................ 86 9.12 WAIVER OF JURY TRIAL ............................................................................................. 86 9.13 No Other Representations or Warranties .......................................................................... 86 9.14 Guarantee .......................................................................................................................... 87

Exhibits Exhibit A Definitions Exhibit B Form of Stockholder Agreement Exhibit C Form of Written Consent Exhibit D Form of Investor Representation Letter Exhibit E Form of Certificate of Merger Exhibit F-1 Form of FIRPTA Notice Exhibit F-2 Form of FIRPTA Notification Letter Exhibit G Form of Letter of Transmittal Exhibit H Sample Net Working Capital Calculation Exhibit I Form of Escrow Agreement Exhibit J Form of Paying Agent Agreement Schedules Company Disclosure Letter Schedule A - Critical Employees Schedule B - Initial Consideration Allocation Schedule Schedule C - Consenting Stockholders Schedule 1.3(a)(xi)-1 - Required Consents, Waivers and Approvals Schedule 1.3(a)(xi)-2 - Required Terminations Schedule D - Specified Matter Schedule 5.13(a) - Consents, Waivers, Approvals and Notices Schedule E - Certain Liabilities Schedule F - Certain Transaction Expenses Schedule G - Certain Expenses Schedule H - MIP Post-Closing Recipients

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 5, 2026 (the “Agreement Date”), by and among iRhythm Technologies, Inc., a Delaware corporation (“Acquirer”), iRhythm Holdings, Inc., a Delaware corporation and the parent of Acquirer (“Parent”), Project Vessel Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquirer (“Merger Sub”), Vital Connect, Inc., a Delaware corporation (the “Company”) and Fortis Advisors LLC, a Delaware limited liability company, as the stockholders’ agent (the “Stockholders’ Agent”). Certain other terms used herein are defined in Exhibit A. RECITALS A. Parent, Acquirer, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company, pursuant to which the Company will survive and become a wholly owned subsidiary of Acquirer and a wholly owned subsidiary of Parent (the “Merger”) in accordance with this Agreement and the Delaware Law. B. The board of directors of the Company (the “Board”) has carefully considered the terms of this Agreement and has unanimously (i) declared this Agreement and the transactions contemplated by this Agreement and the documents referenced herein (collectively, the “Transactions”), including the Merger, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approved this Agreement in accordance with Applicable Law and (iii) adopted a resolution directing that the adoption of this Agreement and the approval of the principal terms of the Merger be submitted to the Company Stockholders for consideration and recommending that all of the Company Stockholders adopt this Agreement and approve the Merger. C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s and Acquirer’s willingness to enter into this Agreement, each of the individuals set forth on Schedule A (each, a “Critical Employee”) has executed an employment offer letter together with a confidential information and invention assignment agreement (together, an “Offer Letter”). D. Concurrently with the execution of this Agreement, Acquirer and the Company are entering into an Interim Funding Agreement (“Interim Funding Agreement”) pursuant to which Acquirer will, subject to the terms and conditions thereof, make available one or more grants or, if applicable, loans. E. Concurrently with the execution of this Agreement, the Company has delivered to Acquirer a schedule set forth on Schedule B hereto containing (1) the Company’s estimate for the information specified in Section 1.7 and (2) the manner and methodology in which the Aggregate Consideration will be allocated among the holders of Company Capital Stock, Company Options and Company Warrants (the “Initial Consideration Allocation Schedule”). F. Immediately following the execution and delivery of this Agreement, the Company will solicit and secure from each Company Stockholder identified on Schedule C (collectively, the “Consenting Stockholders”), and deliver to Acquirer within twenty four (24) hours following the execution and delivery of this Agreement, a written consent in substantially the form attached hereto as Exhibit C (a “Written Consent”) and the Company shall seek to obtain and deliver to Acquirer immediately after the delivery of such Written Consent (i) a stockholder agreement in substantially the form attached hereto as Exhibit B (the “Stockholder Agreement”) executed by each Consenting Stockholder and (ii) an investor representation letter in substantially the form attached hereto as

2 Exhibit D (an “Investor Representation Letter”) executed by each Consenting Stockholder. NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I THE MERGERS 1.1 The Merger. (a) Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware Law, on the Closing Date, the parties hereto (other than the Stockholders’ Agent) shall cause the Merger to be consummated by filing a duly executed certificate of merger in the form attached hereto as Exhibit E (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, with the Merger becoming effective as of such filing or as otherwise set forth in the Certificate of Merger (the “Effective Time”). At the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as a wholly owned Subsidiary of Acquirer and a wholly owned Subsidiary of Parent (hereinafter, the “Surviving Corporation”) (and references herein to the Company for periods after the Effective Time shall include the Surviving Corporation). (b) Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the Delaware Law: (i) At the Effective Time: (A) the certificate of incorporation of the Surviving Corporation as of the Effective Time shall be amended to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time unless otherwise further amended by Acquirer, and unless otherwise determined by Acquirer, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation as of the Effective Time, until thereafter amended in accordance with Applicable Law, (B) each issued and outstanding share of Company Capital Stock will cease to exist and (C) each issued and outstanding share of capital stock of Merger Sub will become one share of Company common stock. (c) Directors and Officers. (i) Unless otherwise determined by Acquirer prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office in accordance with the provisions of the Delaware Law and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal. Unless otherwise determined by Acquirer prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Delaware Law and the bylaws of the Surviving Corporation. 1.2 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Transactions, including the consummation of the Merger (the “Closing”) shall take place via remote exchange of signatures, at (i) 10:00 a.m. Pacific time on a date to be agreed by Acquirer and the Company, which date shall be no later than the third Business Day following the date on which all of the conditions set forth in Article VI of this Agreement have been satisfied or waived (other than those conditions that, by

3 their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided that if such Business Day would otherwise occur anytime during the last ten (10) days of a fiscal quarter or the last fifteen (15) days of a fiscal year of Acquirer, then Acquirer may, in its sole discretion, delay the Closing until the first Business Day of the next succeeding fiscal quarter of Acquirer, in which case the Closing shall be held on such first Business Day (so long as all of the conditions set forth in Article VI (other than those conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall continue to be satisfied or waived in accordance with this Agreement on such first Business Day) or (ii) such other time as Acquirer and the Company agree in writing. The date on which the Closing occurs is sometimes referred to herein as the “Closing Date.” 1.3 Closing Deliveries. (a) Acquirer Deliveries. Acquirer shall deliver to the Company, at or prior to the Closing: (i) a certificate, dated as of the Closing Date, executed on behalf of Acquirer by a duly authorized officer of Acquirer to the effect that each of the conditions set forth in Section 6.2(a) has been satisfied; and (ii) the Privileged Communications Agreement, executed on behalf of Acquirer by a duly authorized officer of Acquirer. (b) Company Deliveries. The Company shall deliver to Acquirer, at or prior to the Closing: (i) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, to the effect that each of the conditions set forth in clauses (a), (b), (d) and (e) of Section 6.3 has been satisfied; (ii) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, certifying the Company’s (A) certificate of incorporation, including all amendments thereto, as in effect immediately prior to Closing (the “Certificate of Incorporation”), (B) bylaws, including all amendments thereto, as in effect immediately prior to Closing and (C) (I) unanimous resolutions of the Board (1) declaring this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of the Company and the Company Stockholders, (2) approving this Agreement in accordance with Applicable Law and (3) directing that the adoption of this Agreement and the approval of the principal terms of the Merger be submitted to the Company Stockholders for consideration and recommending that all of the Company Stockholders adopt this Agreement and approve the Merger; (iii) written invoices pursuant to which any law firm, investment bank, accounting firm or similar professional advisor of the Company that is entitled to any Transaction Expenses acknowledges that, upon payment of such payable amount at the Closing (or when otherwise due) as set forth in the invoice, such Person shall be paid in full and shall not be owed any other Transaction Expenses by any of Acquirer, the Company or their respective Affiliates; (iv) a Stockholder Agreement and Investor Representation Letter executed by holders of shares of Company Capital Stock outstanding as of immediately prior to the Effective Time entitled to receive at least 95% of the Aggregate Consideration payable and issuable to the Company Stockholders pursuant to Section 1.4(a);

4 (v) unless otherwise requested by Acquirer in writing no less than three (3) Business Days prior to the Closing Date, a resignation letter executed by each director and officer of the Company in office immediately prior to the Closing, in each case, effective as of, and contingent upon, the Closing; (vi) unless otherwise requested by Acquirer in writing no less than three Business Days prior to the Closing Date, (A) a true, correct and complete copy of resolutions adopted by the Board or any applicable committee thereof, certified by the Secretary of the Company, terminating, or if sponsored by a professional employer (or similar organization), withdrawing from participation in, each or all of the Company Employee Plans that are “employee benefit plans” within the meaning of ERISA, including the Company’s 401(k) plan (the “401(k) Plan”), any Company Employee Plans that are or provide for health or dependent care flexible spending accounts and the Company Option Plan, and withdrawing from any Company Employee Plans sponsored by any professional employer organization or any employer of record and (B) an amendment to the 401(k) Plan, executed by the Company, that is sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the Tax-qualified status of the 401(k) Plan shall be maintained at the time of its termination, with such amendment and termination to be effective as of the date immediately preceding the Closing Date and contingent upon the Closing; (vii) certificates of good standing, dated within five Business Days prior to the Closing Date, certifying that the Company is in good standing in the state of Delaware; (viii) FIRPTA documentation, consisting of (A) a notice to the IRS, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in substantially the form attached hereto as Exhibit F-1, dated as of the Closing Date and executed by the Company, together with written authorization for Acquirer to deliver such notice form to the IRS on behalf of the Company after the Closing, and (B) a FIRPTA Notification Letter, in substantially the form attached hereto as Exhibit F- 2, dated as of the Closing Date and executed by the Company; (ix) the Closing Consideration Allocation Schedule and a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying on behalf of the Company the Company’s good faith estimate that the Closing Consideration Allocation Schedule is true, correct and complete; (x) the Company Closing Financial Certificate; (xi) evidence of receipt (A) of all consents, waivers and approvals described on Schedule 1.3(a)(xi)-1, as described therein and (B) the termination of each of the Contracts listed on Schedule 1.3(a)(xi)-2; (xii) payoff letters or similar instruments in a form to be reasonably acceptable to the Company and Acquirer (provided that the Company and Acquirer acknowledge that a form payoff letter in substantially similar form to the form payoff letter customarily provided by any lender for such Funded Debt will be reasonably acceptable; provided that the Company and Acquirer will reasonably consider any good faith comments from the other party to such form payoff letter) with respect to all Funded Debt, which letters provide for the release of all Encumbrances relating to such Funded Debt following satisfaction of the terms contained in such payoff letters (including the payment in full and discharge of all principal and accrued but unpaid interest and any premiums or other fees payable in connection with such Funded Debt) (the amounts payable pursuant to such payoff letter or similar instruments, the “Payoff Amounts”);

5 (xiii) the Certificate of Merger, in each case, duly executed by the Company; (xiv) the Privileged Communications Agreement, by a duly authorized officer of the Company and Stockholders’ Agent; (xv) evidence of the 280G Stockholder Approval or notification that such approval was not obtained pursuant to Section 5.11. Receipt by Acquirer of any of the agreements, instruments, certificates or documents delivered pursuant to this Section 1.3(b) shall not be deemed to be an agreement by Acquirer that the information or statements contained therein are true, correct or complete, and shall not diminish Acquirer’s remedies hereunder if any of the foregoing agreements, instruments, certificates or documents are not true, correct or complete. 1.4 Treatment of Company Securities. (a) Company Shares. (i) Each share of Senior Capital Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Senior Capital Stock that are Dissenting Shares) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) the portion of the Aggregate Consideration set forth opposite the name of the holder of such share of Senior Capital Stock in the Closing Consideration Allocation Schedule as payable at the Closing in respect of such share of Senior Capital Stock, which, for the avoidance of doubt, shall not include the amounts in the following clauses (ii)-(v), plus (ii) a contingent to receive the portion of the Adjustment Escrow Amount, when such disbursements, if any, are required to be made, set forth opposite the name of the holder of such share of Senior Capital Stock in respect of such share of Senior Capital Stock in any applicable Updated Consideration Allocation Schedule, plus (iii) a contingent right to receive the portion of the Indemnity Escrow Amount, when such disbursements, if any, are required to be made, in respect of such share of Senior Capital Stock set forth opposite the name of the holder of such share of Senior Capital Stock in any applicable Updated Consideration Allocation Schedule, plus (iv) a contingent right to receive the portion of the Special Indemnity Escrow Amount, when such disbursements, if any, are required to be made, in respect of such share of Senior Capital Stock set forth opposite the name of the holder of such share of Senior Capital Stock in any applicable Updated Consideration Allocation Schedule, plus (v) a contingent right to receive the portion of the Expense Fund, when such disbursements, if any, are required to be made, in respect of such share of Senior Capital Stock set forth opposite the holder of such share of Senior Capital Stock in any applicable Updated Consideration Allocation Schedule, plus (vi) the portion the Aggregate Consideration Surplus, if any, is required to be paid in respect of such share of Senior Capital Stock set forth opposite the name of the holder of such share of Senior Capital Stock in any applicable Updated Consideration Allocation Schedule. (ii) At the Effective Time, on the terms and subject to the conditions of this Agreement, each share of Company Capital Stock other than Senior Capital Stock, including (i) Company Common Stock, (ii) Company FF Preferred Stock, (iii) Company Series S-1 Stock, (iv) Company Series A-1 Stock, (v) Company Series A Stock, (vi) Company Series B-1 Stock, (vii) Company Series C Stock (in each case, other than Dissenting Shares, if any, and shares that are owned by the Company as treasury stock, if any), (viii) the Company Series E-3 Stock, (ix) the Company Series D-1A Stock, (x) the Company Series D-1B Stock, (xi) the Company Series D-2 Stock, (xii) Company Series E-1 Stock and (xiii) the Company Series E-2 Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished as of the Effective Time without payment of any consideration therefor.

6 (iii) Notwithstanding anything herein to the contrary, in no event shall Parent be required to issue any shares of Parent Common Stock to any Person (1) that is listed as an Unaccredited Investor on the Closing Consideration Allocation Schedule, (2) has not delivered a Stockholder Agreement and an Investor Representation Letter as of the Closing or (3) that Acquirer has determined prior to the Closing, in its sole discretion, is an Unaccredited Investor. To the extent any such Unaccredited Investor would otherwise have been entitled to be issued shares of Parent Common Stock as consideration under this Agreement in connection with the Merger, including shares of Parent Common Stock issuable pursuant to Section 1.4(a), Acquirer shall be entitled to, in lieu of issuing Shares of Parent Common Stock and in its sole discretion, pay to such Person an amount in cash equal to the portion of the Aggregate Consideration set forth opposite the name of such Person on the Closing Consideration Allocation Schedule or the applicable Updated Consideration Allocation Schedule for such payment representing the value of the Parent Common Stock that would have been issued to such Person if such Person constituted an Accredited Investor (valuing such Parent Common Stock and the Parent Stock Price). (b) Treatment of Company Options. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (whether or not vested or unvested) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and extinguished as of the Effective Time without payment of any consideration therefor. Prior to the Effective Time, the Company shall take all actions necessary to effectuate the cancellation of each Company Option pursuant to this Section 1.4(b), including delivering all required notices and obtaining any required consents under the Company Option Plan and the applicable award agreements. (c) Treatment of Company Warrants. At the Effective Time, each Vested Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, subject to and in accordance with Section 1.5, (i) the portion of the Aggregate Consideration set forth opposite such Vested Company Warrant in the Closing Consideration Allocation Schedule as payable at the Closing, plus (ii) the portion of the Adjustment Escrow Amount, when such disbursements, if any, are required to be made, set forth opposite such Vested Company Warrant in any applicable Updated Consideration Allocation Schedule, plus (iii) the portion of the Indemnity Escrow Amount, when such disbursements, if any, are required to be made, set forth opposite such Vested Company Warrant in any applicable Updated Consideration Allocation Schedule, plus (iv) the portion of the Special Indemnity Escrow Amount, when such disbursements, if any, are required to be made, set forth opposite such Vested Company Warrant in any applicable Updated Consideration Allocation Schedule, plus (v) the portion of the Expense Fund, when such disbursements, if any, are required to be made, set forth opposite such Vested Company Warrant in any applicable Updated Consideration Allocation Schedule, plus (vi) the portion of the Aggregate Consideration Surplus set forth opposite such Vested Company Warrant in any applicable Updated Consideration Allocation Schedule. For the avoidance of doubt, any Company Warrant that is not a Vested Company Warrant shall be cancelled and extinguished at the Effective Time without payment of any consideration therefor. The payment or issuance of any consideration in respect of a Vested Company Warrant pursuant to this Section 1.4(c) shall be conditioned upon the execution and delivery by the holder thereof of a Warrant Cancellation Agreement, in a form to be mutually agreed between the Company and Acquirer. (d) Treatment of Company Shares Owned by the Company. At the Closing, all shares of Company Capital Stock that are owned by the Company as treasury stock immediately prior to the Closing shall be cancelled and extinguished without any conversion thereof or payment of any cash or other property or consideration therefor and shall cease to exist. (e) Treatment of Capital Stock of Merger Sub. At the Effective Time, each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall,

7 by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of the Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). (f) Rights Not Transferable. The rights of the Company Securityholders under this Agreement as of immediately prior to the Closing are personal to each such Company Securityholder and shall not be transferable for any reason, other than by operation of law, will or the laws of descent and distribution without action taken by or on behalf of such Company Securityholder or with the written consent of Acquirer. Any attempted transfer of such right by any holder thereof (other than as permitted by the immediately preceding sentence) shall be null and void. (g) No Interest. Notwithstanding anything to the contrary herein, no interest shall accumulate on any cash payable in connection with the consummation of the Transactions. (h) Closing Consideration Allocation Schedule. Acquirer is permitted and authorized to rely on the allocations set forth in the Closing Consideration Allocation Schedule and any Updated Consideration Allocation Schedule and shall have no responsibility or liability with respect to any error in such allocations. (i) Maximum Consideration. Notwithstanding anything to the contrary herein, in no event shall the aggregate consideration payable and issuable pursuant to this Section 1.4 exceed the Aggregate Consideration (valuing the Parent Common Stock at the Parent Stock Price), assuming for such purposes that the full Aggregate Consideration Surplus, Escrow Funds and the Expense Fund are delivered to the Indemnifying Parties. (j) Appraisal Rights. Notwithstanding anything to the contrary herein, any Dissenting Shares shall not be converted into the right to receive the applicable portion of the Aggregate Consideration set forth in Section 1.4(a), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to the Delaware Law. Each holder of Dissenting Shares who, pursuant to the Delaware Law, becomes entitled to payment thereunder for such shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment therefor in accordance with the Delaware Law (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) their status as Dissenting Shares under Delaware Law, or a court of competent jurisdiction shall determine that such Company Stockholder is not entitled to the relief provided under Section 262 of the Delaware Law, then any such shares shall immediately be deemed to have converted at the Effective Time into the right to receive the applicable portion of the Aggregate Consideration set forth in Section 1.4(a), without interest thereon, in respect of such shares as if such shares never had been Dissenting Shares, and Acquirer shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 1.4(a), following the satisfaction of the applicable conditions set forth in Section 1.4(a), the applicable portion of the Aggregate Consideration set forth in Section 1.4(a) as if such shares never had been Dissenting Shares. The Company shall provide to Acquirer (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments related to such demands served pursuant to the Delaware Law and received by the Company and (ii) the right to participate in all negotiations and proceedings with respect to such demands under the Delaware Law. The Company shall not, except with the prior written consent of Acquirer (which shall not be unreasonably withheld, conditioned, or delayed), or as otherwise required under the Delaware Law, make

8 any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares. Subject to Section 8.2, the payout of consideration under this Agreement to the Company Stockholders (other than in respect of Dissenting Shares, which shall be treated as provided in this Section 1.4(j) and under the Delaware Law) shall not be affected by the exercise or potential exercise of appraisal rights or dissenters’ rights under the Delaware Law by any other Company Stockholder. 1.5 Payment Procedures. (a) Surrender of Certificates. (i) On the Closing Date, the Company shall deliver written instructions to its transfer agent, eShares, Inc., d/b/a Carta, Inc. (“Company Transfer Agent”), with a copy to Acquirer, directing Company Transfer Agent to (i) cancel all book-entry entitlements in the form of electronic stock certificates on Company Transfer Agent’s electronic capitalization management system existing immediately prior to the Effective Time representing the Company Capital Stock (“Electronic Certificates”), effective as of the Effective Time and (ii) deliver to Acquirer, as promptly as practicable following the Effective Time, written confirmation of such cancellation of all Electronic Certificates. (ii) As soon as reasonably practicable (but in no event later than one (1) Business Day) after the Closing, to the extent not previously delivered, Acquirer shall deliver, or cause to be delivered, (i) a letter of transmittal in the form attached hereto as Exhibit G together with instructions for use thereof (including any applicable attachments thereto or other documentation required thereby, including a certification as to such holder’s status as an Accredited Investor and a properly completed IRS Form-W9, or the appropriate version of IRS Form-W8, as applicable, the “Letter of Transmittal”) to each holder of record of shares of Company Capital Stock that were issued and outstanding immediately prior to the Effective Time, unless such Company Stockholder has previously delivered any such agreement to Acquirer or the Paying Agent. The Letter of Transmittal shall specify instructions for use of the Letter of Transmittal in effecting the exchange of outstanding shares of Company Capital Stock that were converted into the right to receive consideration pursuant to Section 1.4. (b) Closing Consideration. (i) On the Closing Date, Acquirer shall deposit, or cause to be deposited, with the Paying Agent the portion of the Aggregate Cash Consideration payable at Closing to the Company Stockholders pursuant to Section 1.4(a) and the Closing Consideration Allocation Schedule. (ii) As soon as reasonably practicable following the Closing Date and promptly after the receipt of a properly completed and duly executed Letter of Transmittal, (A) Acquirer shall instruct the Paying Agent to, and the Paying Agent shall, pay to each Company Stockholder the portion of the Aggregate Cash Consideration payable at the Closing to such Company Stockholder pursuant to Section 1.4(a) and the Closing Consideration Allocation Schedule and (B) Parent shall instruct its transfer agent to issue to each Company Stockholder that is an Accredited Investor the number of shares of Parent Common Stock issuable at the Closing to such Company Stockholder pursuant to Section 1.4(a) and the Closing Consideration Allocation Schedule. (iii) On the Closing Date, Acquirer shall deposit, or cause to be deposited, the aggregate amount of unpaid Transaction Expenses payable to third party services providers for further payment by the Paying Agent to account(s) specified by the intended recipients thereof subject to applicable withholding tax.

9 (iv) On the Closing Date, Acquirer shall deposit, or cause to be deposited, the aggregate amount of Payoff Amounts to the Paying Agent for further payment by the Paying Agent to account(s) specified by the intended recipients thereof subject to applicable withholding tax. (c) Other Payments at Closing. (i) At the Closing, Acquirer will deposit, or cause to be deposited, the Expense Amount with the Stockholders’ Agent, to be held as an expense fund to be used for the purposes of paying directly or reimbursing the Stockholders’ Agent for any expenses incurred by the Stockholders’ Agent on behalf of the Indemnifying Parties pursuant to this Agreement (the aggregate amount of cash so held by the Stockholders’ Agent from time to time, the “Expense Fund”). The Expense Fund (or any portion thereof) shall be used and distributed to the Stockholders’ Agent or the Indemnifying Parties, as applicable, upon the terms and conditions set forth in this Agreement. (ii) At the Closing, Acquirer will deposit, or cause to be deposited, with the Escrow Agent, (A) the Adjustment Escrow Amount, which deposit shall constitute an escrow fund in order to provide Acquirer with a source of funds for satisfaction of any amounts owing to Acquirer resulting from any adjustment to the amount of the Aggregate Consideration pursuant to Section 1.10 (the “Adjustment Escrow Fund”), (B) the Indemnity Escrow Amount, which deposit shall constitute an escrow fund in order to provide any Indemnified Person with a source of funds for satisfaction of any amounts owing from the Indemnifying Parties to any Indemnified Person resulting from Indemnifiable Damages required to be indemnified by the Indemnifying Parties under Article VIII (the “Indemnity Escrow Fund”), and (C) the Special Indemnity Escrow Amount, which deposit shall constitute an escrow fund in order to provide any Indemnified Person with a source of funds for satisfaction of any amounts owing from the Indemnifying Parties to any Indemnified Person resulting from Indemnifiable Damages required to be indemnified by the Indemnifying Parties resulting from the matter set forth on Schedule D (the “Special Indemnity Escrow Fund”, and together with the Indemnity Escrow Fund and the Adjustment Escrow Fund, the “Escrow Funds”)). The parties hereto agree that Acquirer is the owner of the Escrow Funds and that all interest on or other taxable income, if any, earned from the Escrow Funds pursuant to this Agreement and the Escrow Agreement shall be treated for Tax purposes as earned by Acquirer, regardless of whether such interest or other taxable income is distributed. The Escrow Agent without any action on the part of the parties, shall pay to Acquirer out of the Escrow Funds, on or before the 10th day after the end of each calendar quarter and immediately before the final distribution from the Escrow Funds, a distribution equal to 30% of the amount of such taxable income treated for Tax purposes as earned by Acquirer. Distributions from the Escrow Funds (i) to the Paying Agent (for further distribution to the Indemnifying Parties) or (ii) to Acquirer, as applicable, shall be made as provided in this Agreement and the Escrow Agreement. (d) In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to shares of Company Capital Stock or Parent Common Stock occurring between the Agreement Date and the Closing, all references herein to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change. (e) Parent Common Stock; Legends. The shares of Parent Common Stock issued pursuant to the terms of this Agreement will be issued in a transaction exempt from registration under the Securities Act (by reason of Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC under the Securities Act) and therefore may not be re-offered or resold other than in conformity

10 with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. The shares of Parent Common Stock to be issued pursuant to the terms of this Agreement will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (B) an exemption from such registration exists and either Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; provided, that no such opinion of counsel shall be required in connection with a transfer (1) made in compliance with Rule 144 by a holder who is not an affiliate (as defined in Rule 144) of Parent and who has satisfied the applicable holding period under Rule 144(d), in which case Parent may require only such customary documentation as may be reasonably requested by its transfer agent (including, if applicable, a customary broker representation letter), or (2) that Parent otherwise agrees in writing does not require such an opinion. Parent shall use commercially reasonable efforts to review and respond to any opinion, representation letter (or other customary documentation submitted in connection with a proposed transfer) or other request for removal of the restrictions described in this sentence within three (3) Business Days after receipt thereof. Any shares of Parent Common Stock to be issued pursuant to this Agreement shall bear the following legends (along with any other legends that may be required under Applicable Law) (the “Legend”): THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE SOLD, DISTRIBUTED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE, AS A CONDITION TO ANY SUCH TRANSFER OR RESALE, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. Upon (a) the effectiveness of a registration statement under the Securities Act covering the resale of shares of Parent Common Stock, or (b) satisfaction of the applicable holding period under Rule 144(d) by a holder that is not an affiliate of Parent, together with delivery to Parent of such customary documentation as may be reasonably requested by Parent’s transfer agent (including, if applicable, a customary broker representation letter), provided, that no opinion of counsel shall be required unless reasonably requested by Parent, Parent shall, within three (3) Business Days of such effectiveness or delivery, as applicable, cause the Legend to be removed and shall instruct its transfer agent to remove the Legend from the applicable book-entry position. (f) Transfers of Ownership. If any cash or shares of Parent Common Stock payable or issuable pursuant to Section 1.4 and the Closing Consideration Allocation Schedule are to be paid or issued,

11 as applicable, to a Person other than the Person to which the Electronic Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment and issuance thereof that such Electronic Certificate shall be properly endorsed (or, in the case of shares held in book-entry form, accompanied by customary book-entry transfer instructions) and otherwise in proper form for transfer and that the Person requesting such exchange shall have paid to Acquirer or any agent designated by Acquirer any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of such Electronic Certificate, or established to the satisfaction of Acquirer or any agent designated by Acquirer that such Tax has been paid or is not payable. (g) No Liability. Notwithstanding anything to the contrary in this Section 1.5, no party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. Acquirer is not assuming, and shall not assume, any obligations or Liabilities under (i) any options or warrants to purchase or otherwise acquire any shares of Company Capital Stock or (ii) any other direct or indirect rights to acquire shares of Company Capital Stock. The Company shall take all actions necessary or appropriate, including providing any required notices, so that any direct or indirect rights to acquire shares of Company Capital Stock shall be terminated as of the Effective Time. (h) Unclaimed Consideration. Each holder of an Electronic Certificate who has not theretofore complied with the exchange procedures set forth herein shall look only to Acquirer (subject to abandoned property, escheat and similar Applicable Law) for its claim, only as a general unsecured creditor thereof, to any portion of the Aggregate Consideration payable or issuable pursuant to Section 1.4 and the Closing Consideration Allocation Schedule in respect of such Electronic Certificate. Notwithstanding anything to the contrary herein, if a holder of an Electronic Certificate has not complied with the exchange procedures set forth herein, prior to the date that is twelve (12) months after the date on which the applicable portion of the Aggregate Consideration payable or issuable pursuant to Section 1.4 and the Closing Consideration Allocation Schedule in respect of such Electronic Certificate was otherwise payable or issuable to the applicable holder (for the avoidance of doubt, which date shall be no earlier than twelve (12) months following the Closing Date), then any amounts payable or issuable in respect of such Electronic Certificate shall, to the extent permitted by Applicable Law, become the property of Acquirer, free and clear of all claims or interests of any Person previously entitled thereto; provided, however, that such amounts shall not become the property of Acquirer pursuant to this Section 1.5(h) prior to such date on which the applicable portion of the Aggregate Consideration would otherwise escheat to, or become the property of, any Governmental Entity under Applicable Law. 1.6 Initial Consideration Allocation Schedule. Concurrently with the execution and delivery of this Agreement, the Company has delivered to Acquirer the Initial Consideration Allocation Schedule. The parties acknowledge and agree that the Initial Consideration Allocation Schedule sets forth the manner and methodology in which the Aggregate Consideration will be allocated among the holders of Company Capital Stock, Company Options and Company Warrants, including in respect to any release of the Escrow Funds or the Expense Fund to the holders of Company Capital Stock, Company Options and Company Warrants (the “Allocation Methodology”); provided, that the parties acknowledge and agree that other than the Allocation Methodology, the Initial Consideration Allocation may be updated to reflect other information required by Section 1.7 in connection with the delivery of the Closing Consideration Allocation Schedule and any Updated Consideration Allocation Schedule, including to reflect (i) a schedule as of the Closing of the record holders of all issued Company Capital Stock, Company Options and Company Warrants as of the Effective Time and (ii) the aggregate amount of Aggregate Consideration as of the Closing, which amount will be allocated in accordance with the Allocation Methodology. 1.7 Closing Consideration Allocation Schedule. The Company shall prepare and deliver to Acquirer no later than five Business Days prior to the Closing Date a spreadsheet setting forth the

12 Company’s calculation of the following, together with appropriate supporting schedules and other documentation reasonably requested by Acquirer or the Paying Agent, as of the Effective Time (such statement, the “Closing Consideration Allocation Schedule”): (a) the Allocation Methodology; (b) a schedule as of the Closing of the record holders of all issued Company Capital Stock, Company Options and Company Warrants, in the respective classes, series and amounts (as applicable) set forth opposite their names on such schedule; (c) a schedule of all MIP Recipients, including the MIP Post-Closing Recipients, and the amount of the Aggregate Consideration, Adjustment Escrow Amount, Indemnity Escrow Amount, Special Indemnity Escrow Amount, and the Expense Fund to be payable pursuant to and in accordance with this Agreement to each MIP Recipient, including the MIP Post-Closing Recipients, as determined in accordance with the Allocation Methodology; provided, that all MIP Recipients other than the MIP Post- Closing Recipients will be entitled at the Closing, subject to the other terms of the Management Incentive Plan, to receive a payment as if the full amount of the Adjustment Escrow Amount, Indemnity Escrow Amount, Special Indemnity Escrow Amount, and the Expense Fund were payable at the Closing to the MIP Recipients (other than the MIP Post-Closing Recipients) (provided, that, for the avoidance of doubt, such amounts will constitute Transaction Expenses under this Agreement); provided, further, that notwithstanding anything to the contrary in the Management Incentive Plan, 100% of the amounts payable pursuant to the Management Incentive Plan to MIP Recipients shall be paid in cash; (d) the amount of Aggregate Consideration, Adjustment Escrow Amount, Indemnity Escrow Amount, Special Indemnity Escrow Amount, and the Expense Fund to be payable pursuant to and in accordance with this Agreement to each Stockholder and each Company Warrantholder as determined in accordance with the Allocation Methodology; (e) the email address of record of each Stockholder, Company Optionholder and Company Warrantholder; (f) the Transaction Expenses, including the recipients and any such amounts required to be satisfied at the Closing and corresponding wire instructions (if applicable); (g) a funds flow memorandum setting forth applicable wire transfer instructions and other information reasonably requested by Acquirer or the Paying Agent; (h) the calculation of Company Net Working Capital, including, as applicable, the Closing Net Working Capital Shortfall or the Closing Net Working Capital Surplus; (i) the Company Debt, including, with respect to any Funded Debt, the recipients and any such amounts required to be satisfied at the Closing and corresponding wire instructions (if applicable); and (j) the portion of the Aggregate Consideration payable or issuable at the Closing on the basis of each share of Senior Capital Stock and the aggregate payable to each Stockholder or Company Warrantholder, including the portion of the Aggregate Consideration payable at the Closing that will be payable to each Stockholder or Company Warrantholder in cash and the portion of the Aggregate Consideration issuable at the Closing that will be issued to each Stockholder or Company Warrantholder in shares of Parent Common Stock. With respect to each such Stockholder or Company Warrantholder that is an Accredited Investor, the portion of the value of the Stockholder’s or Company Warrantholder’s

13 Aggregate Consideration payable or issuable at the Closing payable in the form of shares of Parent Common Stock (valuing shares of Parent Common Stock at the Parent Stock Price) shall equal the product of (i) such Stockholder’s or Company Warrantholder’s total portion of the Aggregate Consideration payable or issuable at the Closing set forth on the Closing Consideration Allocation Schedule, multiplied by (ii) a fraction, (y) the numerator of which is the Aggregate Stock Consideration Value and (z) the denominator of which is the Available Closing Consideration, and the remainder of such Person’s Aggregate Consideration payable or issuable at the Closing shall be payable in cash; provided, that no fractional shares of Parent Common Stock shall be issued, and any fractional share shall be rounded down to the nearest whole share with the value of such fractional share paid in cash. With respect to each such Stockholder or Company Warrantholder that is an Unaccredited Investor, the entirety of such Stockholder’s or Company Warrantholder’s portion of the Aggregate Consideration shall be payable in cash. The Closing Consideration Allocation Schedule delivered at the Closing shall be deemed the definitive allocation of the Aggregate Consideration payable at the Closing among the Stockholders and Company Warrantholders in accordance with the Merger and this Agreement and the disbursements thereof and shall be binding on the Company, the Stockholders and Company Warrantholders. The Company shall incorporate any reasonable comments or objections made in good faith by Acquirer with respect to the Closing Consideration Allocation Schedule. 1.8 Updated Consideration Allocation Schedule. With respect to any payments to be made to holders of Company Capital Stock, Company Warrants or MIP Post-Closing Recipients after the Closing (whether in respect of the Adjustment Escrow Amount, the Indemnity Escrow Amount, the Special Indemnity Escrow Amount, the Expense Fund or the Aggregate Consideration Surplus), on or before five (5) Business Days following the final determination of such payment, the Stockholders’ Agent shall deliver or cause to be delivered to Acquirer an updated Closing Consideration Allocation Schedule which sets forth (i) the amounts payable to each holder of Capital Stock, Company Warrants or MIP Post-Closing Recipients with respect to such payments which allocation of payments among the holders of Capital Stock, Company Warrants and MIP Post-Closing Recipients shall be made in accordance with the Allocation Methodology as set forth in the Closing Consideration Allocation Schedule, (ii) the then-current Pro Rata Share of each holder of Capital Stock and (iii) any other information reasonably requested by Paying Agent related to such post-Closing payment (an “Updated Consideration Allocation Schedule”), in each case, consistent with the calculations and methodology set forth in the Closing Consideration Allocation Schedule. Acquirer shall pay or cause to paid to the holders of Company Capital Stock, Company Warrants or MIP Post-Closing Recipients the amount set forth in the Updated Consideration Allocation Schedule with respect to the applicable payment, and Acquirer shall be entitled to rely upon (with no further duty to inquire or investigate) the applicable Updated Consideration Allocation Schedule and such applicable Updated Consideration Allocation Schedule. 1.9 No Further Ownership Rights in the Company Capital Stock. The applicable portion of the Aggregate Consideration issued, paid, issuable or payable, as applicable, following receipt of the Letter of Transmittal in accordance with this Agreement shall be issued, paid, issuable or payable, as applicable, in full satisfaction of all rights pertaining to the shares of Company Capital Stock held by the respective Company Stockholder, and there shall be no further registration of transfers on the records of the Surviving Corporation of the shares of Company Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any stock certificate, document or instrument representing shares of Company Capital Stock is presented to the Surviving Corporation for any reason, such stock certificate, document or instrument (and the underlying shares of Company Capital Stock) shall be cancelled and exchanged as provided in this Article I. 1.10 Company Net Working Capital Adjustment.

14 (a) As promptly as practicable, but in no event later than 90 days after the Closing Date, Acquirer shall cause to be prepared and delivered to the Stockholders’ Agent a statement (the “Acquirer Closing Statement”) setting forth Acquirer’s good faith calculation as of the Closing Date and immediately prior to the Closing of (i) the Company Net Working Capital, (ii) the amount of Company Debt, and (iii) the amount of Transaction Expenses, together with supporting documentation of such calculations. Acquirer shall deliver to the Stockholders’ Agent supporting calculations and documentation of such calculations, in reasonable detail, concurrently with the delivery of the Acquirer Closing Statement and shall provide the Stockholders’ Agent and its representatives reasonable access upon reasonable notice to the records, properties, personnel and (subject to the execution of customary work paper access letters if requested) auditors relating to the preparation of the Acquirer Closing Statement and shall cause its personnel to reasonably cooperate with the Stockholders’ Agent in connection with its review of the Acquirer Closing Statement. (b) The Stockholders’ Agent shall have 30 days within which to review the Acquirer Closing Statement after Acquirer’s delivery thereof. The Stockholders’ Agent may object to any calculation set forth in the Acquirer Closing Statement by providing written notice of such objection to Acquirer within 30 days after Acquirer’s delivery of the Acquirer Closing Statement (the “Notice of Objection”), together with the basis of its objection in reasonable detail and any supporting documentation, information and calculations. If a Notice of Objection is not provided within such 30-day period, the Acquirer Closing Statement (and each of the calculations set forth therein) shall be deemed final. (c) If the Stockholders’ Agent provides the Notice of Objection, then Acquirer and the Stockholders’ Agent shall confer in good faith for a period of up to 30 days following Acquirer’s receipt of the Notice of Objection in an attempt to resolve any disputed matter set forth in the Notice of Objection, and any resolution by them shall be in writing and shall be final and binding on the parties hereto and the Indemnifying Parties. (d) If, after the 30-day period set forth in Section 1.10(c), Acquirer and the Stockholders’ Agent cannot resolve any matter set forth in the Notice of Objection, then Acquirer and the Stockholders’ Agent shall engage PricewaterhouseCoopers LLP or, if PricewaterhouseCoopers LLP is not able or willing to so act, another auditing firm reasonably acceptable to both Acquirer and the Stockholders’ Agent (such firm, or any successor thereto, being referred to herein as the “Reviewing Accountant”) to (i) determine the Company Net Working Capital, the Company Debt, and the Transaction Expenses in accordance with the respective definitions herein, (ii) review only the matters in the Notice of Objection that are still disputed by Acquirer and the Stockholders’ Agent and any calculations to the extent relevant thereto, and (iii) shall act as an expert and not as an arbitrator. In connection with the resolution of any such dispute by the Reviewing Accountant, each of Acquirer, the Stockholders’ Agent and their respective advisors and accountants shall have a reasonable opportunity to meet with the Reviewing Accountant to provide their respective views as to any disputed issues with respect to the calculation of the Aggregate Cash Consideration; provided, that neither Acquirer nor the Stockholders’ Agent shall have any ex parte discussions regarding these matters with the Reviewing Accountant. After such review and a review of the Company’s relevant books and records, the Reviewing Accountant shall be directed by Acquirer and the Stockholders’ Agent to promptly (and in any event within 45 days following its engagement) determine the resolution of such remaining disputed matters and to deliver a copy of its calculations (the “Expert Calculations”) to the Stockholders’ Agent and Acquirer which determination shall (absent fraud or manifest error) be final and binding on the parties hereto and the Indemnifying Parties. The Expert Calculations (A) shall reflect in detail the differences, if any, between the calculation of the Aggregate Cash Consideration reflected in the Notice of Objection and the calculation of the Aggregate Cash Consideration set forth in the Acquirer Closing Statement and (B) with respect to any specific discrepancy or disagreement, shall be no greater than the higher amount calculated by Acquirer or the Stockholders’ Agent,

15 as the case may be, and no lower than the lower amount calculated by Acquirer or the Stockholders’ Agent, as the case may be. (e) If the Aggregate Consideration as finally determined pursuant to Section 1.10(b), Section 1.10(c) or Section 1.10(d), as the case may be (the “Final Aggregate Consideration”), is less than the Aggregate Consideration that was calculated in accordance with the Company Closing Financial Certificate (such difference, the “Aggregate Consideration Shortfall”), then Acquirer and the Stockholders’ Agent shall cause the Escrow Agent to release to Acquirer the Aggregate Consideration Shortfall from the Adjustment Escrow Amount. To the extent the Adjustment Escrow Fund is insufficient to satisfy any amounts owing to Acquirer pursuant to this Section 1.10, then Acquirer and the Stockholders’ Agent shall cause the Escrow Agent to release to Acquirer from the Indemnity Escrow Fund the amount of such shortfall. To the extent that the Aggregate Consideration Shortfall is less than the Adjustment Escrow Amount, then Acquirer and the Stockholders’ Agent shall cause the Escrow Agent to release to the Paying Agent (for further distribution to the Indemnifying Parties and MIP Post-Closing Recipients in accordance with the applicable Updated Consideration Allocation Schedule) the balance of the Adjustment Escrow Amount; provided, that any amounts payable to the MIP Post-Closing Recipients may be paid to the Company and the Acquirer shall cause the Company to distribute such amounts to the MIP Post-Closing Recipients in accordance with the applicable Updated Consideration Allocation Schedule through the Company’s payroll. (f) If the Final Aggregate Consideration is greater than the Aggregate Consideration that was calculated in accordance with the Company Closing Financial Certificate (such difference, the “Aggregate Consideration Surplus”), then (i) the Aggregate Consideration Surplus shall be deemed to be added to the Aggregate Consideration and as promptly as practicable thereafter, an amount of cash equal to the Aggregate Consideration Surplus shall be wired to the Paying Agent from the Acquirer for further distribution to the Indemnifying Parties in accordance with the applicable Updated Consideration Allocation Schedule, rounded down to the nearest cent, and (ii) Acquirer and the Stockholders’ Agent shall cause the Escrow Agent to release to the Paying Agent (for further distribution to the Indemnifying Parties and MIP Post-Closing Recipients in accordance with the applicable Updated Consideration Allocation Schedule) the Adjustment Escrow Amount; provided, that any amounts payable to the MIP Post-Closing Recipients may be paid to the Company and the Acquirer shall cause the Company to distribute such amounts to the MIP Post-Closing Recipients in accordance with the applicable Updated Consideration Allocation Schedule through the Company’s payroll. The fees, costs and expenses of the Reviewing Accountant shall be allocated between the Stockholders’ Agent (on behalf of the Indemnifying Parties), on the one hand, and Acquirer, on the other hand, in the same proportion that the aggregate amount of the disputed items submitted to the Reviewing Accountant that is unsuccessfully disputed by each such party (as finally determined by the Reviewing Accountant) bears to the total amount of such disputed items so submitted. 1.11 Certain Taxes. The Company Stockholders and the Acquirer shall each be responsible for fifty percent (50%) of all transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interest) (“Transfer Taxes”) that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the Transactions. The parties shall cooperate in filing all necessary Tax Returns and other documentation with respect to all Taxes referred to in this Section 1.11. Each of the Company Stockholders, the Stockholders’ Agent, Acquirer and the Surviving Corporation shall use commercially reasonable efforts to minimize any Transfer Taxes that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the Transactions. 1.12 Withholding Rights. Each of Parent, Acquirer, the Surviving Corporation, their respective Affiliates and the Paying Agent shall be entitled to deduct and withhold from any payments of cash or

16 issuances of Parent Common Stock pursuant to this Agreement such amounts in cash or shares of Parent Common Stock as Parent, Acquirer, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to any such payments or issuances under the Code or any provision of U.S. federal, state, local, provincial or non-U.S. Tax law. To the extent that amounts are so deducted, withheld, and paid over to the appropriate Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid or issued, as applicable, to such Persons in respect of which such deduction and withholding was made. The parties shall reasonably cooperate to minimize or eliminate any potential deductions and withholdings, and such payee shall have the opportunity, before such amounts are deducted, withheld and paid over, to reduce or eliminate such withholding in a manner consistent with applicable legal requirements and to provide such forms, certifications or documentation reasonably necessary to reduce or eliminate such withholding. 1.13 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement each party hereto will take all such reasonable and lawful action as may be necessary or desirable to effectuate such purpose or acts as promptly as possible, so long as such action is not inconsistent with this Agreement. 1.14 Exchange Rate. Any amounts to be converted into U.S. Dollars for the purpose of calculating any amounts under this Agreement, including the amount of the Company Net Working Capital, shall be converted into Dollars at the rate of exchange as published by the Wall Street Journal at http://online.wsj.com/mdc/public/page/2_3021-forex.html on the end of the trading day immediately prior to the Closing Date. ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to the disclosures set forth in the disclosure letter of the Company delivered to Acquirer concurrently with the execution of this Agreement (the “Company Disclosure Letter”), each of which disclosures shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article II to which it relates and the disclosure in any such numbered and lettered section of the Company Disclosure Letter shall qualify only the representations and warranties in the corresponding section in Article II (unless the relevance to other representations and warranties is readily apparent from the actual text of the disclosures without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed), the Company represents and warrants to Acquirer as follows: 2.1 Organization, Standing, Power. (a) The Company is a corporation duly incorporated and validly existing under the laws of Delaware. The Company has the corporate power to own, operate, use, distribute and lease its properties and to conduct the Business and is duly licensed or qualified to do business and is in good standing in each jurisdiction except where the failure to be so qualified or in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to be material and adverse with respect to the Company. The Company is not in violation of any of the provisions of its Certificate of Incorporation or equivalent organizational or governing documents. (b) Neither the Company nor any of the Company Stockholders has ever approved or commenced any proceeding or made any election contemplating the dissolution or liquidation of the Company.

17 (c) Schedule 2.1(c) of the Company Disclosure Letter sets forth a true, correct and complete list of: (i) the names of the members of the Board, (ii) the names of the members of each committee of the Board and (iii) the names and titles of the officers of the Company. 2.2 Capital Structure. (a) The authorized capital stock of the Company consists solely of (i) 1,100,000,000 shares of Company Common Stock and (ii) 813,695,520 shares of Company Preferred Stock, of which 10,200,000 shares are designated as Company FF Preferred Stock, 1,000,000 shares are designated as Company Series S-1 Stock, 1,096,128 shares are designated as Company Series A Stock, 2,903,872 shares are designated as Company Series A-1 Stock, 2,148,000 shares are designated as Company Series B Stock, 4,619,711 shares are designated as Company Series B-1 Stock, 113,870,654 shares are designated as Company Series C Stock, 128,825,642 shares are designated as Company Series D-1A Stock, 28,398,037 shares are designated as Company Series D-1B Stock, 101,664,201 shares are designated as Company Series D-2 Stock, 147,903,742 shares are designated as Company Series E-1 Stock, 18,622,826 shares are designated as Company Series E-2 Stock, 7,618,339 shares are designated as Company Series E-3 Stock, 69,088,317 shares are designated as Company Series F-1 Stock, 14,017,588 shares are designated as Company Series F-2 Stock, 80,371,136 shares are designated as Company Series G-1 Stock, 37,814,359 shares are designated as Company Series G-2 Stock and 43,532,968 shares are designated as Company Series G-3 Stock. A total of (i) 40,879,897 shares of Company Common Stock, (ii) 10,200,000 shares of Company FF Preferred Stock, (iii) 1,000,000 shares of Company Series S-1 Stock, (iv) 1,096,128 shares of Company Series A Stock, (v) 2,790,538 shares of Company Series A-1 Stock, (vi) 900,000 shares of Company Series B Stock, (vii) 4,268,825 shares of Company Series B-1 Stock, (viii) 93,550,777 shares of Company Series C Stock, (ix) 50,722,453 shares of Company Series D-1A Stock, (x) 28,398,037 shares of Company Series D-1B Stock, (xi) 21,265,732 shares of Company Series D-2 Stock, (xii) 93,035,620 shares of Company Series E-1 Stock, (xiii) 17,409,972 shares of Company Series E-2 Stock, (xiv) 6,728,764 shares of Company Series E-3 Stock, (xv) 37,948,410 shares of Company Series F-1 Stock, (xvi) 13,834,261 shares of Company Series F-2 Stock, (xvii) 70,265,134 shares of Company Series G-1 Stock, (xviii) 37,814,359 shares of Company Series G-2 Stock and (xix) 43,532,968 shares of Company Series G-3 Stock are issued and outstanding as of the Agreement Date, and there are no other issued and outstanding shares of Company Capital Stock and no commitments or Contracts to issue any shares of Company Capital Stock other than pursuant to the exercise of Company Options under the Company Option Plan that are outstanding. The Company does not hold any treasury shares. Schedule 2.2(a)-1 of the Company Disclosure Letter sets forth in an excel spreadsheet, as of the Agreement Date, a true, correct and complete list of the name of each Person that is the registered owner of any shares of Company Common Stock or any shares of Company Preferred Stock and the number and original issue date of such shares so owned by such Person, and the number and type of shares of Company Common Stock that would be owned by such Person assuming conversion of all shares of Company Preferred Stock so owned by such Person giving effect to all anti-dilution and similar adjustments. The number of such shares set forth as being so owned by such Person constitutes the entire interest of such Person in the issued and outstanding capital stock or voting securities of the Company. As of the Agreement Date, no shares of Company Capital Stock are Unvested Company Shares. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances (other than Permitted Encumbrances), outstanding subscriptions, preemptive rights or “put” or “call” rights created by statute, the Certificate of Incorporation or any Contract to which the Company is a party or by which the Company or any of its assets are bound. The Company is not under any obligation to register under the Securities Act or the rules and regulations promulgated thereunder or any other Applicable Law any shares of Company Capital Stock, any Equity Interests or any other securities of the Company, whether currently outstanding or that may subsequently be issued. All issued and outstanding shares of Company Capital Stock were issued in material compliance with Applicable Law and all requirements set forth in the

18 Certificate of Incorporation and any applicable Contracts to which the Company is a party or by which the Company is bound. (b) As of the Agreement Date, the Company has reserved 187,707,726 shares of Company Common Stock for issuance pursuant to awards granted under the Company Option Plan, of which 113,465,485 shares are subject to outstanding and unexercised Company Options and 41,362,932 shares remain available for issuance thereunder. Schedule 2.2(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Optionholders, and each Company Option, whether or not granted under the Company Option Plan, including the number of shares of Company Capital Stock subject to each Company Option, the number of such shares that are vested or unvested, the date of grant, the vesting commencement date, the fair market value of the Company Common Stock on the date of any such exercise, the stock certificate number(s) resulting from any such exercise, whether such exercise was an “early exercise”, Section 83(b) filing date (if any), the vesting schedule (and the terms of any acceleration thereof), the exercise price per share of each Company Option, the expiration date, the Company Option Plan under which such Company Option was granted (if any), and whether the grant is immediately exercisable. True, correct and complete copies of each Company Option Plan and all agreements issued under each Company Option Plan have been made available to Acquirer. All issued and outstanding shares of Company Capital Stock and all grants of Company Options were issued in material compliance with all Applicable Law and all requirements set forth in applicable Contracts, including local securities law filings, foreign ownership and foreign exchange restrictions, and related filing and administrative obligations. The terms of the Company Option Plan permit the treatment of Company Options as provided herein, without notice to, or the consent or approval of, the Company Optionholders, the Company Stockholders or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such Company Options. All Company Options (including the exercise price or methodology for determining the exercise price and substantive terms thereof) have been appropriately authorized by the Board or an appropriate committee thereof as of the applicable date of grant. No Company Options have been retroactively granted in contravention of any Applicable Law. (c) There are no authorized, issued or outstanding Equity Interests of the Company other than shares of Company Capital Stock and Company Options set forth on Schedules 2.2(a) and 2.2(b) of the Company Disclosure Letter, and no Person has any Equity Interests of the Company, stock appreciation rights, stock units, share schemes, calls or rights, or is party to any Contract of any character to which the Company or a Company Securityholder is a party or by which it or its assets is bound, (i) obligating the Company, or a Company Securityholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Equity Interests of the Company or other rights to purchase or otherwise acquire any Equity Interests of the Company, whether vested or unvested, or (ii) obligating the Company to grant, extend, accelerate the vesting or repurchase rights of, change the price of, or otherwise amend or enter into any such Company Option, call, right or Contract. (d) No Company Debt (i) granting its holder the right to vote on any matters on which any Company Securityholder may vote (or that is convertible into, or exchangeable for, securities having such right) (“Company Voting Debt”) or (ii) the value of which is in any way based upon or derived from capital or voting shares of the Company, is issued or outstanding. (e) All shares of Company Capital Stock ever repurchased or redeemed by the Company were repurchased or redeemed in material compliance with: (i) all applicable securities laws and (ii) all requirements set forth in the Certificate of Incorporation and all applicable Contracts. (f) Except as set forth on Schedule 2.2(f) of the Company Disclosure Letter, the Company is not party to any Contracts relating to voting of any Equity Interests of the Company.

19 (g) As of the Closing, (i) the number of shares of Company Capital Stock set forth in the Closing Consideration Allocation Schedule as being owned by a Person, or subject to Company Options owned by such Person, will constitute the entire interest of such Person in the issued and outstanding shares of Company Capital Stock or any other Equity Interests of the Company, (ii) no Person not disclosed in the Closing Consideration Allocation Schedule will have a right to acquire from the Company any shares of Company Capital Stock, Company Options or any other Equity Interests of the Company and (iii) the shares of Company Capital Stock or Company Options disclosed in the Closing Consideration Allocation Schedule will be free and clear of any Encumbrances (other than Permitted Encumbrances, restrictions under applicable securities laws and restrictions under organizational and equity documents). The Allocation Methodology is in accordance with the Company’s Certificate of Incorporation. (h) Schedule 2.2(h) of the Company Disclosure Letter sets forth a true, correct and complete list of all individuals who, as of the Agreement Date, have been offered an opportunity to receive Company Options under an offer letter from, Contract with or other commitment from the Company (which has not expired, been rescinded or rejected), but who have not been granted such Company Options, including the number of Company Options, the start date or anticipated start date of such individual, the vesting commencement date and vesting schedule described in the offer letter from, Contract with or other commitment. (i) The Company has not declared, set aside or paid with respect to any securities of the Company, any dividends or other distributions, and there has not occurred any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities, in each case since the incorporation of the Company. 2.3 Authority; Non-contravention. (a) The Company has all requisite corporate power and authority to enter into this Agreement and each Transaction Document to which it is a party and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies (the “Enforceability Exceptions”). The Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the Board, has (i) approved this Agreement and approved the Merger and the other Transactions and determined that this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, are advisable and fair to and in the best interests of the Company and the Company Stockholders, (ii) approved this Agreement in accordance with the provisions of Applicable Law and the Certificate of Incorporation and (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and unanimously recommended that all of the Company Stockholders adopt this Agreement. The affirmative votes of the Company Stockholders holding (A) a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (voting together as a single voting class on an as- converted to Company Common Stock basis) and (B) (i) a majority of the outstanding shares of Company Series D-1 Stock, including at least two holders of Company Series D-1 Stock who are not affiliated with one another (voting separately as a single class), (ii) a majority of the outstanding shares of Company Series E-1 Stock (voting separately as a single class), (iii) a majority of the outstanding shares of Company Series F-1 Stock (voting separately as a single class), and (iv) a majority of the outstanding shares of Company

20 Series G-1 Stock (voting separately as a single class) are the only votes of the holders of shares of Company Capital Stock necessary to adopt this Agreement (the “Company Stockholder Approval”). As of the Agreement Date, the Company shall have obtained the Company Stockholder Approval in accordance with the Certificate of Incorporation and Applicable Law, each as in effect at the time of such approval and such Company Stockholder Approval shall continue to be in effect as of the Closing Date. The Company is not subject to Section 2115 of the California Corporations Code. (b) The execution and delivery of this Agreement by the Company and the other Transaction Documents to which the Company is (or will be) a party, does not (or will not), and the consummation of the Transactions will not, (i) result in the creation of any Encumbrance on any of the assets of the Company or any share of Company Capital Stock (other than Permitted Encumbrances) or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Certificate of Incorporation or other equivalent organizational or governing documents of the Company, in each case as amended to date, (B) any Material Contract or (C) any Applicable Law or any Order to which the Company or any of the assets owned or used by the Company, is subject. (c) No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from any Governmental Entity, is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement, the Merger or the consummation of the other Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the applicable requirements of other Antitrust Laws of jurisdictions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business and (iv) such other items the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of the Transactions. 2.4 Financial Statements; No Undisclosed Liabilities. (a) The Company has made available to Acquirer its audited financial statements for each of the fiscal years ending December 31, 2024 and December 31, 2025 and its unaudited consolidated financial statements for the 6-month period ended June 30, 2026 (including, in each case, balance sheets, statements of operations and statements of cash flows which are included as Schedule 2.4(a) of the Company Disclosure Letter (collectively, the “Financial Statements”)). The Financial Statements (i) are derived from and in accordance with the books and records of the Company in all material respects, (ii) complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates, (iii) fairly and accurately present in all material respects the financial condition of the Company at the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited interim period Financial Statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate are or will be material in amount), (iv) were prepared in accordance with GAAP, except for the absence of footnotes in the unaudited Financial Statements, applied on a consistent basis throughout the periods involved and (v) are true, correct and complete in all material respects. (b) The Company has no material Liabilities of any nature other than (i) those set forth or adequately provided for in the balance sheet included in the Financial Statements as of June 30, 2026 (such date, the “Company Balance Sheet Date” and such balance sheet, the “Company Balance Sheet”), (ii) those incurred in the conduct of the Company’s business since the Company Balance Sheet Date in the

21 ordinary course of business that are of the type that ordinarily recur and, individually or in the aggregate, are not material in nature or amount and do not result from any breach of Contract, warranty, infringement, tort or violation of Applicable Law and (iii) those incurred in connection with the execution of this Agreement or the consummation of the Transactions. Except for Liabilities reflected in the Financial Statements, the Company does not have any off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by the Company. (c) The Company has not applied for or accepted (i) any loan pursuant to the PPP in Section 1102 and Section 1106 of the CARES Act, respectively, or (ii) any funds pursuant to the Economic Injury Disaster Loan program or an advance on an Economic Injury Disaster Loan pursuant to Section 1110 of the CARES Act. (d) Schedule 2.4(d) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the Agreement Date, of all Funded Debt, including, for each item of Funded Debt, the agreement governing the Funded Debt and the interest rate, maturity date, any assets securing such Company Debt and any prepayment or other penalties payable in connection with the repayment of such Company Debt at the Closing. (e) Schedule 2.4(e) of the Company Disclosure Letter sets forth, as of the Agreement Date, the names and locations of all banks and other financial institutions at which the Company maintains accounts and the names of all Persons authorized to make withdrawals therefrom. (f) The accounts receivable as reflected on the Company Balance Sheet or as will be reflected in the Company Closing Financial Certificate arose in the ordinary course of business, represented bona fide claims against debtors for sales and other charges and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the Company Balance Sheet, or in the Company Closing Financial Certificate, as the case may be. Allowances for doubtful accounts and warranty returns have been prepared in accordance with GAAP consistently applied and in accordance with the Company’s past practice. (g) The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances (i) that transactions, receipts and expenditures of the Company are being executed and made only in accordance with appropriate authorizations, (ii) that transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for material assets, (iii) regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and (iv) that the amount recorded for material assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company or, to the knowledge of the Company, any current or former employee, consultant or director of the Company has identified or been made aware of any fraud, whether or not material, that involves the Company’s or its or their management or other current or former employees, consultants or directors of the Company who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or any claim or allegation regarding any of the foregoing. 2.5 Absence of Changes. Except as set forth in Schedule 2.5 of the Company Disclosure Letter, since the Company Balance Sheet Date through the date hereof, (a) no Material Adverse Effect with respect to the Company has occurred, (b) the Company has conducted the Business in the ordinary course of business, and (c) the Company has not taken any action that would have been prohibited by or required the prior written consent of Acquirer under Section 4.2, had Section 4.2 been applicable during such period.

22 2.6 Litigation. In the past five (5) years, there is, and has been, no pending Legal Proceeding to which the Company is a party, and, to the knowledge of the Company, no threatened Legal Proceeding against the Company or any of its assets or any of its directors, officers or employees (in their capacities as such). There is no Order against the Company, or any of its assets, or, to the knowledge of the Company, any of its directors, officers or employees (in their capacities as such). In the past five (5) years, the Company has not commenced any Legal Proceeding pending or, to the knowledge of the Company, threatened against any other Person. 2.7 Restrictions on Business Activities. There is no Contract or Order binding upon the Company that restricts or prohibits, purports to restrict or prohibit, or has, whether before or after consummation of the Merger, the effect of prohibiting, restricting or impairing any current business practice of the Company, any acquisition of property by the Company or the conduct or operation of the Business or limiting the freedom of the Company to (i) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the Company Products, including any grants by the Company of exclusive rights or licenses (ii) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services, or (iii) freely set prices for any products, services or technology, including the Company Products (including any most favored pricing provisions). 2.8 Compliance with Laws; Healthcare Regulatory Matters; Regulatory Permits. (a) As used in this Agreement, the following terms shall have the meanings indicated below: (i) “FDA” means the United States Food and Drug Administration or any successor thereto. (ii) “FDCA” means the Federal Food, Drug and Cosmetic Act of 1938 (21 U.S.C. §§ 301 et seq.), as amended. (iii) “Healthcare Laws” means all Applicable Laws administered or issued by the U.S. Department of Health and Human Services, including the FDA, or any similar Governmental Entity, including all Applicable Laws relating to the development, testing, manufacture, marketing, distribution or promotion of the Company Products, including: (i) the FDCA and other similar laws in other jurisdictions; (ii) Applicable Laws concerning healthcare fraud and abuse, including the Federal Anti- Kickback Statutes (42 U.S.C. §§ 1320a-7b(b)), the federal Physician Self-Referral (Stark) Law (42 U.S.C. § 1395nn), the False Claims (31 U.S.C. §§ 3729, et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), including the federal Exclusion Laws (42 U.S.C. § 1320a-7); (iii) the Public Health Service Act of 1944; (iv) Applicable Laws relating to government health care programs, private health care plans, including the Social Security Act concerning the Medicare, Medicaid and other governmental programs; (v) the Physician Payments Transparency Requirements of the Affordable Care Act (42 U.S.C. § 1320a-7h) and other transparency laws relating to the reporting of direct or indirect payments and transfers of value provided to physicians and teaching hospitals; and (vi) the Consumer Product Safety Act (15 U.S.C. §§ 2051-2089 ), as well as all regulations, rules, and guidances promulgated or published thereunder, and all other federal, state, local, or foreign laws relating to the prevention of fraud and abuse, the regulation of the Company Products, and the licensing and regulation of the Company’s operations. (b) The Company is, and has been in the past five (5) years, in material compliance with all Applicable Laws, including Healthcare Laws. As to each Company Product subject to the FDCA or similar Healthcare Laws in any jurisdiction that is or has been developed, manufactured, tested, packaged, labeled, distributed, imported, exported, or marketed or sold by or on behalf of the Company or

23 any of its Subsidiaries (each such Company Product, a “Medical Device”), each such Medical Device is being or has been designed, developed, manufactured, tested, packaged, labeled, distributed, imported, exported, marketed or sold in material compliance with all applicable requirements under the FDCA and similar Healthcare Laws in any jurisdiction, including those relating to clinical and non-clinical research, investigational use, premarket clearance, registration and listing, marketing approval to market a Medical Device, good manufacturing practices, quality management system regulations and requirements, ISO requirements, good clinical practices, good laboratory practices, labeling, advertising, record keeping, adverse event reporting, reporting of corrections and removals, and filing of other required reports and security. The Company, its Subsidiaries, and to the knowledge of the Company, any contract manufacturers assisting in the manufacture of the Company Products, are and have been in material compliance with FDA’s establishment registration and device listing requirements to the extent required by Healthcare Laws insofar as they pertain to the manufacture of the Company Products. None of the Company, any Subsidiaries, nor to the knowledge of the Company, any manufacturing site that assists in the manufacture of any Company Product or material product components have in the past five (5) years received any FDA Form 483 or other Governmental Entity notice of inspectional observations or adverse findings, “warning letters,” “untitled letters,” notice of an integrity review, notice of an investigation, request for corrective or remedial action, notice of other adverse finding, or notice of material deficiency or violation, or similar written correspondence or notice from the FDA or other Governmental Entity alleging or asserting material noncompliance with any Healthcare Law, insofar as they pertain to the manufacture of the Company Products. No written notices have been received by and no claims have been filed, are pending or, to the knowledge of the Company, have been threatened in the past five (5) years against the Company alleging a violation of any Healthcare Laws. (c) Except as set forth on Schedule 2.8(c), no Medical Device (i) is under consideration by the Company or, to the knowledge of the Company, by the FDA or any other Governmental Entity for recall, or (ii) in the past five (5) years, has been recalled, removed, withdrawn, corrected, suspended or discontinued by the Company in the United States or outside the United States (whether voluntarily or otherwise) or by a Governmental Entity. No proceedings in the United States or outside of the United States (whether completed or pending) seeking the recall (whether voluntary or otherwise), removal, correction, withdrawal, suspension, seizure or discontinuance of any Medical Device are pending against the Company or, to the knowledge of the Company, any licensee or distributor of any Medical Device. There have been no field notifications, field corrections, market replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, effectiveness, efficacy or regulatory compliance of any Company Product. (d) None of the Company or any of its respective directors, officers or employees, nor, to the knowledge of the Company, any agent or distributor of the Company or any of its Subsidiaries, has in the past five (5) years, made an untrue material statement of fact or fraudulent material statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991), any amendments thereto, or any similar policy. None of the Company or any of its Subsidiaries or any of their respective directors, officers or employees, nor, to the knowledge of the Company, any agent of the Company or any of its Subsidiaries, has been, or received written notice of action or threat of action to be, in the past five (5) years, convicted of any felony crime involving dishonesty or a breach of trust or engaged in any conduct for which debarment, exclusion, suspension, sanction or other disciplinary action is mandated by 21 U.S.C. § 335a(a), 42 U.S.C. § 1320a-7, or any similar Applicable Law or authorized by 21 U.S.C. § 335a(b) or any similar Applicable Law. None of the Company or any of its respective directors, officers or employees, nor, to the knowledge of the Company, any agent of the Company or any of its

24 Subsidiaries, has been, or received written notice of action or threat of action to be, indicted or convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 (the “Social Security Act”), or any similar Healthcare Law, or otherwise debarred, sanctioned, penalized or disciplined in accordance with such Healthcare Laws. None of the Company or any of its directors, officers or employees, nor, to the knowledge of the Company, any agent of the Company, has been disqualified or deemed ineligible pursuant to 21 C.F.R. Part 812, or otherwise restricted, in whole or in part, or subject to an assurance. (e) The Company has not, in the past five (5) years, received any written notice from the FDA or any other Governmental Entity with jurisdiction over the testing, marketing, sales, use, handling and control, safety, efficacy, reliability, distribution or manufacturing of medical devices (i) that it has commenced, or threatened to initiate, any Legal Proceeding to withdraw its investigational device exemption, premarket clearance or premarket approval of any Medical Device, (ii) that it has commenced, or threatened to initiate, any Legal Proceeding to enjoin manufacture, distribution, labeling or promotion of any Medical Device, or (iii) which would reasonably be expected to lead to the denial of any application for marketing approval or clearance currently pending before the FDA or any other Governmental Entity. (f) There are no, nor has the Company received written notification of any pending or, to the knowledge of the Company, threatened, Legal Proceedings, investigations, audits, inquiries or actions by a Governmental Entity, or any facts, circumstances or conditions that would reasonably be expected to form the basis for any Legal Proceeding or investigation, audit, inquiry or action by a Governmental Entity, against or affecting the Company relating to or arising under Healthcare Laws. The Company (i) has not been assessed a civil monetary penalty under any Healthcare Law, or (ii) is not currently a party or subject to any corporate integrity agreements, deferred prosecution agreement, non- prosecution agreement, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Entity, or Order mandating or prohibiting future or past activities in connection with the Company’s noncompliance with Healthcare Laws. (g) The Company has in effect all material Permits under the FDCA and similar Applicable Laws, including Healthcare Laws, in foreign jurisdictions (such Permits, the “Regulatory Permits”), necessary for it to own, lease and operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, including those necessary to permit the design, development and promotion of the Company Products in jurisdictions where the Company currently conducts such activities with respect to each Company Product. The Company, as applicable, has fulfilled and performed in all material respects all of its obligations with respect to each Regulatory Permit, is in material compliance with all terms and conditions of each Regulatory Permit, and, to the knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, for the revocation, cancellation or termination thereof or would result in any other impairment of the rights of the holder of any Regulatory Permit. The Company has not received any written notification of any Permit revocation, cancellation, limitation, material modification, lapse, suspension, integrity review, withdrawal or other adverse action, and to the knowledge of the Company, no such action is or has been threatened, undertaken, under investigation, or is pending. The consummation of the Merger, in and of itself, would not cause the violation, revocation, cancellation or termination of any such Regulatory Permit. (h) With respect to each Company Product that is a Medical Device and transmits, receives, stores, or processes protected health information, there have been no patient safety incidents related to data transmission failures, cybersecurity vulnerabilities, or unauthorized access to such Medical Device or the protected health information transmitted thereby to the extent applicable to such Medical Device.

25 (i) The Company maintains the required Medicare enrollment approval and billing privileges, materially complies with applicable Medicare statutory and regulatory requirements applicable to a Medicare supplier, including the performance standards for Independent Diagnostic Testing Facilities (“IDTF”) set forth in 42 C.F.R. § 410.33, and materially complies with all applicable Medicare coverage, coding, billing, documentation, and payment requirements and guidance, including applicable National Coverage Determinations, Local Coverage Determinations, Local Coverage Articles, and other applicable requirements issued by the federal Department of Health & Human Services (“HHS”), the HHS Office of Inspector General (“OIG”), the Centers for Medicare & Medicaid Services (“CMS”) and the applicable Medicare Administrative Contractor (“MAC”). (j) In the past five (5) years, the Company has not received any written notice from any third-party payor, CMS, the applicable MAC, or any governmental authority identifying any material overpayments, coding or billing errors, or other compliance deficiencies that have resulted in, or would reasonably be expected to result in, a material repayment obligation, material recoupment, civil monetary penalty, or other Legal Proceeding by any such payor or Governmental Authority. (k) All of the Company’s claims submitted to third-party payors for services have been submitted in all material respects with applicable coding, billing, and documentation requirements, and the medical records and other supporting documentation maintained by the Company with respect to such claims are sufficient to substantiate the services billed. In the past five (5) years, the Company is in material compliance with all Healthcare Laws to the extent relating to marketing. 2.9 Title to, Condition and Sufficiency of Assets; Real Property. (a) The Company has good and marketable title to, or valid leasehold interest in all of its tangible properties, and interests in tangible properties and assets, real and personal, reflected on the Company Balance Sheet (except properties and assets, or interests in properties and assets, sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or, with respect to leased tangible properties and assets, valid leasehold interests in such properties and assets that afford the Company valid leasehold possession of the properties and assets that are the subject of such leases, in each case, free and clear of all Encumbrances, except Permitted Encumbrances. (b) The assets and properties owned, leased or licensed by the Company constitute all of the material assets and properties that are necessary for the Company to conduct, operate and continue the conduct of the Business and to sell and otherwise enjoy full rights to exploitation of its assets, properties and all products and services that are provided in connection with its assets and properties and constitute all of the assets and properties that are used in the conduct of the Business, and all such assets and properties are located in the U.S. (other than certain inventory held at contractors of the Company outside of the U.S.); provided, that the foregoing is not a representation or warranty with respect to the infringement, misappropriation or violation of any Intellectual Property of any third Person. (c) Schedule 2.9(c) of the Company Disclosure Letter identifies, as of the Agreement Date, each parcel of real property leased by the Company. The Company has made available to Acquirer true, correct and complete copies of all leases, subleases and other agreements under which the Company uses or occupies or has the right to use or occupy any real property or facility, including all modifications, amendments and supplements thereto. The Company does not own and has never owned any real property. 2.10 Intellectual Property. (a) As used herein, the following terms have the meanings indicated below:

26 (i) “Company Data” means all data Processed by or on behalf of the Company, including Personal Data, Confidential Information, and other proprietary information. (ii) “Company Data Agreement” means any Contract relating to for the Processing of Company Data by or on behalf of the Company to which the Company is a party or by which it is bound, including the standard terms of service entered into by users of the Company Products (copies of which have been made available to Acquirer) the main purpose of which is the Processing of Company Data by or on behalf of the Company. (iii) “Company Intellectual Property” means any and all Company-Owned Intellectual Property and any and all Third-Party Intellectual Property that is licensed to or otherwise used by the Company. (iv) “Company Intellectual Property Agreements” means any Contract relating to any Company Intellectual Property to which the Company is a party or by which the Company or any of its assets are bound. (v) “Company-Licensed Data” means all data owned by third parties that is Processed by or for the Company. (vi) “Company-Owned Data” means each element of data that (A) is used or held for use in the Business that is not Personal Data or Company-Licensed Data or (B) the Company purports to own. (vii) “Company-Owned Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned by the Company. (viii) “Company Products” means all products or services currently or previously, in the last five (5) years, produced, marketed, licensed, sublicensed, sold, distributed or performed by or on behalf of the Company and all products or services currently under development by the Company. (ix) “Company Registered Intellectual Property” means the United States, international and foreign: (A) issued patents and patent applications (including provisional applications), (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (C) registered Internet domain names (D) registered copyrights and applications for copyright registration, and (E) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Entity, in each case registered, assigned to, filed in the name of, the Company or otherwise included in the Company-Owned Intellectual Property. (x) “Company Source Code” means, collectively, any software source code that is Company-Owned Intellectual Property or is incorporated into, or implemented in, any Company Product. (xi) “Company Websites” means all web sites and mobile applications owned, operated or hosted by the Company or through which the Company conducts the Business (including those web sites operated using the domain names listed in Schedule 2.10(c) of the Company Disclosure Letter). (xii) “Intellectual Property” means (A) Intellectual Property Rights and (B) Proprietary Information and Technology.

27 (xiii) “Intellectual Property Rights” means any and all intellectual property rights and industrial property rights and all rights in, arising out of, or associated therewith, throughout the world, including rights in: patents, utility models, and applications therefor and all reissues, divisionals, re- examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures; common law and statutory rights associated with trade secrets, confidential and proprietary information and know-how; industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications and any and all goodwill associated with and symbolized by the foregoing items; Internet domain name applications and registrations, social media accounts, Internet and World Wide Web URLs or addresses; copyrights, copyright registrations and applications therefor and all other rights corresponding thereto; database rights, mask works, mask work registrations and applications therefor and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; moral and economic rights of authors and inventors, however denominated; and any similar or equivalent rights to any of the foregoing. (xiv) “Open Source Materials” means software or other material that is distributed as “free software,” “open source software” or under substantially similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, MIT licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License), and any other license or distribution model described by the Open Source Initiative at www.opensource.org. (xv) “Proprietary Information and Technology” means any and all of the following: works of authorship, computer programs, source code and executable code (whether embodied in software, firmware or otherwise), assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or any Intellectual Property Rights in any form and embodied in any media. (xvi) “R&D Sponsor” means any Governmental Entity, university, college, hospital, clinic, laboratory, research center or other educational or research institution, or military organization that has provided grants to the Company, or to any developer or inventor of or other contributor to any Company-Owned Intellectual Property. (xvii) “Third-Party Intellectual Property” means any and all Intellectual Property owned or purported to be owned by a third party. (b) Status. The Company has full title and exclusive ownership of all Company- Owned Intellectual Property free and clear of any Encumbrances (other than Permitted Encumbrances) and is duly licensed under or otherwise authorized to use, all other Company Intellectual Property. The Company Intellectual Property collectively constitutes all of the Intellectual Property necessary for the Company’s conduct of, or that are used in or held for use for, the Business without: (i) the need for the Company to acquire or license any other intangible asset, intangible property or Intellectual Property Rights or (ii) the breach or violation of any Contract, provided, that the foregoing is not a representation or

28 warranty with respect to the infringement, misappropriation or violation of any Intellectual Property of any third Person. The Company has not transferred ownership of, or granted any exclusive rights in, any Company-Owned Intellectual Property, or any Intellectual Property that was previously owned or purported to be owned by the Company, to any third party. No third party has any ownership right, title, interest, claim in or lien on any of the Company-Owned Intellectual Property. (c) Company Registered Intellectual Property. Schedule 2.10(c) of the Company Disclosure Letter lists all Company Registered Intellectual Property, the registrant, the status of such registration or application, the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed or the jurisdictions in which any other filing or recordation has been made and all actions that are required to be taken by the Company within 120 days following the Agreement Date in order to avoid impairment or abandonment of such Company Registered Intellectual Property (including all office actions, provisional conversions, annuity or maintenance fees or re-issuances). Each item of Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, valid (or in the case of applications, applied for) and enforceable. All registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s ownership interests therein. The Company has made available to Acquirer tangible copies of all of the Company’s pending patent applications. (d) Company Products. Schedule 2.10(d)(i) of the Company Disclosure Letter lists all Company Products, along with the calendar year the first and current versions of such Company Product were released or are anticipated by the Company to be released. Except with respect to any Open Source Materials listed on Schedule 2.10(o)(i) of the Company Disclosure Letter, Schedule 2.10(d)(ii) of the Company Disclosure Letter lists all Third-Party Intellectual Property incorporated into or distributed with each such Company Product, along with the applicable licensor of such Third-Party Intellectual Property and the applicable Company Intellectual Property Agreement under which the Company is licensed or otherwise authorized to use such Third-Party Intellectual Property. (e) No Assistance. At no time during the conception of or reduction to practice of any of the Company-Owned Intellectual Property was the Company or, to the knowledge of the Company, any developer, inventor or other contributor to such Company-Owned Intellectual Property (i) operating under any grants from any R&D Sponsor, or (ii) performing research sponsored by any R&D Sponsor, or (iii) subject to any employment agreement, consulting or professional services agreement or invention assignment or nondisclosure agreement or other obligation with any R&D Sponsor in a manner that adversely affects the Company’s rights in such Company-Owned Intellectual Property. Without limiting the foregoing, to the knowledge of the Company, no developer, inventor or other contributor was employed by or has performed services for any R&D Sponsor during the period of time during which such developer, inventor or other contributor was also performing services for the Company. No R&D Sponsor has any claim of ownership of any Company Intellectual Property. (f) Founders. All rights in, to and under all Intellectual Property used in the conduct of the Business as currently conducted and created by the Company’s founders for or on behalf or in contemplation of the Company (i) prior to the inception of the Company or (ii) prior to their commencement of employment with the Company, in each case, have been duly and validly assigned to the Company. To the knowledge of the Company, no founder was subject to any agreement or other obligation with any third party that could adversely affect the Company’s rights in any such Intellectual Property, and the Company has no reason to believe that any such Person is unwilling to provide Acquirer or the Company with such

29 cooperation as may reasonably be required to complete and prosecute all appropriate United States and foreign patent and copyright filings related thereto. (g) Invention Assignment and Confidentiality Agreement. Each of the Company’s current and former employees (“Author Employees”), consultants, advisors and independent contractors who (i) independently or jointly contributed to or participated in the conception, reduction to practice, creation or development of any Intellectual Property for or on behalf of the Company or (ii) are named inventors of patents and patent applications included in the Company-Owned Intellectual Property (any Person described in clause (i) or (ii), an “Author”), has executed and delivered to the Company a valid, enforceable written agreement assigning to the Company, the unencumbered and unrestricted exclusive ownership of, all of the Author’s right, title and interest in and to such Intellectual Property, and the Company has obtained the waiver of all non-assignable rights, to the extent permitted under Applicable Law. Except to the extent required under Applicable Law, no Author has retained any rights, licenses, claims or interest whatsoever with respect to any Intellectual Property developed by the Author for or on behalf of the Company. Without limiting the foregoing, the Company has obtained written and enforceable agreements with all current and former Authors (i) containing obligations on each such Author providing for the protection of the confidentiality of Confidential Information and restricting the use of Confidential Information to uses for the benefit of the Company and (ii) assigning all of such Author’s right and title to any Intellectual Property developed in the course of such Author’s employment or engagement with the Company to the Company and, in the case of patents and patent applications, such assignments have been recorded with the relevant authorities in the applicable jurisdiction or jurisdictions. The Company has made available to Acquirer copies of all forms of such disclosure and assignment documents currently and historically used by the Company and, in the case of patents and patent applications, the Company has made available to Acquirer copies of all such assignments. No Author is, or was at the time of such Author’s employment or engagement by the Company, subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s rights in Company-Owned Intellectual Property. (h) No Violation. (i) No current or former Author has developed any Intellectual Property for the Company that is subject to any Contract under which such Author has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such Intellectual Property and (ii) no current or former Author is in material violation of any term or covenant of any Contract relating to invention disclosure, invention assignment, employment, non-disclosure of Intellectual Property or non-competition with any other Person by virtue of such employee’s, consultant’s, advisor’s or independent contractor’s being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission. (i) Confidential Information. The Company has taken all commercially reasonable and legally required steps to protect and preserve the confidentiality of all confidential or non-public information of the Company (including all Proprietary Information and Technology that have value due to their confidentiality, Company Data, trade secrets and Company Source Code) or confidential information provided by any third party to the Company (“Confidential Information”). All current and former employees and contractors of the Company and any third party having access to Confidential Information (i) have executed and delivered to the Company a written legally binding agreement, between the Company and such employee or contractor, providing for the protection of the confidentiality of such Confidential Information and restriction of the use of such Confidential Information to uses for the benefit of the Company or (ii) in case of professional advisors, are bound by professional confidentiality and non-use restrictions. There has been no breach of confidentiality obligations or unauthorized disclosure on the part of the Company or, to the knowledge of the Company, by any third party with respect to Confidential Information.

30 (j) Non-Infringement. To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement, misappropriation or other violation of any Company-Owned Intellectual Property by any third party. In the past five (5) years, the Company has not sent a written notice to any third party alleging infringement, misappropriation or other violation of any Company-Owned Intellectual Property. The Company has not brought any Legal Proceeding for infringement, misappropriation or other violation of any Company-Owned Intellectual Property. The Company has no Liability for infringement, misappropriation or other violation of any Third-Party Intellectual Property, other than any Liability that is the subject of any Legal Proceeding set forth in Section 2.6. None of (i) the Company Products, (ii) the Company-Owned Intellectual Property nor (iii) the operation of the Business by or on behalf of the Company, including (A) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and use of any Company Product or Company-Owned Intellectual Property and (B) the Company’s use of any product, device, process or service used in the Business as previously conducted in the past five (5) years and as currently conducted by the Company, has or does infringe (directly or indirectly, including via contribution or inducement), misappropriate or otherwise violate any Third-Party Intellectual Property, nor constitute unfair competition or unfair trade practices under the Applicable Law of any jurisdiction in which the Company conducts the Business or in which Company Products are manufactured, marketed, distributed, licensed or sold and there is no basis for any such claims. The Company has not been a party to any Legal Proceeding or in the past five (5) years received any written communications (including any third-party reports by users) alleging that the Company has infringed, misappropriated, or otherwise violated or, by conducting the Business, does infringe, misappropriate, or otherwise violate any Intellectual Property Rights of any other Person or entity or that requires Company to take a license to, or to refrain from using, any Third-Party Intellectual Property. No Company-Owned Intellectual Property or Company Product is subject to any Legal Proceeding, Order, or any Contract (including any settlement agreement) other than a Contract set forth in Schedule 2.17(a)(viii) of the Company Disclosure Letter or solely to the extent a Contract contains an Excluded License Grant that restricts in any manner the use, transfer or licensing thereof by the Company, or that adversely affects the validity, use or enforceability of any Company-Owned Intellectual Property, other than ordinary course prosecution of Company Registered Intellectual Property. The Company has not received any opinion of counsel that any Company Product, Company-Owned Intellectual Property or the operation of the Business, as previously or currently conducted by or on behalf of the Company, infringes, misappropriates or violates any Third-Party Intellectual Property. (k) Licenses; Agreements. (i) The Company has not granted any option, right of first refusal or negotiation or other similar right, license or agreement relating to any Company-Owned Intellectual Property, and the Company is not bound by or a party to any option, right of first refusal or negotiation or other similar right, license or agreement with respect to any of the Company-Owned Intellectual Property. (ii) The Company is not obligated to pay any royalties, revenue share or other contingent payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Company Products or Company-Owned Intellectual Property. (l) Other Intellectual Property Agreements. With respect to the Company Intellectual Property Agreements: (i) each Company Intellectual Property Agreement with an Author providing for Company’s ownership of Company-Owned Intellectual Property and has, where required, been duly registered or recorded with the relevant intellectual property registrar authority;

31 (ii) the execution and delivery of this Agreement by the Company and the other Transaction Documents to which the Company is (or will be) a party, does not (or will not), and the consummation of the Transactions will not conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to any Company Intellectual Property Agreement that is a Material Contract or under which the Company obtains or receives any material license, material covenant not to sue or other material grant of rights under any Intellectual Property from any Person; (iii) no Company Intellectual Property Agreement requires the Company to include any Third-Party Intellectual Property in any Company Product or obtain any Person’s approval of any Company Product at any stage of development, licensing, distribution or sale of that Company Product; (iv) none of the Company Intellectual Property Agreements grants any third party exclusive rights to or under any Company Intellectual Property; and (v) no third party that has licensed Intellectual Property Rights to the Company has ownership or license rights to improvements or derivative works made by the Company in the Third-Party Intellectual Property that has been licensed to the Company. (m) Non-Contravention. Neither the execution and performance of this Agreement and the other Transaction Documents to which the Company is (or will be) a party nor the consummation of the Transactions and the assignment to Acquirer by operation of law or otherwise of any Contract to which the Company is a party or by which any of its assets are bound, will result in: (i) Acquirer or any of its Affiliates (including, for clarity, the Surviving Corporation after the Closing) granting to any third party any right to or with respect to any Intellectual Property owned by or licensed to Acquirer or any of its Affiliates, other than licenses granted by the Company that would have been granted in the absence of this Agreement or the Transactions, (ii) Acquirer or any of its Affiliates, being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of their respective businesses, (iii) Acquirer or any of its Affiliates being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the Transactions, or (iv) any termination of, or other material impact to, any of Company’s rights in or to any Company-Owned Intellectual Property. (n) Company Source Code. The Company has not disclosed, delivered or licensed to any Person or agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, nor, to Company’s knowledge, has there been any unauthorized or inadvertent disclosure of, any Company Source Code (other than Open Source Materials to the extent first acquired by the Company from a public repository or a third party who is not an employee or contractor of the Company), other than disclosures to employees, contractors and consultants who are (i) involved in the development of Company Products and (ii) subject to a valid and enforceable written confidentiality agreement with the Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company of any such Company Source Code (other than to the extent such Company Source Code is Open Source Materials set forth in Schedule 2.10(o)(i) or Schedule 2.10(o)(ii)), other than disclosures to employees, contractors, and consultants who are (i) involved in the development of Company Products and (ii) subject to a valid and enforceable written confidentiality agreement with the Company. Without limiting the foregoing, neither the execution nor performance of this Agreement nor the consummation of any of the Transactions will result in a release from escrow or other delivery to a third party of any Company Source Code.

32 (o) Open Source Software. Schedule 2.10(o)(i) of the Company Disclosure Letter identifies all Open Source Materials that are used in any current Company Products, describes the nature of such use (including any Company Products in which such Open Source Materials are used), describes whether the Open Source Materials are or have been modified or distributed by or on behalf of the Company and identifies the licenses under which such Open Source Materials are used. The Company is in compliance with the terms and conditions of all licenses for such Open Source Materials. Except as set forth on Schedule 2.10(o)(ii) of the Company Disclosure Letter, the Company has not and does not (i) incorporate(d) Open Source Materials into, or combine or link Open Source Materials with, any Company- Owned Intellectual Property or Company Products, (ii) distribute(d) Open Source Materials with any Company-Owned Intellectual Property or Company Products or (iii) use(d) Open Source Materials, in such a way that, with respect to clauses (i), (ii) or (iii), creates, or purports to create, obligations for the Company with respect to any Company-Owned Intellectual Property or grants, or purports to grant, to any third party any rights or immunities under any Company-Owned Intellectual Property (including any such uses that require, as a condition of use, modification or distribution of such Open Source Materials that other software incorporated into, derived from, combined or linked with, or distributed with such Open Source Materials be (1) disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, (3) be redistributable or licensed at no charge or subject to restrictions or consideration or (4) except as specifically permitted by Applicable Law, decompiled, disassembled or otherwise reverse-engineered). (p) No Defects. The Company Products are free from material defects, inaccuracies, data integrity defects and bugs, and substantially conform to applicable specifications and documentation. The software included in the Company Products or in Company Source Code does not contain (a) any clock, timer, counter, or other limiting or disabling code, design, routine, or any viruses, Trojan horses, or other disabling or disruptive codes or commands that would cause any software, Company Product, computer, computer network equipment or data processing system to be made inoperable, limited or restricted in use or otherwise rendered incapable of performing in accordance with its performance specifications and descriptions, or (b) any back doors or other undocumented access mechanism that is designed to allow unauthorized access to, or manipulation, modification, or other changes to, such software. (q) Standards Bodies. The Company is not, and has never been, a member of, or a contributor to, any industry standards organization, body, working group or similar organization. Neither Company nor any Company-Owned Intellectual Property is or has been subject to any licensing, assignment, contribution, disclosure or other requirement or restriction of any industry standards organization, body, working group or similar organization. The Company has made available to Acquirer accurate and complete copies of any Contract with, or requirements of, any such industry standards organization, body, working group or similar organization by which the Company is bound or to which any Company Product is subject (the “Standards Bodies Agreements”). (r) Warranties; Company Products; Off-Form Customer Agreements. (i) The Company Products comply in all material respects with the warranties included in the Company’s Contracts with its customers. (ii) The Company has no material Liability for and, in the last five (5) years, there have been no product liability claims relating to the Company or Company Products or any services related thereto. (iii) Schedule 2.10(r)(iii) to the Company Disclosure Letter sets forth a complete and accurate list of all customer Contracts other than those on the Company’s standard form of customer contract (a copy of which has been made available to Acquirer). (s) AI Matters. (i) Schedule 2.10(s)(i) to the Company Disclosure Letter sets forth a complete and accurate list of all: (i) third-party AI Technology incorporated into, or distributed in connection with, the Company AI Products or used by the Company in connection with the operation of the Business (each,

33 an “AI Tool”) (together with the license terms applicable to each AI Tool and the nature of such incorporation, use or distribution), (ii) Company AI Products, and (iii) training data that the Company has used in the development, training, ongoing operation or improvement of any AI Technology and the license terms applicable thereto, if any (each, a “Training Dataset”). (ii) The Company’s development, training, operation, improvement, provision, and deployment of any Company AI Products (and any AI Data Processed thereby or Training Dataset used therefor) complies in all material respects with all AI Commitments. The Company has implemented and maintained appropriate controls, polices, procedures, safeguards, measures, plans, and technologies with respect to the Company’s use of AI Technology designed to mitigate risks of infringement, trade secret misappropriation, or the production and use of output that otherwise harms or violates a Person’s rights. The Company has not used or employed any AI Technology in a manner adversely limits the Company’s ownership of the Company-Owned IP. The Company has made available to Acquirer true, correct, and complete copies of all Company AI Policies. 2.11 Data Privacy and Security. (a) As used in this Agreement, the following terms shall have the meanings indicated below: (i) “Business Associate” means any “business associate” as defined under HIPAA. (ii) “Business Associate Agreement” means a written agreement between the Company and a Business Associate that satisfies the requirements of HIPAA. (iii) “Company Privacy Commitments” means, collectively the Company’s obligations under (A) the Company Privacy Policies, (B) the Company Data Agreements, (C) Privacy Laws, (D) any consents, authorizations, and privacy choices (including opt-in and opt-out preferences, as required) of end users and other natural Persons relating to the Processing of Personal Data, and (E) industry self- regulatory principles and codes of conduct applicable to the protection or Processing of Personal Data. (iv) “Company Privacy Policies” means, collectively, any and all (A) of the Company’s data privacy policies, procedures, and notices, whether applicable internally, or published on Company Websites or otherwise made available by the Company to any Person, and (B) public representations (including representations on Company Websites) made by or on behalf of the Company with regard to the protection or Processing of Personal Data, direct marketing, e-mails, text messages, medical devices, or other electronic communications (including the Payment Card Industry Data Security Standards). (v) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act. (vi) “Personal Data” means information identifying, relating to, describing, or reasonably capable of being associated with a natural Person, household or device, or that is otherwise considered “personally identifiable information,” “personal information,” “personal data,” “protected health information,” “individually identifiable health information,” or other analogous term under Applicable Law.

34 (vii) “Privacy Laws” means (A) each Applicable Law governing the protection or Processing or both of Personal Data, and includes, without limitation and as applicable: (i) the EU General Data Protection Regulation (Regulation 2016/679/EU (GDPR)) and its respective national implementing legislations, the United Kingdom General Data Protection Regulation, the UK Data Protection Act 2018, the Swiss Federal Act on Data Protection, the Federal Trade Commission Act, the California Consumer Privacy Act of 2018 as amended and its implementing regulation (as amended by the California Privacy Rights Act of 2020) together with any implementing regulations and other applicable U.S. federal and state consumer privacy laws, the Telephone Consumer Protection Act, the Privacy and Electronic Communications Regulations 2003 and the ePrivacy Directive 2002/58/EC, the Electronic Communications Privacy Act and other state wiretapping laws, HIPAA, U.S. state health privacy laws, including the Washington My Health My Data Act and Nevada’s Consumer Health Data Privacy Law, state data breach notification laws and, U.S. state privacy laws and corresponding implementing regulations, state data breach notification laws, and (ii) to the extent applicable, laws, regulations, or rules relating to the collection and Processing of Personal Data, direct marketing, advertising, tracking technologies (such as cookies, pixels or other online trackers), e-mails, text messages, medical devices, or other electronic communications, or (B) binding guidance issued by a Governmental Entity that pertains to one of the laws, rules or regulations outlined in clause (A). (viii) “Process” or “Processing” means, with respect to data, the use, collection, receipt, processing, storage, recording, organization, generation, safeguarding, security, adaption, alteration, ingestion, compilation, combination, enrichment, de-identification, transfers, retrieval, access, consultation, disclosure, sharing, dissemination, or destruction of such data. (ix) “Security Incident” means any (A) breach, unauthorized access, acquisition, interruption of access or other Processing, alteration, or modification, loss, theft, corruption or other unauthorized Processing of Personal Data or Confidential Information, (B) a phishing, ransomware, denial of service (DoS) or other cyberattack that results in unauthorized access to, or acquisition, loss, corruption or unavailability of, Personal Data or Confidential Information or any System or (C) other unauthorized breach, access to, use of, or interruption of any Systems that compromises the confidentiality, integrity or security of Personal Data or Confidential Information. (b) The Company’s Personal Data, privacy and security practices comply, and at all times have complied, with all of the Company Privacy Commitments. Neither the execution, delivery and performance of this Agreement, the consummation of the Transactions, nor the taking over by Acquirer of all the Company Data relating to the Company’s end users and other natural Persons (as applicable) will cause, constitute or result in any violation or breach of Company Privacy Commitments. The Company Privacy Commitments would not prohibit either Acquirer, following the Closing, from Processing Company Data in the manner in which the Company Processed such Company Data prior to the Closing. Copies of all current and prior public Company Privacy Policies have been made available to Acquirer and such copies are true, correct and complete. (c) The Company is the owner of all right, title and interest in and to the Company- Owned Data. The Company has all rights, permissions or authorizations necessary under Company Privacy Commitments to Process all Personal Data or Company Data used in the Business in the manner that it is Processed by or for the Company and as necessary for the operation of the Business. The Company’s collection practices in connection with the foregoing Processing do not violate any third party’s rights or breach any applicable terms of service or other restriction. (d) Schedule 2.11(d) of the Company Disclosure Letter contains the complete list, as of the Closing, of notifications and registrations made by the Company under Privacy Laws with relevant Governmental Entities in connection with the Company’s Processing of Personal Data (including, without

35 limitation, as a “data broker” under applicable Privacy Laws). All such notifications and registrations are valid, accurate, complete and fully paid up and, the consummation of the Transactions will not invalidate such notification or registration or require such notification or registration to be amended. Other than the notifications and registrations set forth on Schedule 2.11(d) of the Company Disclosure Letter, no other registrations or notifications are required in connection with the Processing of Personal Data by Company. (e) The Company has valid and subsisting contractual rights to Process or to have Processed all Company-Licensed Data. (f) When the Company uses a third party to Process Personal Data on its behalf (each, a “Data Processor”), there is in existence a written Contract between the Company and each such Data Processor (the “Personal Data Agreement”) that complies with the requirements of all Company Privacy Commitments. The Company has made available to Acquirer true, correct and complete copies of all such Personal Data Agreements. To the knowledge of the Company, such Data Processors have not breached any such Personal Data Agreements pertaining to Personal Data Processed by such Data Processors on behalf of Company. (g) The Company has established and maintains comprehensive and appropriate technical, physical and organizational controls, policies, procedures, safeguards, measures and security systems, plans and technologies in accordance with applicable industry standards and in compliance with all data security requirements under Company Privacy Commitments and that (i) identify internal and external risks to the confidentiality, integrity, and availability of the Company Data, (ii) implement, monitor and improve adequate and effective administrative, technical and physical safeguards to control those risks and (iii) maintain breach notification procedures in compliance with Applicable Law. Without limiting the foregoing, the Company has implemented and maintains written information security policies and procedures appropriate to the size and complexity of the Business, and the Company is, and at all times in the past three (3) years has been, in compliance in all material respects with such policies and procedures. (h) The computer, information technology and data processing systems owned, controlled or licensed by the Company and used by the Company in the Business, including all software, hardware, networks, communications, platforms, and related systems in the custody or control of the Company (a “System” or, collectively, “Systems”), are reasonably sufficient for the existing needs of the Company, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner. The Systems: (A) are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the Company, (B) have not materially malfunctioned or failed in the past three (3) years and (C) do not contain any viruses, worms, trojan horses, bugs, faults or other devices, errors, contaminants or effects that (i) significantly disrupt or adversely affect the functionality of any System, except as disclosed in their documentation; or (ii) enable or assist any Person to access without authorization any System. The Company has developed and maintains appropriate backup, business continuity, and disaster recovery plans, procedures, technology, and facilities for the business of the Company and are consistent with industry practices. There are no material unremediated security vulnerabilities in any Systems or Company Products. With respect to each Company Product that is a Medical Device and transmits, receives, stores, or processes protected health information: (i) all protected health information transmitted wirelessly by such Medical Device is encrypted using industry-standard encryption protocols both in transit and at rest; (ii) the Company has implemented and maintains appropriate access controls, audit logging, and authentication mechanisms for such Medical Device and any associated software applications or platforms; and (iii) the Company has implemented secure mechanisms for over-the-air software and firmware updates to such Medical Device that prevent unauthorized modifications. (i) In the past six (6) years, no material Security Incident has occurred or, to the

36 knowledge of the Company, is threatened, and there has been no actual or threatened unauthorized or illegal Processing of, or accidental or unlawful destruction, loss or alteration of, any Personal Data or Confidential Information. No circumstance has arisen in which Company Privacy Commitments would require the Company to notify a Governmental Entity or a Person of a Security Incident. (j) The Company has not received, been involved in, or experienced and, there is no circumstance (including any circumstance arising as the result of an audit or inspection carried out by any Governmental Entity) that would reasonably be expected to give rise to, any Legal Proceeding, order, notice, communication, warrant, regulatory opinion, audit result or allegation from a Governmental Entity or any other Person (including an end user) alleging or confirming non-compliance with a relevant requirement of Company Privacy Commitments. There are no unsatisfied requests from individuals or other third parties to the Company seeking to exercise any data protection or privacy rights (such as rights to access, rectify, or delete Personal Data, to restrict or object to processing of Personal Data, or relating to data portability). (k) The Company is not a “covered person” nor has it ever allowed “access” to any “bulk U.S. sensitive personal data” or “government-related data” by any “covered person” (in each case, as such terms are defined by the final rule promulgated by the U.S. Department of Justice titled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 90 Fed. Reg. 1636 (Jan. 8, 2025) codified at 28 C.F.R. Part 202, including any amendments thereto and guidance issued thereunder). (l) HIPAA Compliance. The Company is not in breach, default, or violation in any material respect under HIPAA and the applicable regulations promulgated thereunder or any state Applicable Laws relating to the privacy, security and confidentiality of Protected Health Information, as defined under HIPAA. To the extent required under HIPAA, the Company in the past six (6) years: (a) has implemented and maintains all administrative, physical, and technical safeguards required by the HIPAA Security Rule (45 C.F.R. Part 164, Subpart C), including with respect to all electronic Protected Health Information transmitted or stored via the Company Products; (b) has implemented and maintains all policies and procedures required by the HIPAA Privacy Rule (45 C.F.R. Part 164, Subpart E), including a compliant Notice of Privacy Practices; (c) has conducted a risk assessment as required by HIPAA within the past 12 months and any material findings of non-compliance were remediated; (d) has implemented and maintains breach notification policies and procedures that comply with HIPAA; (e) has provided HIPAA training to all workforce members who have access to Protected Health Information within the time periods required by HIPAA; and (f) has not been the subject of any audit, investigation, or enforcement action by the U.S. Department of Health and Human Services Office for Civil Rights (“HHS OCR”) and is not subject to any resolution agreement, corrective action plan, or consent order with HHS OCR or any state attorney general relating to HIPAA compliance. The Company has entered into a Business Associate Agreement with each Business Associate that satisfies the HIPAA requirements. To the Knowledge of the Company, no Business Associate has breached any Business Associate Agreement or experienced any Security Incident involving Protected Health Information of the Company. (m) AI/ML De-Identification. Any Protected Health Information used in the development, training, or improvement of any AI Technology or Company AI Products has been de- identified in accordance with one or both of the de-identification methods set forth in 45 C.F.R. § 164.514(b) (Expert Determination or Safe Harbor), and the Company maintains documentation evidencing such de-identification, unless a valid consent satisfying HIPAA requirements for such use with Protected Health Information was obtained from the Individual (as defined under HIPAA) or, to the extent Individual consent for such use with Protected Health Information was contractually required to be obtained by the Company’s customer such consent was obtained by such customer.

37 2.12 Taxes. (a) The Company has properly completed and timely filed all income and other material Tax Returns required to be filed by it prior to the Closing Date and has timely paid all Taxes required to be paid by it (whether or not shown on any Tax Return). All such Tax Returns were complete and accurate and have been prepared in compliance with Applicable Law in all material respects. (b) The Company has delivered to Acquirer true, correct and complete copies of (i) all Tax Returns filed by the Company for all Taxable periods for which the statute of limitations remains open for examination, (ii) any closing or settlement agreements entered into by or with respect to the Company with any Tax Authority, (iii) all Tax opinions, memoranda and similar documents addressing Tax matters or positions of the Company, and (iv) all examination reports and statements of deficiencies, adjustments and proposed deficiencies and adjustments in respect of the Company and all other material written communications to, or received by the Company from, any Tax Authority, including Tax rulings and Tax decisions. (c) The unpaid Taxes of the Company through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet. The Company does not have any Liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date. (d) There is (i) no claim for Taxes being asserted against the Company that has resulted in an Encumbrance against the property of the Company other than Encumbrances for Taxes not yet due and payable, (ii) no past, pending or threatened in writing audit of, or Tax controversy associated with, any Tax Return of the Company that has been or is being conducted by a Tax Authority, (iii) no other procedure, proceeding or contest of any refund or deficiency in respect of Taxes pending or on appeal with any Governmental Entity, (iv) no extension of any statute of limitations on the assessment of any Taxes granted by the Company currently in effect (other than automatic extensions of time to file Tax Returns obtained in the ordinary course of business) and (v) no agreement to any extension of time for filing any Tax Return that has not been filed (other than automatic extensions of time to file Tax Returns obtained in the ordinary course of business). With respect to the Company, no written claim has ever been made by any Governmental Entity in a jurisdiction where such entity does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. (e) The Company has collected and remitted all material sales, use, value added and similar Taxes (“Sales Taxes”) with respect to sales made or services provided and, for all sales or provisions of services that are exempt from Sales Taxes that were made without charging or remitting Sales Taxes, the Company has received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt. (f) Schedule 2.12(f) of the Company Disclosure Letter sets forth a complete and accurate listing of all of the jurisdictions in which the Company files Tax Returns (identifying each of the jurisdictions in which the Company is filing Tax Returns and each type of Tax Returns filed and Taxes paid in such jurisdiction). (g) The Company is not subject to Tax in any jurisdiction other than its country of incorporation, organization or formation by virtue of having employees, agents, a permanent establishment or any other place of business in such jurisdiction.

38 (h) Schedule 2.12(h) of the Company Disclosure Letter sets forth a true, correct and complete list of any Tax exemption, Tax holiday or other Tax-sharing arrangement or order that the Company has in any jurisdiction, including the nature, amount and expiration date of such Tax exemption, Tax holiday or other Tax-sharing arrangement. The Company is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sharing arrangement or order of any relevant Governmental Entity and to the Knowledge of the Company, the consummation of the transactions contemplated hereby would not reasonably be expected to have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sharing arrangement or order. (i) The Company is not a party to or bound by any Tax sharing, Tax indemnity, Tax allocation agreement or advance pricing agreement, and the Company does not have any Liability or potential Liability to another party or to a Governmental Entity under any such agreement, in each case other than any agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes. (j) The Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return that could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or non-U.S. Applicable Law. (k) The Company has not consummated or participated in, and is not currently participating in, any transaction that was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. The Company has not participated in, and is not currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or non-U.S. law. (l) The Company is not and has never been a member of a consolidated, combined, unitary or aggregate group for Tax purposes (including, as the case may be, a tax consolidated group or fiscal unity for purposes of any corporate income tax) of which the Company was not the ultimate parent corporation. (m) The Company will not be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in a method of accounting or use of an improper method of accounting for a Taxable period ending on or prior to the Closing Date, (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions (including any intercompany transaction subject to Sections 367 or 482 of the Code) or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) with respect to a transaction occurring on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Agreement Date, or (vi) (A) any “subpart F income” within the meaning of Section 952 of the Code or “tested income” within the meaning of Section 951A of the Code arising out of events or operations prior to the Closing Date or (B) the holding of “United States property” (within the meaning of Section 956 of the Code or similar provision of state or local Applicable Law) on or prior to the Closing Date. The Company has not made any election under Section 965(h) of the Code. (n) The Company does not own, directly or indirectly, stock or a warrant in any corporation that is (or was at any time during the course of such ownership) a passive foreign investment company, as defined in Section 1297 of the Code.

39 (o) The Company is not party to a “gain recognition agreement” within the meaning of the Treasury Regulations under Section 367 of the Code. (p) The Company has not received any private letter ruling from or entered into any agreements with the IRS (or any comparable Tax ruling, binding or not on the Company, from any other Governmental Entity). (q) The Company does not have any Liability for the Taxes of any other Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor (including, without limitation, any successor Tax liability derived from an acquisition of an ongoing concern), by operation of Applicable Law, by Contract (other than customary provisions in commercial agreements entered into in the ordinary course of business and not primarily related to Tax) or otherwise. (r) The Company is not a party to any joint venture, partnership or other Contract or arrangement that could reasonably be expected to be treated as a partnership for U.S. federal income Tax purposes. (s) None of the shares of Company Capital Stock are “covered securities” within the meaning of Section 6045(g)(3) of the Code. (t) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. (u) The Company has (i) complied in all material respects with all Applicable Law relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 and 3406 of the Code or similar provisions under any foreign law), (ii) withheld (within the time and in the manner prescribed by Applicable Law) from employee wages or consulting compensation and paid over to the proper Governmental Entities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all Applicable Law, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and foreign Tax laws (as applicable) and (iii) timely filed all withholding Tax Returns, for all periods through and including the Closing Date. (v) The Company is and always has been in material compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company. The prices for any property or services (or for the use of any property) provided by or to the Company are arm’s length prices for purposes of all applicable transfer pricing laws, including the Treasury Regulations promulgated under Section 482 of the Code and the regulations promulgated thereunder. (w) Except as otherwise set forth on Schedule 2.12(w), the Company has not claimed any tax credit pursuant to the CARES Act or any similar provision of Applicable Law. (x) Each “nonqualified deferred compensation plan” (within the meaning of Section 409A) in all materials respects complies with the requirements of Section 409A(a) by its terms and has been operated in accordance with such requirements. The Company is not under any obligation to gross up

40 any Taxes or reimburse any Tax-related payments to any Person under Section 409A of the Code or otherwise. (y) There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any of its ERISA Affiliates to which the Company or any of its ERISA Affiliates is a party or by which the Company or its assets are bound that, considered individually or considered collectively with any other agreement, plan, arrangement or other Contract will (whether alone or upon the occurrence of any additional or subsequent events) give rise directly or indirectly to the payment of any amount that would reasonably be characterized as a “parachute payment” within the meaning of Section 280G of the Code. The Company has no obligation to gross up, indemnify or otherwise provide any payment for any excise Taxes, including those incurred pursuant to Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code. (z) The Company has delivered to Acquirer true, correct and complete copies of all election statements under Section 83(b) of the Code, together with evidence of timely filing with respect to any Unvested Company Shares or other property issued by the Company to its employees, non-employee directors, consultants and other service providers. Notwithstanding anything to the contrary in this Section 2.12, the Company makes no representations or warranties as to the amount or availability for use in periods (or portions thereof) beginning after the Closing Date of any net operating loss, capital loss, or Tax credit carryforward. 2.13 Employee Benefit Plans and Employee Matters. (a) Schedule 2.13(a) of the Company Disclosure Letter lists, with respect to the Company, any professional employer organization or employer of record employing any Company service provider, and any trade or business (whether or not incorporated) that is treated as a single employer with the Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, all material (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) loan to an employee, (iii) stock option, stock purchase, phantom stock, stock appreciation right, restricted stock unit, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) bonus, pension, profit sharing, savings, severance, retirement, deferred compensation or incentive plans (including cash incentive plans), programs or arrangements, (v) housing assistance, education assistance, transportation, leave and time off plans, programs and arrangements other than those provided by Applicable Law, (vi) other fringe or employee benefit plans, programs or arrangements and (vii) employment, individual consulting, retention, change of control or executive compensation or severance agreements, in each case, written or otherwise, formal or informal, as to which any unsatisfied obligations of the Company remain for the benefit of, or relating to, any present or former employee, Contractor or non-employee director of the Company or for which the Company has liability (all of the foregoing described in clauses (i) through (vii) collectively, the “Company Employee Plans”). (b) The Company does not sponsor or maintain any self-funded employee benefit plan, including any plan to which a stop-loss policy applies. The Company has provided to Acquirer a true, correct and complete copy of each of the Company Employee Plans and related plan documents (including executed adoption agreements, trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions, prospectuses, registration statements and other authorizing documents, actuarial reports, financial statements, and any material employee communications relating thereto) and has with respect to each Company Employee Plan that is subject to ERISA reporting requirements, provided to

41 Acquirer true, correct and complete copies of the Form 5500 reports and non-discrimination tests filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the Tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code. Each trust established in connection with any Company Employee Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no event has occurred that would reasonably be expected to adversely affect the exempt status of any such trust. All individuals who, pursuant to the terms of any Company Employee Plan, are entitled to participate in any Company Employee Plan, are currently participating in such Company Employee Plan or have been offered an opportunity to do so and have declined in writing. The Company has provided to Acquirer true and complete copies of any authorized Tax Authority letter or ruling issued with respect to any such Company Employee Plans. (c) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or any similar state law and the Company has complied with the requirements of such COBRA and any Applicable Law. Each Company Employee Plan has been maintained and administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by Applicable Law (including ERISA and the Code), and, in all material respects, the Company and each ERISA Affiliate has performed all obligations required to be performed by it under and is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the Company Employee Plans. All contributions required to be made by the Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years (and no further contributions are planned to be accrued thereunder through to the Closing Date, other than contributions accrued in the ordinary course of business and consistent with past practice after the Company Balance Sheet Date as a result of the operations of the Company after the Company Balance Sheet Date). Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without Liability to Acquirer (other than ordinary and reasonable administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan, the Company and each ERISA Affiliate has at all times timely made deposits of any employee contributions, prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action, litigation or claim is currently pending, or to the knowledge of the Company, is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by any Governmental Entity. With respect to each Company Employee Plan, (i) no breaches of fiduciary duty or other failures to act or comply in connection with the administration or investment of assets, including any “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) have occurred with respect to any Company Employee Plan, (ii) no lien has been imposed under Applicable Law and the Company and each ERISA Affiliate is not subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plans and (iii) the Company has not made any filing in respect of such Company Employee Plan under any voluntary

42 correction program. No Company Employee Plan is sponsored by a human resources and benefits outsourcing entity or professional employer organization. (d) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan that would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent full fiscal year included in the Financial Statements. (e) There is no Company Employee Plan that has been established or maintained, or that is required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction, outside of the United States (“International Company Benefit Arrangements”). Furthermore, no International Company Benefit Arrangement has unfunded Liabilities, that as of the Closing, will not be offset by insurance or fully accrued. The Company does not engage or employ, and has not at any time engaged or employed, any individual who provides all or substantially all of his or her services to the Company outside of the United States. (f) No Company Employee Plan is, and neither the Company nor any of its ERISA Affiliates maintains, sponsors or contributes to, or has at any time maintained, sponsored or contributed to, or has any liability or obligation (fixed or contingent) with respect to (i) any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” as such term is defined in Section 3(37) of ERISA, (iii) any “multiple employer welfare arrangement” as such term is defined in Section 3(40) of ERISA or (iv) any “multiple employer plan” as such term is defined in Section 413(c) of the Code. (g) The Company is, and for the past four (4) years has been, in compliance in all material respects with all Applicable Law and Contract respecting employment issues, including: discrimination or harassment in employment, termination of employment, terms and conditions of employment, employee benefits, worker classification (including the proper classification of workers as independent contractors and consultants and the proper classification of employees as exempt or non- exempt), wages, pay slips, social security contributions, state and federal withholdings, working hours and overtime, rest periods, occupational safety and health and employment practices, immigration and work authorization laws, privacy, and pension. To the extent that any Company Employee Plan was structured so as to be qualified under any provision of Applicable Law in any jurisdiction, no event has occurred that would cause the loss of such qualified status. The Company has withheld all amounts required by Applicable Law or Contract to be withheld from the wages, salaries and other payments to employees and paid them to the relevant Governmental Entities and the Company is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has paid to all current and former employees, and current and former Contractors all payments, wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and Contractors. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. Except as set forth on Schedule 2.13(g) of the Company Disclosure Letter, the Company has no continuing obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. The Company does not have any other obligations with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount and are outstanding routine payments to be made in the normal course of business and consistent with past practice. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of their respective current or former

43 employees or Contractors, which controversies have or would reasonably be expected to result in a Legal Proceeding. (h) Except as set forth on Schedule 2.13(h) of the Company Disclosure Letter, all past and present employees of the Company have executed the Company’s restrictive covenants agreement. The Company has provided to Acquirer true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and agreements with current and former Contractors, (iv) all forms of confidentiality, non- competition or inventions agreements between current and former employees/Contractors and the Company (and a true, correct and complete list of employees not subject thereto), (v) the most current management organization chart(s), (vi) all forms of bonus plans and any form award agreement thereunder, (vii) a schedule of bonus entitlements for current employees of the Company, (viii) any agreements that deviate in any material respect from the forms provided, (ix) copies of all current employee manuals and handbooks, all Company’s material policies and guidelines with regard to engagement terms and procedures, and other material documents relating to the engagement of the Company’s employees and Contractors, (x) accurate and complete copies of all the employment agreements with the Company’s Critical Employees. (i) The Company is not, nor in the past five (5) years has been a party to or bound by any collective bargaining agreement, works council arrangement or other labor union Contract, or is otherwise required (under any law, under any Contract or otherwise) to provide benefits or working conditions under any of the foregoing. No collective bargaining agreement is being negotiated by the Company and the Company does not have any duty to bargain with any labor organization. There are no labor organizations representing, and to the knowledge of the Company, there are no labor organizations purporting to represent or seeking to represent, any employees of the Company. The Company is not or has ever been a member of any employers’ association or organization. The Company has not ever paid, is not required to pay and has not ever been requested to pay any payment (including professional organizational handling charges) to any employers’ association or organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company. To the knowledge of the Company, there are no activities or proceedings of any labor union or to organize its employees. There is no, and for the past five (5) years has not been, any labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened, that may interfere with the conduct of the Business. Neither the Company nor to the knowledge of the Company, any of its respective Representatives has committed any unfair labor practice in connection with the conduct of the Business, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable Governmental Entity pending or, to the knowledge of the Company, threatened. No employee of the Company has been dismissed, furloughed or transitioned to a reduced work schedule in the 90 days immediately preceding the Agreement Date. (j) To the knowledge of the Company, no current employee of the Company is in violation of any term of any employment agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the Business or to the use of trade secrets or proprietary information of others. To the knowledge of the Company, no Contractor of the Company is in violation of any term of any non- competition agreement or any restrictive covenant to a former employer relating to the right of any such consultant or contractor to be providing services to the Company because of the nature of the Business or to the use of trade secrets or proprietary information of others. Except as set forth on Schedule 2.13(j) of the Company Disclosure Letter, as of the date hereof, no current employee of the Company has given notice to the Company and, to the knowledge of the Company, no employee of the Company intends to terminate his or her employment with the Company. Except as set forth on Schedule 2.13(j) of the Company Disclosure Letter, the employment of each of the employees of the Company is “at will” (except for non- United States employees of the Company located in a jurisdiction that does not recognize the “at will”

44 employment concept which in their case each can be terminated with a prior notice period of less than one month) and the Company does not have any obligation to provide any severance or particular form or period of notice prior to terminating the employment of any of its at-will employees. None of the Company, or to the knowledge of the Company, any other Person has (i) entered into any Contract that obligates or purports to obligate Acquirer to make an offer of employment to any present or former employee or Contractor of the Company or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or Contractor of the Company of any terms or conditions of employment with Acquirer following the Closing. (k) Schedule 2.13(k)(i) of the Company Disclosure Letter sets forth a complete list of all current employees of the Company as of the date hereof, showing each such individual’s name, employing entity, hire date, position and title, visa status, work location, type of employment (whether permanent or fixed-term), classification as exempt or non-exempt, gross monthly / hourly salary, actual scope of employment (e.g., full- or part-time or temporary), target bonus, commission or other variable or incentive compensation for the current fiscal year, accrued vacation and sick leave and whether the employee is on leave (and if so, the category of leave, the date on which such leave commenced and the date of expected return to work). Except as set forth in Schedule 2.13(k)(i) of the Company Disclosure Letter, the Company has not made any promises or commitments to any of its employees or former employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits, as listed in Schedule 2.13(k)(i) of the Company Disclosure Letter. No employee of the Company has been engaged by it prior to the date of commencement of employment specified in Schedule 2.13(k)(i) nor entitled to any employment seniority credit due to a period of engagement before such date. Schedule 2.13(k)(ii) of the Company Disclosure Letter sets forth a complete list of all of its current Contractors as of the date hereof and, for each, name, engaging entity, position, location of services, such individual’s compensation, such individual’s initial date of engagement, the notice or termination provisions applicable to the services provided by such individual and any other compensation payable. Except as set forth on Schedule 2.13(k)(ii) of the Company Disclosure Letter, all current Contractors can be terminated on notice of one month or less to the Contractor. All current and former Contractors have received all their rights to which they are and were entitled to according to any Applicable Law or Contract with the Company. The Company does not engage any personnel through manpower agencies. Except as set forth in Schedule 2.13(k)(ii) of the Company Disclosure Letter, the Company has not made any promises or commitments to any of its Contractors, whether in writing or not, with respect to any future changes or additions to their compensation or benefits. The Company has no employees located outside of the U.S. (l) The Company is and for the past three (3) years has been in compliance in all respects with the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law (the “WARN Act”). In the past three (3) years, (i) the Company has not effectuated a “plant closing” (as defined by the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined by the WARN Act) affecting any site of employment or facility of the Company and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an employment loss (as defined in the WARN Act) during the 90-day period immediately preceding the Agreement Date. (m) Except as disclosed in Schedule 2.13(m) of the Company Disclosure Letter, there are no offer letters, employment agreements, services agreements, consultancy agreements or other agreements or arrangements entered into by the Company pursuant to which the execution, delivery and performance of this Agreement, or the consummation of the Transactions, or any termination of employment or service and any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event (whether contingent or otherwise), (i) result in any

45 material payment or benefit (including severance, unemployment compensation, bonus or otherwise) becoming due or payable, or required to be provided, to any current or former employee, director, independent contractor or consultant, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, director, independent contractor or consultant, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) increase the amount of compensation due to any Person by the Company, (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person or (vi) limit the Company’s ability to terminate any Company Employee Plan. (n) There are no performance improvements or disciplinary actions contemplated or pending against any of the Company’s employees. No Misconduct Claim has been made against any current officer, employee, director, or contractor of the Company, in each case in such individual’s capacity as such, or otherwise in the past three (3) years, or is currently pending or threatened against any current service provider of the Company with respect to conduct relating to the Company’s workplace, and to the knowledge of the Company, no service provider of the Company has engaged in any act that would reasonably be expected to give rise to a Misconduct Claim relating to the Company’s workplace, and, to the actual knowledge of the Company, no service provider has been terminated from any prior employment or service for any Misconduct Claim. (o) The Company maintains complete Form I-9s with respect to each of its former and current employees in compliance with Applicable Law concerning immigration and employment eligibility verification obligations. Every Person who provides services to the Company and who requires a visa, employment pass or other required permit to work in the country in which he is employed or provides services has produced a current employment pass or such other required permit to the Company and possesses all necessary permission to remain in such country and perform services in that country. (p) The Company has no material unsatisfied obligations of any nature to any of its former employees or Contractors, and their termination was in material compliance with all material Applicable Laws and Contracts. 2.14 Interested-Party Transactions. Except as set forth in Schedule 2.14 of the Company Disclosure Letter, as of the Agreement Date, none of the current officers or directors of the Company or, to the Company’s knowledge, any current Company Stockholder or any immediate family member of any current officer, director, or current Company Stockholder (other than any portfolio companies in which any Company Stockholder that is a venture capital fund, private equity fund or other similar investment entity has an investment unrelated such Company Securityholder’s investment in the Company), has any direct or indirect ownership, participation, royalty or other financial interest in, or is an officer, director or employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than 1% of the shares of any corporation whose shares are publicly traded or any such relationship that is on an arm’s length basis). Except as set forth in Schedule 2.14 of the Company Disclosure Letter, as of the Agreement Date, no such Person, or any members of their immediate families, is a party to any Contract to which the Company is a party or by which the Company or any of its assets or properties are bound, except for normal compensation for services as an officer, director or employee thereof and for Contracts relating to the grant of Company Options or issuance of any shares of Company Capital Stock to such Persons. All trade between the Company and its officers, directors, employees or stockholders, members of their immediate families has been conducted on ordinary market terms (“arm’s length”). To the knowledge of the Company, no such Person, or immediate family members has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in the business of the Company, except for the rights of stockholders under Applicable Law. To the knowledge of the Company, all transactions between the Company and interested parties that require approval pursuant

46 to the Certificate of Incorporation or Contracts have been so approved. 2.15 Insurance. As of the Agreement Date, the Company maintains the policies of insurance and bonds set forth in Schedule 2.15 of the Company Disclosure Letter, which sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amounts and any applicable deductible and any other material provisions, as well as all claims made under such policies and bonds since inception. The Company has made available to Acquirer true, correct and complete copies of all such policies of insurance and bonds. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. 2.16 Books and Records. The Company has made available to Acquirer true, correct and complete copies of (i) all documents identified on the Company Disclosure Letter, (ii) the Certificate of Incorporation or equivalent organizational or governing documents of the Company, each as currently in effect, (iii) the complete minute books containing records of all proceedings, consents, actions and meetings of the Board, committees of the Board and the Company Stockholders, (iv) the share ledger, journal and other records reflecting all share issuances and transfers and all stock option and warrant grants and agreements of the Company and (v) all currently effective permits, orders and consents issued by any regulatory agency with respect to the Company, or any securities of the Company. The minute books of the Company made available to Acquirer contains a true, correct and complete summary of all meetings of directors and of the Company Stockholders or actions by written consent since the time of incorporation of the Company through the Agreement Date. The books, records and accounts of the Company (A) are true, correct and complete in all material respects, (B) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (C) are stated in reasonable detail and accurately and fairly reflect in all material respects all of the transactions and dispositions of the assets and properties of the Company and (D) accurately and fairly reflect in all material respects the basis for the Financial Statements. 2.17 Material Contracts. (a) Schedules 2.17(a)(i) through 2.17(a)(xxi) of the Company Disclosure Letter set forth, as of the Agreement Date, a list of each of the following Contracts (other than Company Employee Plans) to which the Company is a party that are in effect on the Agreement Date (collectively, including if entered into after the Agreement Date in compliance with the terms and conditions of this Agreement, “Material Contracts”): (i) any Contract with a (A) Significant Customer, (B) Significant Supplier or (C) Significant Payor; (ii) any dealer, reseller, distributor, referral or similar agreement, or any Contract providing for the grant of rights to reproduce, license, resell, distribute, market, refer or sell the Company Products to any other Person or relating to the advertising or promotion of the Business; (iii) (A) any joint venture Contract, (B) any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons and (C) any Contract that involves the payment by the Company of royalties to any other Person;

47 (iv) any agreement or Contract providing for the payment of compensation or benefits (including any accelerated vesting) upon any termination of employment or service, or in connection with the Transactions, with any current or former employees under which the Company has any actual or potential Liability; (v) any separation agreement or severance agreement with any current or former employees under which the Company has any ongoing Liability; (vi) any Contract for the employment of any director, officer, employee or consultant of the Company or any other type of Contract with any officer, employee or consultant of the Company that is not immediately terminable by the Company without cost or Liability, including any Contract requiring it to make a payment to any director, officer, employee or consultant on account of the Merger, any other Transaction or any Contract that is entered into in connection with this Agreement; (vii) any Contract (A) pursuant to which any other Person is granted exclusive rights or “most favored party” rights, rights of first refusal, rights of first negotiation or any similar rights of any type or scope with respect to any of the Company Products, Company Intellectual Property or Company-Owned Data or which would otherwise restrict the Company from freely setting prices for the Company Products, (B) containing any non-competition covenants; (C) that limits or would limit the freedom of the Company or any of its successors or assigns or their respective Affiliates to (I) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to any of the Company Products or any Company-Owned Intellectual Property, or to make use of any Company-Owned Intellectual Property, including any grants by the Company of exclusive rights or licenses (II) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services or (III) solicit the services or business of any Person (D) containing any “take or pay,” minimum commitments or similar provisions or (E) pursuant to which any other Person is granted any right of first refusal, right of first offer, right of first negotiation or any similar right with respect to the acquisition of the Company, any Equity Interests of the Company or any assets of the Company; (viii) any Company Intellectual Property Agreement (A) where the Company grants any license, covenant not to sue or other rights under any Intellectual Property Rights to any Person, other than (I) non-exclusive licenses entered into in the ordinary course of business consistent with past practice on the Company’s standard form of customer contract (a copy of which has been made available to Acquirer), (II) customary nondisclosure agreements entered into by the Company in the ordinary course of business; (III) nonexclusive feedback and trademark licenses, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (IV) licenses to a service provider solely for the purpose of allowing such service provider to provide services to the Company (each of the licenses granted in clauses (I) to (IV), an “Excluded License Grant”); (B) where the Company obtains or receives any license, covenant not to sue or other rights under any Intellectual Property Rights from any Person; other than: (I) licenses to the Company for Third-Party Intellectual Property for software or other technology that is generally, commercially available on nondiscriminatory terms and where software or technology (x) is not material to the Company, (y) has not been modified or customized for the Company and (z) is licensed for an annual fee under $100,000, (II) licenses to the Company of Open Source Materials, (III) backup licenses from employees and contractors granted in connection with such employees’ or contractors’ provision of services to the Company; (IV) customary nondisclosure agreements entered into by the Company in the ordinary course of business; (V) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (VI) licenses from Company’s customers or resellers to the Company solely for the purpose of enabling the Company to provide services to the licensor;

48 (ix) any Standards Bodies Agreement; (x) any settlement agreement with respect to any Legal Proceeding; (xi) any Contract or plan (including any stock option, merger or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Interests of the Company, in each case, any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor, except for the repurchase rights disclosed on Schedule 2.2(a) or Schedule 2.2(b) of the Company Disclosure Letter; (xii) any Contract with any labor union or any collective bargaining agreement or similar contract with its employees; (xiii) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement; (xiv) any Contract of guarantee, surety, support, indemnification (other than pursuant to its standard end user agreements), assumption or endorsement of, or any similar commitment with respect to, the Liabilities or indebtedness of any other Person; (xv) any Contract for an individual capital expenditure in excess of $250,000 per annum; (xvi) any Contract pursuant to which the Company is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving expenditures in excess of $100,000 per annum; (xvii) any Contract pursuant to which the Company has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any Equity Interest or other material ownership interest in any other Person; (xviii) any material Company Data Agreement; (xix) any material Business Associate Agreement; (xx) any Contract with any Governmental Entity (“Government Contracts”); and (xxi) any other oral or written Contract or obligation not listed in clauses (i) through (xvii) that individually had or has a value or payment obligation in excess of $250,000 annually or is otherwise material to the Company or operation of the Business. (b) All Material Contracts are in written form. The Company has performed in all material respects all of the obligations required to be already performed by it and is entitled to all benefits under, and is not alleged to be in material default in respect of, any Material Contract. Each of the Material Contracts is in full force and effect, subject only to the Enforceability Exceptions. There exists no material default or event of default or event, occurrence, condition or act, with respect to the Company, or, to the knowledge of the Company, with respect to any other contracting party, that, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (i) become

49 a material default or event of default under any Material Contract or (ii) give any third party (A) the right to declare a material default or exercise any remedy under any Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Company under any Material Contract, or (D) the right to cancel, terminate or modify any Material Contract, provided, however, that solely with respect to Government Contracts, the foregoing shall not include any rights of a Governmental Entity that are exercisable independent of any default by the Company, whether arising under applicable law or the terms of such Government Contract. The Company has not received any written notice or other written communications regarding any actual or possible material violation or breach of, default under, cure notice, show cause notice, or intention to cancel or modify any Material Contract (including under a force majeure or similar provision). True, correct and complete copies of all Material Contracts have been made available to Acquirer. 2.18 Transaction Fees. Except as set forth on Schedule 2.18 of the Company Disclosure Letter, the Company has not incurred, and shall not incur, directly or indirectly, any Liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby, nor shall Acquirer, Merger Sub or the Company incur, directly or indirectly, any such Liability based on arrangements made by or on behalf of the Company. 2.19 Anti-Corruption Law. None of the Company or any of its directors, employees, or, to the knowledge of the Company, agents or representatives (in each case, acting in their capacities as such) has, in the past five (5) years, directly or, to the knowledge of the Company, indirectly through its representatives or any Person authorized to act on its behalf (including any distributor, agent, sales intermediary or other third party), (a) violated any Anti-Corruption Law or unlawfully (b) offered, given, promised to give or authorized the giving of money or anything of value, to any Government Official or to any other Person: (i) for the purpose of (A) corruptly or improperly influencing any act or decision of any Government Official in their official capacity, (B) inducing any Government Official to do or omit to do any act in violation of their lawful duties, (C) securing any improper advantage or (D) inducing any Government Official to use his or her respective influence with a Governmental Entity to affect any act or decision of such Governmental Entity in order to, in each case of clauses (A) through (D), assist the Company in obtaining or retaining business for or with, or directing business to, any Person or (ii) in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in, extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage. 2.20 Environmental, Health and Safety Matters. The Company is in material compliance with all Environmental, Health and Safety Requirements in connection with the ownership, use, maintenance or operation of its business or assets or properties. There are no pending, or to the knowledge of the Company, any threatened allegations by any Person that the properties or assets of the Company are not, or that its business has not been conducted, in compliance with all Environmental, Health and Safety Requirements. The Company has not retained or assumed any Liability of any other Person under any Environmental, Health and Safety Requirements. To the knowledge of the Company, there are no past or present facts, circumstances or conditions that would reasonably be expected to give rise to any Liability of the Company with respect to Environmental, Health and Safety Requirements. 2.21 International Trade Control Laws. (a) Neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any agents or other third-party representatives acting on behalf of the Company, each in their capacity as such, is currently, or has been in the past five (5) years: (i) a Sanctioned

50 Person, (ii) organized under the Applicable Laws of, ordinary resident in, or located in a Sanctioned Country or owned by a Person organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country on behalf of the Company in violation of applicable Sanctions Laws, or (iv) otherwise in violation of applicable Sanctions Laws, Export Controls, or U.S. Anti-boycott Laws (collectively, “Trade Controls”). (b) In the past five (5) years, the Company has conducted its export transactions in accordance in all material respects with the Trade Controls, including the Export Control Reform Act and Regulations, the Foreign Assets Control Regulations, the International Traffic in Arms Regulations and other controls administered by the United States Department of Commerce or the United States Department of State. Without limiting the foregoing, in the past five (5) years: (i) the Company has obtained all export and import licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Entity required for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (collectively, “Export Approvals”), (ii) the Company is in compliance with the terms of all applicable Export Approvals, (iii) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such Export Approvals, (iv) to the knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any future claims and (v) no Export Approvals for the transfer of export licenses to Acquirer or any of its Affiliates are required, except for such Export Approvals that can be obtained expeditiously and without material cost. The Company does not use or develop, or engage in, encryption technology, technology with military applications, or other technology whose development, commercialization or export is restricted under Export Controls. (c) In the past five (5) years, the Company has not (i) received from any Governmental Entity or any other Person any written notice, inquiry, or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Entity or (iii) conducted any internal investigation or audit, in each case concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws. The Company has maintained and enforced policies, procedures and internal controls reasonably designed to ensure compliance with Anti-Corruption Laws. 2.22 Customers. As of the Agreement Date, the Company does not have any outstanding material disputes concerning any Company Products with any customer who, for the year ended December 31, 2025 or the six-month period ended June 30, 2026, was one of the 15 largest sources of revenue for the Company, based on amounts paid or payable to the Company with respect to such periods (each, a “Significant Customer”), and, to the knowledge of the Company, there is no material dissatisfaction on the part of any Significant Customer with respect to any Company Products. Each Significant Customer and the amount of revenue received from, or the amount of contracted annual recurring revenue with respect to, such Significant Customer for the applicable period is listed on Schedule 2.22 of the Company Disclosure Letter. As of the Agreement Date, the Company has not received any written notice or other written correspondence from any Significant Customer that such Significant Customer shall not continue as a customer of the Company (or Acquirer), after the Closing or that such Significant Customer intends to terminate or materially modify existing Contracts with the Company (or Acquirer). 2.23 Suppliers. As of the Agreement Date, the Company does not have any outstanding material disputes concerning products or services provided by any supplier, vendor or licensor who, for the year ended December 31, 2025 or the six-month period ended June 30, 2026, was one of the 10 largest suppliers of products or services to the Company, based on amounts paid or payable with respect to such periods (each, a “Significant Supplier”), there is no material dissatisfaction on the part of the Company with respect to any Significant Supplier and, to the knowledge of the Company, there is no material dissatisfaction on

51 the part of any Significant Supplier with respect to the Company. Each Significant Supplier and the amount paid to such Significant Supplier for such period is listed on Schedule 2.23 of the Company Disclosure Letter. As of the Agreement Date, the Company has not received any written notice or other written correspondence from any Significant Supplier that such supplier shall not continue as a supplier to the Company (or Acquirer), after the Closing or that such Significant Supplier intends to terminate or materially modify existing Contracts with the Company (or Acquirer). 2.24 Payors. As of the Agreement Date, the Company has no outstanding material disputes concerning any Company Products with any payors who, for the year ended December 31, 2025 or the six- month period ended June 30, 2026, was one of the 10 largest sources of revenue for the Company, based on amounts paid or payable to the Company with respect to such periods (each, a “Significant Payor”), and, to the knowledge of the Company, there is no material dissatisfaction on the part of any Significant Payor with respect to any Company Products. Each Significant Payor and the amount of revenue received from or reasonably allocated to, or the amount of contracted annual recurring revenue with respect to, such Significant Payor for the applicable period is listed on Schedule 2.24 of the Company Disclosure Letter. As of the Agreement Date, the Company has not received any written notice or other written correspondence from any Significant Payor that such Significant Payor shall not continue its relationship with the Company (or Acquirer), after the Closing or that such Significant Payor intends to terminate or materially modify existing Contracts with the Company (or Acquirer). ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT, ACQUIRER AND MERGER SUB Parent, Acquirer and Merger Sub represent and warrant to the Company as follows: 3.1 Organization and Standing. Each of Parent, Acquirer and Merger Sub is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent, Acquirer and Merger Sub has full corporate power and authority to conduct its businesses as presently conducted. 3.2 Authority; Non-contravention. (a) Each of Parent, Acquirer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Parent, Acquirer and Merger Sub. This Agreement has been duly executed and delivered by each of Parent, Acquirer and Merger Sub and, assuming the due execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of Parent, Acquirer and Merger Sub, enforceable against Parent, Acquirer and Merger Sub, respectively, in accordance with its terms, subject only to the Enforceability Exceptions. (b) The execution and delivery of this Agreement by Parent, Acquirer and Merger Sub do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person pursuant to, (i) any provision of the articles or certificate of incorporation, as applicable, or bylaws or other equivalent organizational or governing documents of Parent, Acquirer and Merger Sub, in each case as amended to date or (ii) Applicable Law, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to Parent’s, Acquirer’s or Merger Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement.

52 (c) Except as required by applicable federal and state securities laws, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent, Acquirer or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the applicable requirements of other Antitrust Laws, (iii) the filing of the Certificate of Merger with the Secretary of the State of Delaware, (iv) compliance with the rules and regulations of any national security exchange on which securities of Parent are listed, and (v) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect with respect to Parent or Acquirer. 3.3 Financing. Parent and Acquirer have, and as of the Closing will have, sufficient funds available to them (including cash, available lines of credit or other sources of immediately available funds) to permit Acquirer to consummate the Merger at the Closing upon the terms contemplated by this Agreement. 3.4 Merger Sub Formation. Merger Sub is a newly organized corporation, formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement and its formation. Merger Sub is a direct wholly owned Subsidiary of Acquirer. 3.5 Issuance of Shares. The shares of Parent Common Stock issuable in the Merger, when issued by Parent in accordance with this Agreement, assuming the accuracy of the representations and warranties made by the Company and the Company Securityholders herein and in the other Transaction Documents, will be duly authorized and issued, fully paid, non-assessable, issued in compliance with Applicable Law, and will be free of restrictions on transfer other than restrictions on transfer under Applicable Law, this Agreement and any stock restriction agreement entered into between Parent and any Company Stockholder. 3.6 Capitalization of Parent. The authorized capital stock of Parent includes a sufficient number of authorized and unissued shares of Parent Common Stock to permit the issuance of all Parent Common Stock to the Company Stockholders at the Closing. 3.7 Exempt Issuance. Assuming the delivery and accuracy of the representations and warranties of the Company Stockholders set forth in the Investor Representation Letters, the issuance and delivery of the Parent Common Stock to the Company Stockholders pursuant to this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof or Regulation D promulgated thereunder, and from the registration or qualification requirements of applicable state securities Laws. 3.8 CFIUS No Foreign Person. Neither Parent, Acquirer nor Merger Sub is a foreign person, as defined in 31 C.F.R. § 800.224. Parent, Acquirer and Merger Sub further represent that the transaction contemplated by this Agreement will not result in foreign control (as defined in 31 C.F.R. § 800.208) of the Company. 3.9 Litigation. There is no Legal Proceeding pending or, to the knowledge of Parent or Acquirer, threatened in writing against Parent, Acquirer or Merger Sub that would, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent, Acquirer or Merger Sub to consummate the Merger or to perform their respective obligations under this Agreement.

53 3.10 Data Security Program. Neither Parent, Acquirer nor Merger Sub is a “covered person” as that term is defined in Executive Order 14117 and rules and regulations issued thereunder, including 28 C.F.R. Part 202, as implemented or amended from time to time (the “DSP”). 3.11 No Sanctioned Person. Neither Parent, Acquirer nor Merger Sub is a Sanctioned Person. 3.12 Solvency. Immediately after giving effect to the Merger and the other transactions contemplated by this Agreement (including the payment of the Aggregate Consideration and all related fees and expenses), each of Parent and Acquirer will be Solvent. For purposes of this Section 3.12, “Solvent” means, with respect to any Person, that (a) the fair value of such Person’s assets exceeds its debts and liabilities (whether subordinated, contingent or otherwise), (b) such Person is able to pay its debts and liabilities as they become absolute and mature in the ordinary course of business, and (c) such Person does not have unreasonably small capital with which to conduct its business. ARTICLE IV CONDUCT PRIOR TO THE CLOSING 4.1 Conduct of the Business of the Company. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement pursuant to Article VII and the Closing (the “Interim Period”), the Company shall, except as (i) expressly set forth on Schedule 4.1 of the Company Disclosure Letter, (ii) expressly contemplated by the terms of this Agreement (iii) required by Applicable Law, or (iv) with the prior written consent of Acquirer (such consent shall not be unreasonably withheld, conditioned, or delayed; (a) use commercially reasonable efforts to conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with Applicable Law (except to the extent expressly provided otherwise in this Agreement); (b) (i) use its commercially reasonable efforts to pay all of its debts and Taxes when due consistent with the Company’s past practice, subject to good faith disputes over such debts or Taxes, (ii) use its commercially reasonable efforts to pay or perform its obligations when due, (iii) use its commercially reasonable efforts consistent with past practice and policies to collect accounts receivable when due and not extend credit outside of the ordinary course of business, and (iv) use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; and (c) promptly notify Acquirer of any change, occurrence or event not in the ordinary course of business, or of any change, occurrence or event (including any actual Security Incident involving unauthorized access to or acquisition of Personal Data ) that, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to the Closing set forth in Section 6.1 or Section 6.3 to not be satisfied promptly after any Knowledge Party becomes aware of such change, occurrence or event. 4.2 Restrictions on Conduct of the Business of the Company. Without limiting the generality or effect of the provisions of Section 4.1, during the Interim Period, the Company shall not do, cause or permit any of the following, except as (i) expressly set forth on Schedule 4.2 of the Company Disclosure Letter, (ii) expressly contemplated by the terms of this Agreement, (iii) required by Applicable Law, or (iv) with the prior written consent of Acquirer (with such consent not to be unreasonably withheld, conditioned or delayed):

54 (a) Charter Documents. Amend its certificate of incorporation or equivalent organizational or governing documents; (b) Dividends; Changes in Capital Stock. Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its share capital (other than the issuance of shares of Company Common Stock upon the exercise of Company Warrants or exercise of Company Options in accordance with the terms of the Company Stock Plans or the conversion of Company Preferred Stock in accordance with the terms of the Certificate of Incorporation or other equivalent organizational or governing documents of the Company, in each case as amended to date), or repurchase or otherwise acquire, directly or indirectly, any shares of its share capital except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service; (c) Material Contracts. (i) Enter into, materially amend or modify any (A) Material Contract or Contract that would (if entered into, amended or modified prior to the Agreement Date) constitute a Material Contract or (B) a Contract requiring a novation or consent in connection with the execution and delivery of this Agreement or the consummation of the Transactions, or (ii) terminate or waive material rights under any Material Contract or Contract that would (if entered into, amended or modified prior to the Agreement Date) constitute a Material Contract, other than, in each case of clause (i)(A) and (ii), any entry into a consignment Contract primarily for consignment of Company Products on Company’s form Contract (a copy of which form has been made available to Acquiror) for which such new Contract, or any entry into or amendment to a Contract in the ordinary course of business for which such new Contract or amendment with a supplier or vendor of the Company for a Contract for the provision of goods or services to the Company for a Contract primarily for the provision of goods or services to the Company, (I) has an amount paid or payable pursuant to its terms of less than $500,000, (II) has a term of less than one (1) year or is terminable for any reason by the Company without fee or penalty upon no more than 45 days’ notice, and (III) does not create, modify, add or delete any terms that make (or would make) a Contract a Material Contract pursuant to any of Sections 2.17(a)(ii), (iii), (vii), (viii), (ix), (xii), (xiii), (xiv), (xvi), (xvii), (xix) and (xx); provided further that nothing in this Section 4.2(c) will restrict the renewal of any Material Contract on substantially the same terms as such Material Contract is in effect on the Agreement Date; (d) Issuance of Securities. Issue, deliver or sell or authorize or propose or agree to the issuance, delivery or sale of, or purchase or propose or agree to the purchase of, any Company Voting Debt or any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue, any such shares or other convertible securities, other than (i) the issuance of shares of Company Capital Stock pursuant to (A) the exercise of Company Options outstanding as of the Agreement Date, (B) the exercise of Company Warrants outstanding as of the Agreement Date, and (C) the conversion of Company Preferred Stock in accordance with the terms of the Certificate of Incorporation or other equivalent organizational or governing documents of the Company, in each case as amended to date, and (ii) the repurchase of any shares of Company Capital Stock from former employees, non-employee directors and consultants in accordance with Contracts providing for the repurchase of shares in connection with any termination of service; (e) Employees; Consultants; Independent Contractors. (i) Hire any additional officers, directors, or other employees or independent contractors or consultants (other than (A) the replacement of employees below the level of director that resign from employment with the Company, with such replacements in the ordinary course of business consistent with past practice and (B) hiring variable labor workers, including cardiac technicians and hourly warehouse employees, in the ordinary course of

55 business), (ii) terminate (other than for cause) the employment or services of any employee, (iii) change the title, office or position, or materially change the responsibilities of any personnel of the Company that are (on a post-change basis) at or above the level of director, (iv) materially amend any employment or consulting agreement with any officer, director, or other employee or independent contractor or consultant, or (v) enter into any Contract with a labor union or collective bargaining agreement; (f) Loans and Investments. Make any loans or advances (other than routine expense advances to employees of the Company in the ordinary course of business) to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances; (g) Intellectual Property. Acquire or license from, or transfer or license to, any Person any rights to any Intellectual Property under a Contract that would (if entered into, amended or modified prior to the Agreement Date) constitute a Material Contract, or transfer or provide a copy of any Company Source Code to any Person (other than providing access to Company Source Code to current employees and consultants of the Company involved in the development of the Company Products on a need-to-know basis, consistent with past practice and subject to written agreements between the Company and each such employee or consultant, each such agreement containing confidentiality and non-use obligations binding on such employee or consultant); (h) Registered Intellectual Property. (A) Take any action regarding a patent, patent application or other Company Registered Intellectual Property, other than filing continuations for or other ordinary course prosecutions or filings related to patents, patent applications or other registrations or applications for patents, domain names, trademarks or service marks in the ordinary course of business and consistent with past practice or (B) fail to prosecute and maintain all Company Registered Intellectual Property; (i) Exclusive Rights and Most Favored Party Provisions. Enter into any Contract pursuant to which any other Person is granted exclusive rights or “most favored party” rights of any type or scope with respect to any Company Products (or any component thereof) or Company-Owned Intellectual Property, or containing any non-competition covenants or other similar restrictions relating to Company’s or Acquirer’s business activities or that grants rights of first refusal, rights of first negotiation or similar rights to any third party, or that expressly limits the rights of the Company to purchase or otherwise obtain any components, supplies, equipment, parts or services (other than customer employee and contractor non-solicits entered into in the ordinary course of business), or amend any Contract to add, grant or modify any of the foregoing rights, covenants, restrictions or limits; (j) Dispositions. Sell, lease, license or otherwise dispose of or encumber (other than Permitted Encumbrances) any of its properties or assets, other than sales and non-exclusive licenses of Company Products in the ordinary course of business or enter into any Contract with respect to the foregoing; (k) Indebtedness. Incur any Funded Debt other than (i) as expressly required by and in compliance with the required payment terms thereof, and (ii) the payment of trade debt in the ordinary course of business or guarantee any such Funded Debt or issue or sell any debt securities, warrants or other rights to acquire debt securities, or assume, endorse or otherwise guarantee any debt securities of others; (l) Payment of Obligations. Pay, discharge or satisfy (A) any amounts due under any promissory note issued by the Company to any Person who is an officer or director of the Company as of the Agreement Date or (B) any claim or Liability in excess of $250,000 individually or $500,000 in the aggregate, other than (A) in the ordinary course of business, (B) the payment, discharge or satisfaction of

56 Liabilities reflected or reserved against in the Financial Statements; (C) Transaction Expenses and (D) payment of obligations existing as of the Agreement Date for rent, payroll and interest obligations on Funded Debt of the Company in the ordinary course of business; (m) Cash Management. (i) Make any material change in the cash management practices or policies of the Company, (ii) make any material change with respect to the collection of accounts receivable, establishment of reserves for uncollectible receivables, accrual of accounts receivable, purchase of inventory and supplies, repairs and maintenance, pricing and credit practices, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue or acceptance of customer deposits or otherwise accelerate the collection of accounts receivable or realization of other current assets or defer the payment of any accounts payable, (iii) give any discount, accommodation or other concession other than in the ordinary course of business or (iv) make any payments prohibited by the Interim Funding Agreement; (n) Accounting Practices. Except in accordance with GAAP, adopt or change the Company’s accounting policies or procedures in any material respect, including with respect to reserves for excess or obsolete inventory, doubtful accounts or other reserves, depreciation or amortization policies or rates, revenue recognition policies, billing and invoicing policies, payment or collection policies or practices or cash management; (o) Capital Expenditures. Make any individual capital expenditures, capital additions or capital improvements in excess of $250,000; (p) Insurance. Materially change the amount of any insurance coverage or allow any existing insurance policies to lapse without a procuring a materially similar or superior replacement policy; (q) Employee Benefit Plans; Pay Increases. (i) adopt or amend any employee or compensation benefit plan, including any stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, (ii) amend any deferred compensation plan within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder, (iii) pay any special bonus or special remuneration to any employee or non- employee director or consultant, (iv) increase the salaries, wage rates, target bonus, commission opportunity or fees of its employees or individual consultants other than (a) increases for employees below the level of director entered into in the ordinary course of business and consistent with past practice and (b) in the event that the Merger has not closed by January 1, 2027, increases for employees below C-level in the ordinary course of business and consistent with past practice and a one-time increase of no greater than 3% for C- level employees in the ordinary course of business, or (v) add any new members to the board; (r) Severance Arrangements. Grant, pay, or enter into any Contract providing for the granting of any severance; provided that this provision will not restrict the Company from (i) paying any severance pursuant to any existing severance contract (subject to obtaining a release of claim from the payee) or (ii) paying any severance in the ordinary course of business in connection with the departure of an employee (subject to such employee executing a customary release agreement), if such severance amounts are paid in full prior to the Closing and are no more than three (3) months’ salary; for the avoidance of doubt, in no event shall the Company be permitted to enter into or amend any severance agreements for Continuing Employees without the express prior consent of Acquirer; (s) Legal Proceedings; Settlements. (i) Commence a Legal Proceeding other than (A) in such cases where it in good faith determines that failure to commence such Legal Proceeding would result in the material impairment of a valuable aspect of its business; provided, that it provides notice to Acquirer prior to the filing of such Legal Proceeding or (B) for a breach of this Agreement or any Contract

57 entered into in connection with this Agreement, including the Interim Funding Agreement, or (ii) settle or agree to settle any pending or threatened Legal Proceeding or other dispute in excess of $500,000; (t) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its business, or enter into any Contract with respect to a joint venture, or otherwise adopt or enter into any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganizational or similar change in capitalization; (u) Taxes. Make (inconsistent with past practice) or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any federal, state or non-U.S. income Tax Return or any other material Tax Return, file any amendment to a federal, state or foreign non- U.S. Tax Return or any other material Tax Return, enter into any Tax sharing or similar agreement or closing agreement, assume any Liability for Taxes of any other Person (whether by Contract or otherwise, other than any Contracts entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes), settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or enter into intercompany transactions giving rise to deferred gain or loss of any kind; (v) Accounting. Change accounting methods or practices (including any change in depreciation or amortization policies) or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business), except in each case as required by changes in GAAP as concurred with its independent accountants and after notice to Acquirer; (w) Real Property. Enter into any Contract for the purchase, sale or lease of any real property; (x) Encumbrances. Place or allow the creation of any Encumbrance (other than a Permitted Encumbrance) on any of its properties if such Encumbrance would be material to the Company or includes a grant by Company of any exclusivity or other exclusive rights; (y) Warranties, Discounts. Materially change the manner in which it provides warranties, discounts or credits to customers in its Contracts with customers; (z) Privacy. Amend any Company Privacy Policies published on Company Websites or adversely modify the functioning of the Systems; (aa) Interested Party Transactions. Enter into any Contract that, if entered immediately prior to the Agreement Date, would require that such Contract be listed on Schedule 2.14 of the Company Disclosure Letter; or (bb) Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (a) through (aa) in this Section 4.2. 4.3 Consent of Acquirer. Requests for Acquirer’s written consent to take an action that would be prohibited pursuant to Section 4.1 or Section 4.2 without the written consent of Acquirer may be requested by the Company by sending an e-mail to [***] (with a copy to [***] and [***]) or such as other persons as may be identified by Acquirer from time to time as their respective successors. For purposes of

58 Section 4.1 or Section 4.2, “the written consent of Acquirer” shall include an affirmative response via e- mail from the individuals listed above; provided, that such consent shall be deemed granted if Acquirer has not consented or affirmatively withheld in writing, including by email, its consent within 10 Business Days of the Company’s delivery of such request); provided, that during the Interim Period, the Company and Acquirer shall cooperate in good faith and if requested by the other party cause one of its representatives to meet no less frequently than every 10 Business Days to discuss and review any actions or matters that may require the consent of Acquirer pursuant to this Agreement. ARTICLE V ADDITIONAL AGREEMENTS 5.1 No Solicitation. (a) During the Interim Period, the Company shall not authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, seek, entertain, knowingly encourage, facilitate, knowingly support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person (other than Acquirer or its Representatives) any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to, or that could reasonably be expected to lead to, any Acquisition Proposal, or (v) submit any Acquisition Proposal to the vote of any Company Stockholders. The Company shall, and shall cause its Representatives to, (A) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal and (B) immediately revoke or withdraw access of any Person (other than Acquirer and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company in connection with an Acquisition Proposal and request from each Person (other than Acquirer and its Representatives) the prompt return or destruction of all non-public information with respect to the Company previously provided to such Person in connection with an Acquisition Proposal if such request has not previously been made. (b) The Company shall immediately (and in any event, within 24 hours) notify Acquirer orally and in writing after receipt by the Company (or, to the knowledge of the Company, by any of its Representatives) of (i) any Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal or (iv) any request for non-public information relating to the Company or for access to any of the properties, books or records of the Company by any Person or Persons other than Acquirer and its Representatives that is not subject to a customary confidentiality agreement, in each case, if such request or access would reasonably be likely to be occurring in connection with an Acquisition Proposal. Such notice shall describe (A) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (B) the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall keep Acquirer fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto and shall provide to Acquirer a true, correct and complete copy of such inquiry, expression of interest, proposal or offer and any amendments, correspondence and communications related thereto, if it is in writing, or a reasonable written summary

59 thereof, if it is not in writing. The Company shall provide Acquirer with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Board) of any meeting of the Board at which the Board is reasonably expected to discuss any Acquisition Proposal. 5.2 Stockholder Approval. (a) The Company shall exercise commercially reasonable efforts to obtain an executed Written Consent and Stockholder Agreement from each Company Stockholder. (b) The Company shall take all action necessary in accordance with this Agreement, Delaware Law, its certificate of incorporation and its bylaws to secure the Company Stockholder Approval as promptly as practicable. The Company’s obligation to secure the Company Stockholder Approval in accordance with this Section 5.2 shall not be affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or the withholding, withdrawal, amendment or modification by the Board of its recommendation to the Company Stockholders in favor of the Company Stockholder Approval. The Company shall exercise commercially reasonable efforts to obtain an executed Written Consent and Stockholder Agreement from each Company Stockholder that is entitled to receive a portion of the Aggregate Consideration pursuant to Section 1.4(a). (c) The Board shall not withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Acquirer, the unanimous recommendation of the Board that the Company Stockholders vote in favor of the adoption of this Agreement. (d) Without limiting the generality of the foregoing, promptly after the Company obtains the Company Stockholder Approval, and following the provision to Acquirer of the reasonable opportunity to review and comment, the Company shall prepare and, as soon as reasonably practicable after the date hereof but no later than ten (10) Business Days following the Agreement Date, deliver to each Company Stockholder that has not previously executed the Written Consent, (A) a notice (as it may be amended or supplemented from time to time, the “Stockholder Notice”) comprising (i) the notice contemplated by Section 228(e) of Delaware Law of the taking of a corporate action without a meeting by less than a unanimous written consent, and (ii) the notice contemplated by Section 262(d)(2) of Delaware Law, together with a copy of Section 262 of Delaware Law, and (B) an information statement (the “Information Statement”) to the Company Stockholders in connection with the solicitation of their signatures to the Written Consent, the Stockholder Agreement and the Investor Representation Letter, subject to providing Acquirer a reasonable opportunity to review and comment in advance of delivering such Information Statement. The Company shall update, amend or supplement the Information Statement from time to time prior to Closing solely to the extent required by applicable Law, subject to providing Acquirer a reasonable opportunity to review and comment in advance of sending any such update, amendment or supplement to any Company Stockholder. Acquirer agrees to promptly provide to the Company such information concerning its business, financial statements and affairs as may be required in the Stockholder Notice, the Information Statement or in any amendment or supplement thereto. 5.3 Reasonable Best Efforts. Each of the parties hereto agrees (other than the Stockholders’ Agent) to use its reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of the respective conditions set forth in Article VI, and including to cooperate in the preparation of the notifications and responses to the request of enquiries related to such conditions, to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transactions.

60 5.4 Filings; Other Actions; Notification. (a) Subject to the terms and conditions set forth in this Agreement, each of Acquirer and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Antitrust Laws to consummate and make effective the Transactions as promptly as practicable, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Entity in connection with any Antitrust Law, (ii) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties and (iii) responding as promptly as practicable to any requests for information from any Governmental Entity. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Acquirer or any of its affiliates be required to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Acquirer or the Company or any of their respective affiliates, (B) the imposition of any limitation or regulation on the ability of Acquirer or the Company or any of their respective affiliates to freely conduct their business or own such assets, (ii) terminate, modify or assign any existing relationships or contractual rights or obligations or (iii) otherwise change or modify any course of conduct regarding future operations of Acquirer or the Company or any of their affiliates ((i)-(iii) hereinafter an “Antitrust Restraint”); provided, that the Company shall, if directed by Acquirer, agree to any such action that is conditioned on the consummation of the Transactions. (b) Subject to the terms and conditions of this Agreement, each of Acquirer and the Company shall (and shall cause their respective affiliates, if applicable, to) as promptly as practicable, but in no event later than 10 Business Days after the Agreement Date, make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the Transactions. (c) Without limiting the generality of anything contained in this Section 5.4, each party (other than the Stockholders’ Agent) shall (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Entity or brought by a third party before any Governmental Entity, in each case, with respect to the Transactions, (iii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly inform the other parties of any material communication to or from the Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”) or any other Governmental Entity in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) promptly furnish to the other party a copy of such communications, subject to a confidentiality agreement limiting disclosure to outside counsel and consultants retained by such counsel, and subject to redaction or withholding of documents as necessary (A) to comply with contractual arrangements, (B) to remove references to valuation of the Company and (C) to protect confidential and competitively sensitive information, (vi) consult in advance and cooperate with the other parties and consider in good faith the views of the other parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vii) give the other party prompt notice of and, except as may be prohibited by any Governmental Entity, permit

61 authorized Representatives of the other party to be present at each meeting and telephone or video conference relating to such request, inquiry, investigation, action or Legal Proceeding. (d) Acquirer shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary clearances under applicable Antitrust Law and shall take the lead in joint meetings with any Governmental Entity in connection with obtaining any necessary clearances under applicable Antitrust Law; provided, that Acquirer and the Company shall consult in advance with each other and in good faith take each other’s views into account prior to taking any material substantive position in any written submissions or, to the extent practicable, discussions with Governmental Entities. 5.5 Confidentiality; Public Disclosure. (a) The parties hereto acknowledge that Acquirer and the Company have previously executed a letter agreement regarding Confidential Information, dated as of April 3, 2023 (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms. Each party hereto agrees that it and its Representatives shall hold the terms of this Agreement, and the fact of this Agreement’s existence, in strict confidence. At no time for a period of five (5) years from the date hereof shall any party hereto disclose any of the terms of this Agreement (including the economic terms) or any non-public information about a party hereto to any other Person (other than to its officers, directors, employees, attorneys and other advisors with a bona fide need to know, provided, that such Persons have agreed to the confidentiality restrictions contained herein or are subject to similar obligations of confidentiality) without the prior written consent of the party hereto about which such non-public information relates. Notwithstanding anything to the contrary in the foregoing, a party hereto shall be permitted to disclose any and all terms (A) to its financial, tax and legal advisors (each of whom is subject to a similar obligation of confidentiality), (B) to the extent such information has been made public by or on behalf of Acquirer or its Affiliates, (C) in connection with any Legal Proceeding to the extent reasonably necessary to enforce any right or remedy relating to this Agreement or any Transaction Document or to defend any claim relating to this Agreement or any Transaction Document, and (D) to any Governmental Entity, stock exchange or administrative agency to the extent necessary or advisable in compliance with Applicable Law or stock exchange requirement. Notwithstanding anything to the contrary in the foregoing, the Stockholders’ Agent shall be permitted to disclose any and all terms to the Advisory Group and the Indemnifying Parties with a bona fide need to know such terms. (b) During the Interim Period, none of the Company and the Company Stockholders, on the one hand, or Acquirer, on the other hand shall, and shall cause each of their Representatives not to, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the Transactions or, in the case of the Company, use Acquirer’s name or refer to Acquirer directly or indirectly in connection with Acquirer’s relationship as a potential acquiror of the Company in any media interview, advertisement, news release, press release or professional or trade publication, or in any print media, whether or not in response to an inquiry, without the prior written approval of the other party. Notwithstanding anything to the contrary herein, a party hereto shall be permitted to disclose any and all terms to (A) its financial, tax and legal advisors (to the extent each of whom is subject to a similar obligation of confidentiality), (B) as may be required by Applicable Law, (C) as reasonably necessary for the Company to obtain the consents and approvals of Company Stockholders and other third parties contemplated by this Agreement, (D) in connection with any Legal Proceeding by a party to this Agreement against one or more parties to this Agreement, and (E) to any Governmental Entity or administrative agency to the extent necessary or advisable in compliance with Applicable Law and any Legal Proceeding before a Governmental Entity in connection with the enforcement of any right or remedy related to this Agreement to the extent such Governmental Entity legally requires such disclosure; provided, that in each case of clauses (B), (C), (D) and (E), the Company, the Stockholders’ Agent or the Company Stockholders, on the one hand, and Acquirer, on the other hand, hereby agree to consult with the other reasonably in advance of

62 issuing such disclosure and to consider in good faith any reasonable comments of the other. Notwithstanding anything herein or in the Confidentiality Agreement, Acquirer and the Company shall mutually agree on the content of the press release, blog post or other public statement announcing the Transactions. 5.6 Access to Information. During the Interim Period, the Company will afford, at Acquirer’s sole expense and under the supervision of the Company’s personnel, to Acquirer and its authorized Representatives such reasonable access at reasonable times during business hours and upon reasonable notice and in such a manner as to not unreasonably disrupt the normal operations of the business as Acquirer may reasonably request to the facilities, offices, properties, technology, processes, books, business and financial records and internal financial statements, business plans, budgets and projections, and otherwise provide such assistance as may be reasonably requested by Acquirer, subject to the terms of the Confidentiality Agreement, in order that Acquirer have a full opportunity to make such investigation and evaluation as it reasonably desires to make of the business and affairs of the Company; provided, however, that the foregoing shall not require the Company to permit any such access to the extent it would reasonably be expected to result in the waiver of, or jeopardize, any applicable attorney-client privilege or in violation of any Applicable Law. No information or knowledge obtained by Acquirer in any investigation pursuant to this Section 5.6 or otherwise shall affect or be deemed to modify any representation, warranty, covenant, condition or obligation under this Agreement. 5.7 Expenses. Whether or not the Merger is consummated, and except as otherwise set forth herein, all costs and expenses incurred in connection with this Agreement and the Transactions (including Transaction Expenses) shall be paid by the party incurring such expense. Notwithstanding the foregoing, Acquirer shall pay all filing fees payable in connection with any filing made under the HSR Act. 5.8 Certain Closing Certificates and Documents. The Company shall prepare and deliver to Acquirer a draft of each of the Company Closing Financial Certificate and the Consideration Allocation Schedule not later than five (5) Business Days prior to the Closing Date and a final version of the Company Closing Financial Certificate and the Consideration Allocation Schedule to Acquirer not later than one (1) Business Days prior to the Closing Date. In the event that Acquirer notifies the Company that there are reasonably apparent errors in the drafts of the Company Closing Financial Certificate or the Consideration Allocation Schedule, Acquirer and the Company shall discuss such errors in good faith and the Company shall correct any errors as determined by the Company reasonably and in good faith prior to delivering the final versions of the same in accordance with this Section 5.8. Without limiting the generality or effect of the foregoing or Section 5.6, the Company shall provide to Acquirer, together with the Company Closing Financial Certificate and the Consideration Allocation Schedule, such supporting documentation, information and calculations as are reasonably necessary to verify and determine the calculations, amounts and other matters set forth in the Company Closing Financial Certificate and the Consideration Allocation Schedule. Notwithstanding any failure to resolve any comments prior to the Closing, the Closing shall proceed using Company Closing Financial Certificate and the Consideration Allocation Schedule as then in effect (absent fraud or manifest error), subject to the post-Closing adjustment procedures set forth herein. 5.9 Termination of Company Plans. Effective as of the day immediately preceding the Closing Date, the Company shall adopt resolutions by the Board to terminate the Company Option Plan and all Company Employee Plans intended to include a Code Section 401(k) arrangement (unless Acquirer provides written notice to the Company no later than three Business Days prior to the Closing Date that such 401(k) Plan shall not be terminated). The Company shall provide Acquirer with evidence that such Company Employee Plan(s), including the Company Option Plan, have been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Board or any applicable committee thereof. The form and substance of such resolutions shall be subject to reasonable review and approval of Acquirer. The Company shall also take such other actions in furtherance of terminating such

63 Company Employee Plan(s) as Acquirer may reasonably require. In the event that termination of any of the Company Employee Plans would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges or fees and provide such estimate in writing to Acquirer. 5.10 Tax Matters. (a) Each of Acquirer, the Stockholders’ Agent, the Company Stockholders and the Company shall reasonably cooperate, as and to the extent reasonably requested by any of the others, in connection with the filing of Tax Returns and any Legal Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request therefor) the provision of records and information in that party’s possession reasonably relevant to any such Legal Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Acquirer, the Company Stockholders and the Company agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Governmental Entity. Notwithstanding anything to the contrary in this Agreement, the Stockholders’ Agent shall have no obligation to prepare or file any Tax Returns. (b) The Company shall cause each Company Stockholder to further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as is necessary to mitigate, reduce or eliminate any Tax that could reasonably be expected to be imposed with respect to the Merger or other transactions contemplated by this Agreement. (c) Neither Acquirer nor Merger Sub makes any warranties or provides any indemnities to the Company or to any Company Securityholder regarding the Tax treatment of the Merger, or any of the Tax consequences to the Company or any Company Securityholder of this Agreement, the Merger or the other Transactions or the other agreements contemplated by this Agreement. The Company acknowledges that the Company and the Company Securityholders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other Transactions and the other agreements contemplated by this Agreement. (d) Acquirer shall prepare or cause to be prepared any Tax Return that is required to be filed by or on behalf of the Company after the Closing Date with respect to any Pre-Closing Tax Period or any Straddle Period, and shall deliver a copy of any such Tax Return relating to Taxes that would form the basis of a claim for indemnification or purchase price adjustment in excess of $25,000, other than property or payroll Tax Returns that are prepared in a manner consistent with past practice, to Stockholders’ Agent at least 20 days prior to the due date for filing any such Tax Return (after giving effect to any valid extensions of time in which to make such filings) for Stockholders’ Agent’s review; provided, that if any such Tax Return is due less than 20 days after the Closing Date, then Acquirer shall deliver a draft of such Tax Return as soon as practicable prior to the due date for filing thereof (taking into account valid extensions). Each such Tax Return shall be prepared on a basis consistent with past practices of the Company unless otherwise required by Applicable Law. Acquirer shall consider in good faith any reasonable comments made by Stockholders’ Agent within 10 days of Stockholders’ Agent’s receipt thereof and prior to the due date for filing any such Tax Return (after giving effect to any valid extensions of time in which to make such filings) or such shorter period as reasonably practicable in the case of any Tax Return that is due less than 20 days after the Closing Date and is provided to Stockholders’ Agent less than 20 days prior to the due date for filing such Tax Return. Acquirer shall file or cause to be filed such Tax Return with the appropriate Governmental Entity and will provide a copy of such filed Tax Return to Stockholders’

64 Agent. Each income Tax Return of the Company prepared by Acquirer pursuant to this Section 5.10(d) shall report any Transaction Tax Deduction as deductible in a Pre-Closing Tax Period to the extent deductible at a “more likely than not” (or higher) level of confidence in a Pre-Closing Tax Period. (e) Acquirer shall give prompt notice to Stockholders’ Agent of any audits, disputes, administrative, judicial or other proceedings relating to Taxes of the Company for a Pre-Closing Tax Period (including, for the avoidance of doubt, any Straddle Period) (each, a “Tax Contest”); provided, that failure to give such notice shall not affect Acquirer’s rights to indemnification unless the Company Stockholders are actually prejudiced thereby. Acquirer shall have the right to control any Tax Contest; provided, that to the extent that a Tax Contest would be reasonably expected to affect the calculation of the Aggregate Consideration, or increase the indemnification obligation of any Company Stockholders pursuant to this Agreement, (A) Acquirer shall keep Stockholders’ Agent reasonably informed of the progress of any such Tax Contest; (B) Stockholders’ Agent shall have the right, but not the obligation, to participate in such defense at its sole cost and expense, on behalf of the Indemnifying Parties, with separate counsel of its choosing and (C) Acquirer shall not settle such Tax Contest without consulting with the Stockholders’ Agent and considering in good faith the Stockholders’ Agent’s comments on the proposed settlement. If Acquirer settles such Tax Contest without the Stockholders’ Agent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), then such settlement shall not in itself be conclusive as to the existence or amount of Indemnifiable Damages with respect to the Taxes which are the subject of such Tax Contest. This Section 5.10(e) shall not apply with respect to any portion of a Tax Contest relating to the Specified Matter. (f) Post-Closing Actions. (i) Subject to Section 5.10(f)(ii) below, except as otherwise required to cause the Company’s prior Tax positions to be consistent with the requirements of Applicable Law at a “more likely than not” level of comfort, and after providing notice to and consultation with the Stockholders’ Agent, Acquirer and its Affiliates (including the Surviving Corporation) shall not take any of the following actions with respect to Taxes or Tax Returns of the Company in each case for any Pre-Closing Tax Period (including, for the avoidance of doubt, any Straddle Period): (i) amend any previously filed Tax Returns of the Company; (ii) make or change any Tax election with respect to the Company (including, for the avoidance of doubt, any election pursuant to Sections 336 or 338 of the Code); (iii) initiate discussions or examinations with a Governmental Entity or make any voluntary disclosures with respect to Taxes; or (iv) take any action after the Closing on the Closing Date with respect to the Company that is outside the ordinary course of business, in each case if such action could have the effect of increasing the Tax liability of the Company taken into account in determining the Aggregate Consideration as finally determined or increasing the indemnification obligation of any Company Stockholder. (ii) Specified Matter. Notwithstanding anything in Section 5.10 to the contrary, after the Closing, Acquirer or its Affiliates may take such actions that Acquirer in its sole discretion determines to be necessary to remediate the Specified Matter, including initiating discussions with the appropriate Governmental Entity or the Company’s participating in a voluntary disclosure or similar program for a Pre-Closing Tax Period, seeking a ruling regarding whether the Specified Matter applies in a given state or locality, or voluntary filing or amending of the Company Tax Returns for Pre- Closing Tax Periods (collectively, the “Remedial Actions”). Prior to taking a Remedial Action in a given state, the Acquirer or its Affiliates shall notify Stockholders’ Agent in writing of such proposed Remedial Action (providing any materials proposed to be filed or submitted to the Tax Authority) at least 20 days prior to taking such action, and provide the Stockholders’ Agent the opportunity to review and comment on such materials. The Acquirer shall consider in good faith the Stockholders’ Agent’s reasonable written comments that are provided within twenty (20) days of the Stockholders’ Agent’s receipt of such notice and materials. Acquirer shall keep the Stockholders’ Agent informed as to the status of any Tax Contest

65 resulting from a Remedial Action and consider the Stockholders’ Agent’s reasonable comments in respect of any negotiations or proceedings in respect of such Remedial Actions. Any Specified Matter that Acquirer or its Affiliates pay pursuant to a Remedial Action in accordance with this Section 5.10(f)(ii), and the reasonable costs and expenses of the third-party advisors (including attorneys and accountants) engaged by Acquirer or its Affiliates, in each case, in connection with the evaluation of, preparation for, filing of, or defense or settlement of any Remedial Action, shall constitute Indemnifiable Damages under Section 8.3(a) recoverable from the Special Indemnity Escrow Fund until the Special Indemnity Escrow Fund is exhausted and, thereafter, from Acquirer’s other sources of recovery of Pre-Closing Taxes under Article VIII of this Agreement. In the event of a conflict between this Section 5.10 and any other provisions of this Agreement, the provisions of this Section 5.10 shall control. 5.11 280G Stockholder Approval. Prior to the Closing, the Company shall use commercially reasonably efforts to obtain and deliver to Acquirer a parachute payment waiver, in a form to be mutually and reasonably agreed between Acquirer and the Company (the “Parachute Payment Waiver”), from each “disqualified individual” (within the meaning of Section 280G of the Code). Promptly following the delivery of the executed Parachute Payment Waivers to Acquirer (but in no event less than three Business Days prior to the Closing), the Company shall submit to the Company Stockholders for approval (in a manner reasonably satisfactory to Acquirer), by such number of holders of Company Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments or benefits that may separately or in the aggregate, constitute “parachute payments” pursuant to Section 280G of the Code (“Section 280G Payments”) (which determination shall be made by the Company and shall be subject to review and approval by Acquirer) and have been waived subject to a Parachute Payment Waiver, such that such payments and benefits shall not be deemed to be Section 280G Payments, and prior to the Closing, the Company shall deliver to Acquirer notification and documentation reasonably satisfactory to Acquirer (and which documentation shall be subject to Acquirer’s advanced review and approval, such approval not to be unreasonably withheld, conditioned or delayed) that (i) a vote of the holders of shares of Company Capital Stock was solicited in conformance with Section 280G of the Code and the regulations promulgated thereunder and the requisite stockholder approval was obtained with respect to any payments or benefits that were subject to the stockholder vote (the “280G Stockholder Approval”) or (ii) that the 280G Stockholder Approval was not obtained and as a consequence, that such payments or benefits shall not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the Parachute Payment Waivers that were executed by the affected individuals prior to the solicitation of the vote of the holders of shares of Company Capital Stock pursuant to this Section 5.11. 5.12 Director and Officer Indemnification. (a) If the Merger is consummated, then from and after the Closing until the sixth anniversary of the Closing Date, Acquirer will cause the Surviving Corporation and any successor and assigns to fulfill and honor in all respects the obligations of the Company to its present and former directors and officers as of immediately prior to the Closing (the “Company Indemnified Parties”) pursuant to (A) all rights to indemnification advancement of expenses and exculpation now existing in favor of the Company Indemnified Parties as provided in any indemnification agreements pursuant to which the Company has agreed to indemnify any Company Indemnified Party with respect to claims arising out of acts or omissions occurring at or prior to the Closing that are asserted after the Closing as set forth in Schedule 5.12 of the Company Disclosure Letter, and (B) indemnification, insurance, expense advancement, limitation on liability and exculpation provisions under the Company’s Certificate of Incorporation or equivalent organizational or governing documents, in effect on the Agreement Date (the “Company Indemnification Provisions”), in each case of (A) and (B) to survive the Closing and to continue in full force and effect until the sixth anniversary of the Closing.

66 (b) Prior to the Closing, the Company shall purchase tail insurance coverage for the Company Indemnified Parties which (i) shall provide the Company Indemnified Parties with coverage for six (6) years following the Closing Date, and (ii) covers the Company Indemnified Parties for matters occurring prior to the Closing, and (iii) contains coverage terms comparable to those applicable to the current directors and officers of the Company (the “Tail Insurance Coverage”). If the Closing occurs, then Acquirer shall, and shall cause the Company to, not cancel and shall maintain in full force and effect and continue to honor the obligations thereunder the Tail Insurance Coverage during its term. (c) This Section 5.12(c) shall survive the Closing, is intended for the benefit of, and shall be enforceable by each Company Indemnified Party and their respective heirs, shall be binding on all successors and assigns of the Company and Acquirer and may not be amended, altered or repealed in such a manner to adversely affect any Company Indemnified Party (or his or her respective heirs or personal representatives, as applicable) without the prior written consent of the affected Company Indemnified Party (or his or her respective heirs or personal representatives, as applicable). Each Company Indemnified Party or other person who is a beneficiary under the Tail Insurance Coverage (and their heirs and representatives) is intended to be a third party beneficiary of this Section 2, with full rights of enforcement as if a party thereto solely with respect to a breach by Acquirer or its successors and assigns of this Section 5.12. Indemnified Parties (and other persons who are beneficiaries under the Tail Insurance Coverage (and their heirs and representatives)) under this Section 2, shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company and set forth in Schedule 5.12 of the Company Disclosure Letter or applicable Law (whether at law or in equity). 5.13 Third-Party Consents; Notices; Terminated Agreements. (a) If and to the extent requested by Acquirer, the Company shall use its reasonable best efforts to obtain prior to the Closing, and deliver to Acquirer at or prior to the Closing, all consents, waivers, approvals, notices and amendments under each Contract listed or described on Schedule 5.13(a). (b) The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and any other Applicable Law in connection with the Transactions. 5.14 Notification of Certain Matters; Legal Proceedings. During the Interim Period, each of the Company and Acquirer shall give prompt notice to the other party of the occurrence or nonoccurrence of any event that is reasonably likely to cause a breach of a representation, warranty or covenant set forth herein after the Acquirer or any Knowledge Party becomes aware of such occurrence or nonoccurrence, including notify of any Legal Proceeding by or before any Governmental Entity or arbitrator initiated by or against the Company, or, to the knowledge of the Company, threatened against the Company or any of its directors, officers, employees or stockholders in their capacity as such (a “New Litigation Claim”); provided, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect any remedies available to Acquirer or the Company, as applicable. The Company will (i) notify Acquirer of ongoing material developments in any New Litigation Claim or any litigation claim pending against the Company as of the Agreement Date and (ii) subject to reasonable measures to comply with attorney-client privilege and other applicable legal privileges, consult in good faith with Acquirer regarding the conduct of the defense of any New Litigation Claim or any litigation claim pending against the Company as of the Agreement Date; provided, that the Company shall engage Goodwin Procter LLP to defend it against any New Litigation Claim or such other counsel as is consented to in writing by Acquirer (such consent not to be unreasonably withheld, conditioned or delayed). No disclosure by the Company pursuant to this Section

67 5.14, however, shall be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentation, breach of representation or warranty or breach of any covenant. 5.15 Stockholder Agreements; Investor Representation Letters. The Company shall use its reasonable best efforts to cause each Company Stockholder to deliver an executed Stockholder Agreement and Investor Representation Letter at least three (3) Business Days prior to the Closing. Notwithstanding the delivery of any Investor Representation Letter to Acquirer prior to the Closing, any Company Stockholder may, in the reasonable discretion of Acquirer, be deemed an “Accredited Investor,” or an “Unaccredited Investor” for purposes of this Agreement. 5.16 Employees and Contractors. (a) With the exception of the Critical Employees, none of Acquirer, the Company, the Surviving Corporation or any of their respective Affiliates shall have any obligation to make an offer of continued employment or engagement to any Company Employee or Company Contractor. With respect to matters described in this Section 5.16, the Company will consult with Acquirer and will coordinate with Acquirer the communications to the Company Employees and/or Company Contractors prior to sending any notices or other communication materials to the Company Employees and/or Company Contractors (or any of them). (b) The Company shall use commercially reasonable efforts to enter into a legally enforceable general waiver and release of claims with any Company Employee or Company Contractor that otherwise ceases, or indicates he or she plans to cease, employment or service with the Company to the extent (i) such Company Employee or Company Contractor is terminated by the Company or (ii) in connection with a resignation by such Company Employee or Company Contractor, if entering into such a general release and waiver of claims in connection with a resignation is consistent with the Company's ordinary course of business and past practice. (c) The Company shall use commercially reasonable efforts to enter into Promised Equity Waivers, in a form to be mutually and reasonably agreed between the Company and Acquirer, duly executed by the Company and each individual set forth on Schedule 2.2(h) of the Company Disclosure Schedule; 5.17 Regulatory Matters. During the Interim Period, subject to Applicable Law, the Company shall promptly provide Acquirer with advance notice (and, in any event, within 48 hours) of any scheduled in-person meetings, videoconferences or calls that the Company has with the FDA or other Governmental Entity with jurisdiction over the testing, development, marketing, sales, use, handling and control, safety, efficacy, reliability, distribution or manufacturing of the Company Products (each a “Regulatory Authority”) or any advisory committee thereof, and to the extent practicable and unless prohibited by Applicable Law or by the applicable Regulatory Authority (a) provide Acquirer the opportunity to attend or participate in any such meeting or conversation with any such Regulatory Authority or advisory committee thereof and (b) prior to attending any such scheduled in-person meeting, videoconference or call, the Company shall, and shall, as necessary, cause its Representatives to, consult with Acquirer and consider in good faith the views and comments of Acquirer promptly provided in connection with, and to the extent practicable, reasonably in advance of, any such in-person meeting, videoconference or call. During the Interim Period, subject to Applicable Law, the Company shall also promptly (and, in any event, within 48 hours) (i) notify Acquirer of any substantive notice or other substantive communication to the Company from any Regulatory Authority or any advisory committee thereof; (ii) provide Acquirer with advance notice and the opportunity to review, comment on and consult with the Company in good faith with respect to the submission or filing of any substantive analyses, presentations, memoranda, briefs, arguments, opinions or other substantive written communications explaining, defending, articulating any

68 regulatory position or argument or responding to requests or objections made by an applicable Regulatory Authority (subject to withholding or redactions to address reasonable privilege or confidentiality concerns); and (iii) furnish Acquirer with non-confidential copies of all substantive correspondence, filings and written communications between any of the Company, on the one hand, and any such Regulatory Authority or its staff, on the other hand. 5.18 Retention Awards. At the first regularly scheduled meeting of Parent’s board of directors, or the applicable committee thereof, following the Closing, Parent shall grant retention awards covering Parent’s Common Stock with an aggregate value of $5,000,000 to certain Continuing Employees, including the Critical Employees, as determined by Acquirer prior to the Closing, following consultation with the Company’s Chief Executive Officer, which awards will be subject to vesting over a period not to exceed two (2) years from the Closing Date (“Retention Awards”); provided, that, if an individual identified as a recipient of Retention Awards will no longer be a Continuing Employee as of any point, then such individual’s allocation of the Retention Awards will not be reallocated prior to the Effective Time unless mutually agreed in writing between Acquirer and the Company. ARTICLE VI CONDITIONS TO THE MERGERS 6.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each party hereto to consummate the Transactions shall be subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions: (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained. (b) No Orders; Illegality. No Order issued by any Governmental Entity of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, and no Legal Proceeding shall have been commenced by any Governmental Entity seeking any of the foregoing, and no Applicable Law shall have been enacted, entered, or enforced that prohibits, makes illegal or enjoins the consummation of the Merger. 6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Transactions shall be subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Company and may be waived by the Company in writing in its sole discretion without notice or Liability to any Person): (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties made by Parent, Acquirer and Merger Sub herein shall be true and correct in all material respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates). (ii) Parent, Acquirer and Merger Sub shall have performed and complied in all material respects with each of the covenants, agreements and obligations herein required to be performed and complied with by them at or prior to the Closing.

69 (b) Receipt of Closing Deliveries. The Company shall have received each of the agreements, instruments, certificates and other documents set forth in Section 1.3(a). 6.3 Additional Conditions to the Obligations of Acquirer, Merger Sub. The obligations of Acquirer and Merger Sub to consummate the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions (it being understood and agreed that each such condition is solely for the benefit of Acquirer and may be waived by Acquirer in writing in its sole discretion without notice or Liability to any Person): (a) Representations and Warranties. (i) (A) If Closing occurs prior to the Bring Down Date, each of the representations and warranties made by the Company (other than the Fundamental Representations) herein shall be true and correct in all material respects (disregarding all materiality but not “Material Adverse Effect” qualifiers contained therein) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates) and (B) if Closing occurs on or after the Bring Down Date, each of the representations and warranties made by the Company (other than the Fundamental Representations) herein shall be true and correct in all respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates), except where the failure of such representations and warranties to be so true and correct has not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect with respect to the Company. (i) Each of the Fundamental Representations (other than the representations and warranties contained in Section 2.2 and Section 2.12) made by the Company herein shall be true and correct in all respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates) in all respects. (ii) The representations and warranties contained in Section 2.2 shall be true and correct in all respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates), except for de minimis inaccuracies. (iii) The representations and warranties contained in Section 2.12 shall be true and correct in all material respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates). (b) Covenants. The Company shall have performed and complied in all material respects with the covenants, agreements and obligations herein required to be performed and complied with by the Company at or prior to the Closing.

70 (c) Receipt of Closing Deliveries. Acquirer shall have received each of the agreements, instruments, certificates and other documents set forth in Section 1.3(b); provided, that such receipt shall not be deemed to be an agreement by Acquirer that the amounts set forth on the Company Closing Financial Certificate or the Closing Consideration Allocation Schedule or any of the other agreements, instruments, certificates or documents set forth in Section 1.3(b) is accurate and shall not diminish Acquirer’s remedies hereunder if any of the foregoing documents is not accurate. (d) No Legal Proceedings. No Governmental Entity or other Person shall have commenced any Legal Proceeding (i) challenging the Merger or the other Transactions, (ii) seeking to prohibit or limit the exercise by Acquirer of any material right pertaining to ownership of Equity Interests of the Company, (iii) imposing any Antitrust Restraint or (iv) seeking material damages from the Company. (e) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to the Company that is continuing. (f) Critical Employees. The Offer Letters and Non-Competition Agreements, each executed and delivered on the date of this Agreement by each of the Critical Employees shall be in full force and effect and no formal action shall have been taken by any Critical Employee to rescind any of such agreements and each Critical Employee shall have remained continuously employed with the Company from the Agreement Date through the Closing. (g) Employee Retention. As of the Closing Date, at least the applicable Employee Retention Percentage of the full-time employees of the Company (other than the Critical Employees) (in the aggregate) shall have remained continuously employed with the Company from the Agreement Date through immediately prior to the Closing without having taken an action to terminate their employment with the Company; provided that if any variable labor workers, including cardiac technicians and hourly warehouse employees are terminated or resign and are then replaced by the Company, such replacement workers shall be deemed “continuously employed” for this provision. The “Employee Retention Percentage” means (i) 90% if the Closing Date occurs on or before December 31, 2026, (ii) 80% if the Closing Date occurs from January 1, 2027 through March 31, 2027, and (iii) 70% if the Closing Date occurs on or after April 1, 2027. (h) HSR Act and Other Antitrust Approvals. The waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated and the waiting periods, approvals, clearances and consents listed in Schedule 6.3(h) of the Company Disclosure Letter shall have terminated, expired or been obtained, as applicable. ARTICLE VII TERMINATION OF AGREEMENT 7.1 Termination. At any time prior to the Closing, subject to Section 7.2, this Agreement may be terminated and the Merger and the other Transactions abandoned by authorized action taken by the terminating party: (a) by the mutual written consent of Acquirer and the Board; (b) by either Acquirer or the Company, if the Closing shall not have occurred on or before 11:59 pm Pacific Time on November 4, 2027 or such other date that Acquirer and the Company may agree upon in writing (the “Termination Date”); provided, the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party hereto whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date; and

71 (c) by either Acquirer or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining, otherwise prohibiting the Merger which Order or other action is final and non-appealable; (d) by Acquirer, by written notice to the Company, if (i) Acquirer is not then in material breach of its representations, warranties, covenants or agreements under this Agreement, (ii) there shall have been an inaccuracy in any representation or warranty made by, or a breach of any covenant, agreement or obligation of the Company herein, and such inaccuracy or breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 to be satisfied and such inaccuracy or breach shall not have been cured within 10 Business Days after receipt by the Company of written notice of such inaccuracy or breach and, if not cured within such period and at or prior to the Closing; provided, that no such cure period shall be available or applicable to any such breach that by its nature cannot be cured, (iii) there shall have been a Material Adverse Effect, (iv) the Company shall have materially breached Sections 5.1 or 5.2, or (v) a Governmental Entity has enacted any Antitrust Restraint; (e) by the Company, by written notice to Acquirer, if (i) the Company is not then in material breach of its representations, warranties, covenants or agreements under this Agreement, (ii) there shall have been an inaccuracy in any representation or warranty made by, or a breach of any covenant, agreement or obligation of, Acquirer herein, (iii) such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 to be satisfied, and (iv) such inaccuracy or breach shall not have been cured within 10 Business Days after receipt by Acquirer of written notice of such inaccuracy or breach and, if not cured within such period and at or prior to the Closing; provided, that no such cure period shall be available or applicable to any such inaccuracy or breach that by its nature cannot be cured; (f) by the Company, by written notice to Acquirer, if (i) Acquirer is in breach of any of its obligations to provide funding with respect to the First Tranche, Second Tranche, Third Tranche or Monthly Tranche (each, as defined in the Interim Funding Agreement) under the Interim Funding Agreement or (ii) Acquirer does not fund a requested Excess Period Loan (as defined in the Interim Funding Agreement) in accordance with the terms of the Interim Funding Agreement within three (3) Business Days of the request for such Excess Period Loan in accordance with the terms of the Interim Funding Agreement, in each case, subject to the Acquirer’s failure to cure any such breach within three (3) Business Days of receipt of notice of such breach by the Company; (g) by Acquirer, by written notice to the Company, if the conditions set forth in Section 6.3(h) have not been satisfied or waived as of November 30, 2026; and (h) by Acquirer, if between the date hereof and the Closing, a Material Adverse Effect occurs with respect to the Company, taken as a whole, and is continuing. 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Acquirer, the Company or their respective officers, directors, stockholders or Affiliates; provided, that (i) Section 5.5 (Confidentiality; Public Disclosure), Section 5.7 (Expenses), this Section 7.2 (Effect of Termination), Section 7.3 (Reverse Termination Fee), Section 8.6 (Stockholders’ Agent), Article IX (General Provisions) and any related definition provisions in or referenced in Exhibit A and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from Liability in connection with any Fraud or any willful and material breach of such party’s representations, warranties, covenants, agreements or obligations contained herein. For purposes of this Agreement, a “willful and material breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case

72 that is the consequence of an act or omission by a party undertaken with the knowledge that the taking of, or failure to take, such act would cause a breach of this Agreement. 7.3 Reverse Termination Fee. If this Agreement is terminated by (i) either Acquirer or the Company pursuant to Section 7.1(b) or Section 7.1(c), or 7.1(d)(v), at a time when (a) all of the conditions set forth in Article VI have been satisfied or waived other than any condition relating to the absence of any Legal Proceeding, Order, or Applicable Law under, or the receipt of any approval or clearance required under, any Antitrust Law (including the condition set forth in Section 6.3(h), and other than those conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied if the Closing were to occur), and (b) the failure of the Merger to be consummated results from the failure to obtain any approval or clearance required under any Antitrust Law or the existence of any Legal Proceeding, Order or Applicable Law under any Antitrust Law prohibiting the consummation of the Merger; (ii) Acquirer pursuant to Section 7.1(g); or (iii) the Company pursuant to Section 7.1(f), then Acquirer shall pay, or cause to be paid, to the Company a fee equal to $9,000,000 (the “Reverse Termination Fee”) no later than ten (10) Business Days following such termination, by wire transfer of immediately available funds. If Acquirer fails to pay the Reverse Termination Fee when due pursuant to this Section 7.3, the Reverse Termination Fee shall accrue interest from the date such payment was due until the date of actual payment at a rate per annum equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was due plus 9%, compounded quarterly; provided, that the foregoing interest accrual shall be without prejudice to, and shall not limit or otherwise affect, the Company’s right to seek specific performance to compel Acquirer to pay the Reverse Termination Fee pursuant to Section 7.3. The Company shall promptly provide wire transfer instructions in writing to Acquirer upon request (and in any event with sufficient time to allow Acquirer to pay or cause to be paid to the Company the Reverse Termination Fee payable hereunder within the time periods required by this Section 7.3). In no event shall Acquirer be required to pay the Reverse Termination Fee on more than one occasion. Upon payment of the Reverse Termination Fee, none of Acquirer, Merger Sub or any of their respective Affiliates shall have any further liability or obligation whatsoever relating to or arising out of this Agreement or the Transactions, whether at law or in equity. The parties acknowledge and agree that the Reverse Termination Fee is not a penalty, but rather constitutes liquidated damages in a reasonable amount that will compensate the Company for the efforts and resources expended and opportunities foregone in reliance on this Agreement and on the expectation of the consummation of the Transactions. In no event shall the Company be entitled to receive both (i) a grant of specific performance that results in the consummation of the Merger and (ii) payment of all or any portion of the Reverse Termination Fee. ARTICLE VIII ESCROW AND INDEMNIFICATION 8.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below: (a) “Company Fraud” means any Fraud by or on behalf of the Company in connection with the Transactions. (b) “Fundamental Indemnification Matters” means each of the Indemnifiable Matters set forth in Section 8.3(a) (except for General Representation Matters). (c) “Fundamental Representations” means (i) the representations and warranties made by the Company in Section 2.1 (Organization, Standing, Power), Section 2.2 (Capital Structure), Sections 2.3(a) (Authority) and 2.3(b) (Non-contravention) (solely as Section 2.3(b) relates to clause (ii)(A) thereof), Section 2.12 (Taxes) and Section 2.18 (Transaction Fees) of this Agreement and (ii) representations and warranties made by the Company in any certificate (other than the Company Closing

73 Financial Certificate) delivered to Acquirer pursuant to this Agreement except to the extent relating to the accuracy of the General Representations. (d) “General Representations” means the representations and warranties set forth in Article II, except for the Fundamental Representations. (e) “Indemnified Person” mean each of Parent, Acquirer, Merger Sub, the Surviving Corporation and their subsidiaries, officers, directors, agents and employees, and each Person, if any, who controls or may control Parent or Acquirer within the meaning of the Securities Act (collectively, the “Indemnified Persons”). (f) “Personal Fraud” means, with respect to each Indemnifying Party, any Fraud (x) by or on behalf of the Company of which such Indemnifying Party had actual knowledge or (y) actually committed by such Indemnifying Party. 8.2 Indemnity Escrow Amount. (a) The Indemnity Escrow Amount will constitute security for the benefit of Acquirer (on behalf of itself or any other Indemnified Person) with respect to (i) any Indemnifiable Damages pursuant to the indemnification obligations of the Indemnifying Parties under this Article VIII and (ii) any Aggregate Consideration Shortfall pursuant to Section 1.10, to the extent the Aggregate Consideration Shortfall exceeds the Adjustment Escrow Amount. The Escrow Agent will hold the Indemnity Escrow Amount until 11:59 p.m. Pacific time on the date (the “Indemnity Escrow Release Date”) that is 15 months after the Closing Date. The Special Indemnity Escrow Amount will constitute security for the benefit of Acquirer (on behalf of itself or any other Indemnified Person) with respect to any Indemnifiable Damages arising out of or resulting from the matter set forth on Schedule D, whether pursuant to Section 8.3(a)(v) or Section 5.10(f)(ii). The Escrow Agent will hold the Special Indemnity Escrow Amount until 11:59 p.m. Pacific time on the date (the “Special Indemnity Escrow Release Date”) that is the three (3)-year anniversary of the Closing Date. (b) As promptly as possible, and in any event within five (5) Business Days following the Indemnity Escrow Release Date or the Special Indemnity Escrow Release Date, as applicable, Acquirer and the Stockholders’ Agent shall cause the Escrow Agent to release (i) (A) the Indemnity Escrow Amount or (B) the Special Indemnity Escrow Amount, as applicable, less (ii) that portion of the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable, that Acquirer determines to be reasonably necessary to satisfy the unresolved claims set forth in a Objecting Officer’s Certificate that are not fully and finally resolved prior to the Indemnity Escrow Release Date or the Special Indemnity Escrow Release Date, as applicable (each, a “Unresolved Claim”) duly delivered to the Stockholders’ Agent prior to the Indemnity Escrow Release Date or the Special Indemnity Escrow Release Date, as applicable, to the Paying Agent, for further distribution to the Indemnifying Parties and MIP Post-Closing Recipients in accordance with the Allocation Methodology as set forth in an Updated Consideration Allocation Schedule to be delivered in connection with such release and the terms and subject to the conditions of Article I. Acquirer and the Stockholders’ Agent shall cause the Escrow Agent to release any portion of the Indemnity Escrow Amount or the Special Indemnity Escrow Amount, as applicable, held by the Escrow Agent after the Indemnity Escrow Release Date or the Special Indemnity Escrow Release Date, as applicable, to the Paying Agent, for further distribution to the Indemnifying Parties pursuant to the terms and subject to the conditions of Article I, within five (5) Business Days following the final resolution of the applicable Unresolved Claim pursuant to Section 8.5. Notwithstanding the foregoing, in the event that the Specified Matter has been fully and finally resolved or remediated prior to the Special Indemnity Escrow Release Date (whether pursuant to the Remedial Actions or otherwise), and there are no pending Unresolved Claims with respect to the Specified Matter, Acquirer and the Stockholders' Agent shall cooperate in good faith and shall cause the

74 Escrow Agent to release, as promptly as practicable (and in any event within five (5) Business Days following such resolution or remediation), any remaining balance of the Special Indemnity Escrow Amount (less any amounts reasonably necessary to satisfy any then-pending Unresolved Claims with respect to the Specified Matter) to the Paying Agent, for further distribution to the Indemnifying Parties and MIP Post- Closing Recipients in accordance with the applicable Updated Consideration Allocation Schedule to be delivered in connection with such release and the terms and subject to the conditions of Article I. 8.3 Indemnification. (a) Subject to the limitations set forth in this Article VIII, the Indemnifying Parties shall severally (in accordance with their respective Pro Rata Shares) but not jointly indemnify, defend and hold harmless the Indemnified Persons from and against any and all losses, liabilities, claims, damages, fees, costs and expenses, including costs of defense and settlement and reasonable out-of-pocket fees and expenses of lawyers, experts and other professionals, but excluding punitive except to the extent a Indemnified Party is actually liable to a third party for such amounts in connection with a third-party claim and such amounts are otherwise indemnifiable pursuant to Article VIII (collectively, “Indemnifiable Damages”) directly or indirectly, whether or not due to a third-party claim, arising out of or resulting from the following (each matter set forth in clauses (i)-(viii), an “Indemnifiable Matter”): (i) any breach or inaccuracy of any General Representation to be true and correct as of the Agreement Date or as of the Closing Date, except for any General Representation that speaks only as of a specific date or dates, in which case any failure of such General Representation to be true and correct as of such date or dates (each, a “General Representation Matter”); (ii) any breach or inaccuracy of any Fundamental Representation to be true and correct as of the Agreement Date and as of the Closing Date, except for any Fundamental Representation that speaks only as of a specific date or dates, in which case any failure of such Fundamental Representation to be true and correct as of such date or dates (each, a “Fundamental Representation Matter”); (iii) any breach of or default of any of the covenants or agreements made by the Company prior to the Effective Time in this Agreement; (iv) any inaccuracies in (A) the Closing Consideration Allocation Schedule or an Updated Consideration Allocation Schedule with respect to the allocation of the Aggregate Consideration among the Indemnifying Parties, (B) the calculation of Company Debt as set forth in the Company Closing Financial Certificate, or (C) the calculation of Transaction Expenses as set forth in the Company Closing Financial Certificate; provided, that, for the avoidance of doubt, this clause (iv) shall not apply to any inaccuracies in the calculation of Company Net Working Capital, which shall be subject solely to the post-Closing adjustment procedures set forth in Section 1.7; (v) any Pre-Closing Taxes, except to the extent taken into account as reducing the Aggregate Consideration; (vi) any payments paid with respect to Dissenting Shares (including reasonable, documented and out-of-pocket fees, costs and expenses incurred in connection with defending against or settling any action or proceeding in respect of any Dissenting Shares) to the extent that such payments, in the aggregate, exceed the value of the amounts that otherwise would have been payable pursuant to the Closing Consideration Allocation Schedule or Updated Consideration Allocation Schedule upon the exchange of such Dissenting Shares;

75 (vii) any claim, action, suit or Legal Proceeding brought by or on behalf of any Person that is, was, or claims or purports to be, a Company Securityholder or other holder of Equity Interests (or securities convertible into or exchangeable for Equity Interests) of the Company, in each case in such capacity, including any claim relating to such Person’s right to receive, or the amount or allocation of, any portion of the Aggregate Consideration; and (viii) any Company Fraud. (b) Notwithstanding anything to the contrary herein, nothing in this Agreement will limit the remedies of an Indemnified Person against any Indemnifying Party, or the liabilities of such Indemnifying Party to any Indemnified Person, arising out of, resulting from or in connection with Personal Fraud committed by such Indemnifying Party. (c) Material Adverse Effect and materiality standards or qualifications shall not be taken into account in determining whether a breach of or inaccuracy in such representation or warranty (or failure of any representation or warranty to be true and correct) exists, or in determining the amount of any Indemnifiable Damages with respect to such breach, default or failure to be true and correct. (d) Notwithstanding anything to the contrary herein, the obligations of the Indemnifying Parties to indemnify the Indemnified Persons pursuant to this Article VIII (the “Indemnification Obligations”) will be determined without regard to any right of indemnification, compensation, reimbursement, contribution or right of advancement from any Indemnified Person (whether based upon such Indemnifying Party’s position as an officer, director, employee or agent of the Company, or otherwise), and no Indemnifying Party will be entitled to any payment or set-off from any Indemnified Person or the Indemnity Escrow Fund for amounts paid for indemnification under this Article VIII. (e) Notwithstanding anything to the contrary herein, the rights and remedies of the Indemnified Persons shall not be limited by any investigation by or on behalf of, or disclosure to (other than in the Company Disclosure Letter with respect to a General Representation Matter or Fundamental Representation Matter, subject to the limitations on the effect of such disclosure set forth therein), any Indemnified Person at or prior to the Effective Time regarding any failure, breach or other event or any waiver of any condition to the Closing related thereto. 8.4 Limitations to the Indemnification Obligations of the Indemnifying Parties. Subject in each case to Section 8.2(c), the Indemnification Obligations will be subject to the following: (a) Caps. If the Merger is consummated, the maximum amount that the Indemnified Parties may recover with respect to the Indemnification Obligations of each Indemnifying Party will be capped as follows: (i) under Section 8.3(a)(i), the aggregate amount to be paid by the Indemnifying Parties for claims for Indemnifiable Damages shall not exceed an amount equal to the Indemnity Escrow Amount, and recovery against the Indemnity Escrow Amount shall be the sole source and exclusive remedy for any such claims; (ii) with respect to all other Indemnifiable Matters, including under Section 8.3(a)(ii), the aggregate amount to be paid by the Indemnifying Parties for claims for Indemnifiable Damages shall not exceed the aggregate amount of consideration such Indemnifying Party actually receives (on a gross basis and not net of Taxes) pursuant to this Agreement;

76 (iii) there is no limitation on the maximum amount that the Indemnified Parties may recover from an Indemnifying Party with respect to such Indemnifying Party’s Personal Fraud; and (iv) no Indemnifying Party shall be liable pursuant to Section 8.3(a) for any Fraud actually committed by another Indemnifying Party (other than any Fraud by the Company or such Indemnifying Party’s Personal Fraud). (b) De Minimis Threshold; Basket. The Indemnifying Parties shall not have any Indemnification Obligations pursuant to Section 8.3(a)(i) for any individual claim (or series of related claims) until the aggregate amount of Indemnifiable Damages in respect of such matter (or group of related matters) exceeds $25,000 (the “De Minimis Threshold”) and (ii) the aggregate amount of all Indemnifiable Damages in respect of General Representation Matters other than the representations and warranties set forth in Sections 2.8(k) exceeds $1,500,000 (the “Basket”), in which event the Indemnified Persons shall be entitled to recover all such Indemnifiable Damages from the first dollar (and not merely the portion exceeding the Basket); provided that the Basket shall not apply to, and shall not limit the recovery of, any Indemnifiable Damages arising out of or relating to any Fundamental Indemnification Matter or the representations and warranties set forth in Section 2.8(k). (c) Survival; Claims Periods. The Indemnification Obligations of the Indemnifying Parties in respect of (i) General Representation Matters will survive the Closing until the Indemnity Escrow Release Date, (ii) claims under Section 8.3(a)(iii) will survive Closing until the Indemnity Escrow Release Date, and (iii) the other Fundamental Indemnification Matters will survive the Closing until the date that is five (5) years following the Closing; provided, that the representations and warranties in Section 2.12 (Taxes) and the indemnity set forth in Section 8.3(a)(v) shall survive the Closing until the expiration of the statute of limitations applicable to each of the matters covered thereby (as applicable to such matter, the “Claims Period”). For clarity, if an Indemnified Person delivers a good faith Objecting Officer’s Certificate to the Stockholders’ Agent prior to the end of the applicable Claims Period asserting with reasonable specificity the existence of a claim indemnifiable under this Agreement, then the Indemnification Obligations of the Indemnifying Parties made pursuant to such Objecting Officer’s Certificate will continue until the claims set forth in such Objecting Officer’s Certificate are fully paid, finally resolved or settled, as applicable, in accordance with Section 8.5. (d) Satisfaction of Indemnification Claims. The Indemnified Persons shall first seek recovery of Indemnifiable Damages from the Indemnity Escrow Fund; provided, that any Indemnifiable Damages arising out of or resulting from the Specified Matter shall be recovered first from the Special Indemnity Escrow Fund and, only to the extent the Special Indemnity Escrow Fund has been exhausted, from the Indemnity Escrow Fund. Subject to the caps set forth in Section 8.4(a), if the amounts then held in the Indemnity Escrow Fund is insufficient to satisfy in whole the amount of Indemnifiable Damages that become payable by an Indemnifying Party to the Indemnified Persons pursuant to this Article VIII, then each Indemnifying Party shall, as promptly as practicable (and in any event within 10 Business Days) following the date such amount becomes payable pursuant to this Article VIII, pay to the Indemnified Person his, her or its Pro Rata Share of such shortfall. For all purposes of this Article VIII, shares of Parent Common Stock shall be valued at the Parent Stock Price. (e) Insurance. Indemnifiable Damages shall be calculated net of actual recoveries under insurance policies (net of any actual collection costs and reserves, deductibles, premium adjustments and retrospectively rated premiums); provided that, subject to the acknowledgement set forth in Section 8.4(g), nothing set forth in this Section 8.4(e) shall be deemed to require or obligate any Indemnified Person to seek or continue to pursue recovery under any insurance policy with respect to any amount of Indemnifiable Damages.

77 (f) Duplicative Recovery. In this Agreement, (i) Indemnifiable Damages shall be determined without duplication of any other Indemnifiable Damage for which an indemnification claim has been or could be made by reason of such Indemnifiable Damages being subject to indemnification under more than one provision of this Agreement, and (ii) the Indemnified Parties shall not be entitled to recover more than once for the same Indemnifiable Damages. No indemnity may be sought hereunder in respect of any Indemnifiable Damages to the extent such Indemnifiable Damage was taken into account in determining the Aggregate Consideration. (g) Duty to Mitigate Damages. Each party hereto recognizes its duty to mitigate damages under Delaware Law. (h) Notwithstanding anything to the contrary herein, in no event shall an Indemnifying Party’s aggregate liability under this Agreement, or any other Transaction Documents entered into by such Indemnifying Party and delivered in connection herewith, other than any employment-related documents entered into between Acquirer or one of its Affiliates, on the one hand, and such Indemnifying Party, on the other hand, exceed the portion of the Aggregate Consideration received by such Indemnifying Party (without taking into account any reduction for any Taxes of such Stockholder), together with any portion of the Aggregate Consideration receivable by such Indemnifying Party and such Indemnifying Party’s share of the Adjustment Escrow Fund, the Indemnity Escrow Fund, the Special Indemnity Escrow Fund and of the Expense Fund funded by such Indemnifying Party set forth in the Closing Consideration Allocation Schedule, other than in the case of Personal Fraud. 8.5 Claims. (a) If an Indemnified Party wishes to seek recovery of Indemnifiable Damages pursuant to this Article VIII, on or before the last day of the applicable Claims Period, Acquirer shall deliver to the Stockholders’ Agent as promptly as reasonably practicable after it acquires knowledge of the fact, event or circumstance giving rise to a claim for Indemnifiable Damages pursuant to Section 8.3(a), a certificate signed by any officer of Acquirer (an “Objecting Officer’s Certificate”): (i) stating that an Indemnified Person has incurred, suffered, paid, or reserved, or, in good faith, reasonably anticipates that it may have to incur, suffer, pay, or reserve, Indemnifiable Damages resulting from, or related to Indemnification Obligations (or that with respect to any Tax matters, that any Tax Authority may raise such matter in an audit of Acquirer or its subsidiaries that could give rise to Indemnifiable Damages); (ii) the actual or, if reasonably estimable, a good faith estimate of the amount of such Indemnifiable Damages (which, in the case of Indemnifiable Damages not yet suffered, paid, reserved or accrued, may be the maximum amount reasonably anticipated by Acquirer to be incurred, suffered, paid, reserved, accrued or demanded by a third party); and (iii) specifying in reasonable detail the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related. (b) The Objecting Officer’s Certificate (i) need only specify such information to the knowledge of such officer of Acquirer as of the date of the Objecting Officer’s Certificate, (ii) shall not limit any of the rights or remedies of any Indemnified Person with respect to the underlying facts and circumstances specifically set forth in such Objecting Officer’s Certificate and (iii) may be updated and amended from time to time by Acquirer by delivering an updated or amended Objecting Officer’s Certificate to the Stockholders’ Agent or applicable Indemnifying Party, as the case may be, so long as the

78 delivery of the original Objecting Officer’s Certificate is made within the applicable Claims Period and such update or amendment only asserts bases for Indemnifiable Damages reasonably related to the underlying facts and circumstances specifically set forth in such original Objecting Officer’s Certificate; provided, that all claims for Indemnifiable Damages properly set forth in the original Objecting Officer’s Certificate or any update or amendment thereto shall remain outstanding until such claims have been resolved or satisfied, notwithstanding the expiration of such Claims Period. No delay in providing such Objecting Officer’s Certificate (or any update or amendment thereto) within the applicable Claims Period shall affect an Indemnified Person’s rights hereunder, except and only to the extent that any Indemnifying Party forfeit rights or defenses by reason of such failure or is otherwise materially prejudiced thereby. As promptly as practicable after delivery of a Objecting Officer’s Certificate to the Stockholders’ Agent, upon reasonable request by the Stockholders’ Agent, (i) Acquirer shall supply and make available to the Stockholders’ Agent all relevant information in the Indemnified Parties’ possession relating to the claims (except to the extent that such action would result in a loss of attorney-client privilege, provided, that Acquirer shall use its commercially reasonable efforts to provide such information not result in such loss of attorney-client privilege), and (ii) Acquirer shall, and shall cause the Indemnified Party to, cooperate with the Stockholders’ Agent in good faith with respect to the Stockholders’ Agent investigation of such claim, including by providing reasonable access to such books, records, work papers and other documents or information in their possession or that may be reasonably obtained that are relevant to such claim as the Stockholders’ Agent may reasonably require. Without limiting the foregoing, such cooperation shall include the retention and (upon the Stockholders’ Agent request) the provision to the Indemnifying Parties or its Representatives of books, records and other documents and information which are actually and reasonably relevant to such claim. (c) If the Stockholders’ Agent accepts, by written notice to Acquirer, or does not contest any claim or claims by Acquirer made in any Objecting Officer’s Certificate on or prior to the date that is 30 days after receipt of such Objecting Officer’s Certificate by the Stockholders’ Agent, then (i) the entire amount of such claim or claims set forth on such Objecting Officer’s Certificate will become payable by the Indemnifying Parties to the Indemnified Persons and (ii) the total value equal to the amount of any Indemnifiable Damages corresponding to such claim or claims as set forth in such Objecting Officer’s Certificate shall be recoverable by Acquirer pursuant to Section 8.4(d). (d) If the Stockholders’ Agent objects in writing to any claim or claims by Acquirer made in any Objecting Officer’s Certificate within the 30-day period referenced in Section 8.5(c), Acquirer and the Stockholders’ Agent shall attempt in good faith for 45 days after Acquirer’s receipt of such written objection to resolve such objection. (e) If no such agreement can be reached during the 45-day period for good faith negotiation referenced in Section 8.5(d), but in any event upon the expiration of such 45-day period, either Acquirer (on behalf of itself or any other Indemnified Person) or the Stockholders’ Agent (on behalf of the Indemnifying Parties) may make a demand for arbitration as set forth in Section 9.10 to resolve a contested claim. The decision of the arbitrator as to the validity and amount of any claim in such Objecting Officer’s Certificate shall be nonappealable, binding and conclusive upon the parties to this Agreement. 8.6 Stockholders’ Agent. (a) At the Closing, Fortis Advisors LLC, a Delaware limited liability company, shall be constituted and appointed as the Stockholders’ Agent under this Agreement, the Escrow Agreement, the Paying Agent Agreement and the Stockholders’ Agent Engagement Agreement. For purposes of this Agreement, the term “Stockholders’ Agent” means the exclusive agent and true and lawful attorney-in-fact for and on behalf of the Indemnifying Parties to (i) give and receive notices and communications to or from Acquirer (on behalf of itself of any other Indemnified Person) relating to this Agreement or any of the

79 Transactions and other matters contemplated by this Agreement (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given or received by such Indemnifying Parties individually), (ii) authorize deliveries to Acquirer of cash and shares of Acquirer Common Stock from the Escrow Funds in satisfaction of Section 1.7 or claims asserted by Acquirer (on behalf of itself or any other Indemnified Person, including by not objecting to such claims), (iii) object to or resolve such claims pursuant to Section 8.5 or any Notice of Objection, (iv) consent or agree to, negotiate, enter into, or, if applicable, prosecute or defend, settlements and compromises of, and comply with orders of courts with respect to, such claims or Section 1.7, (v) provide any consents hereunder, including with respect to any proposed settlement of any claims or agree to any amendment to this Agreement, (vi) incur and pay expenses on behalf of the Indemnifying Parties, and (vii) take or refrain from taking any and all actions necessary or appropriate in the judgment of the Stockholders’ Agent in connection with the Stockholders’ Agent’s obligations, powers and authority under this Agreement, the Escrow Agreement, the Paying Agent Agreement or the Stockholders’ Agent Engagement Agreement, in each case without having to seek or obtain the consent of any Person under any circumstance. Notwithstanding the foregoing, the Stockholders’ Agent shall have no obligation to act on behalf of the Indemnifying Parties, except as expressly provided herein, in the Escrow Agreement, the Paying Agent Agreement and in the Stockholders’ Agent Engagement Agreement, and for purposes of clarity, there are no obligations of the Stockholders’ Agent in any ancillary agreement, schedule, exhibit or the Company Disclosure Letter. The Stockholders’ Agent may resign at any time. The Person serving as the Stockholders’ Agent may be replaced from time to time by the holders of a majority in interest of the Indemnity Escrow Fund upon not less than 10 days’ prior written notice to Acquirer. No bond shall be required of the Stockholders’ Agent. (b) Certain Indemnifying Parties have entered into an engagement agreement (the “Stockholders’ Agent Engagement Agreement”) with the Stockholders’ Agent to provide direction to the Stockholders’ Agent in connection with its services under this Agreement, the Escrow Agreement, the Paying Agent Agreement and the Stockholders’ Agent Engagement Agreement (such Sellers, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Stockholders’ Agent nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Stockholders’ Agent Group”), shall be liable to any Indemnifying Party for any action or failure to act in connection with the acceptance or administration of the Stockholders’ Agent’s responsibilities hereunder, under the Escrow Agreement, the Paying Agent Agreement or under the Stockholders’ Agent Engagement Agreement, unless and only to the extent such action or failure to act constitutes negligence or willful misconduct. The Stockholders’ Agent shall act as a representative and agent only and shall not owe any fiduciary duty to the Indemnifying Parties or any party or Person. The Indemnifying Parties shall severally indemnify and defend the Stockholders’ Agent Group and hold the Stockholders’ Agent Group harmless from and against any loss, claim, damage, liability, fee, cost, expense (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers), judgment, fine, amount paid in settlement (collectively, the “Stockholders’ Agent Expenses”) incurred without gross negligence, willful misconduct or bad faith on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of its duties hereunder, under this Escrow Agreement, the Paying Agent Agreement or under the Stockholders’ Agent Engagement Agreement. Such Stockholders’ Agent Expenses may be recovered first, from the Expense Fund, second, from any distribution of the Escrow Funds otherwise distributable to the Indemnifying Parties at the time of distribution, and third, directly from the Indemnifying Parties. The immunities and rights to indemnification shall survive the resignation or removal of the Stockholders’ Agent or any member of the Advisory Group and the Closing and/or any termination of this Agreement or the Escrow Agreement. The Stockholders’ Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, the Paying Agent Agreement, the Stockholders’ Agent Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Stockholders’ Agent shall not be required to take any action unless the Stockholders’

80 Agent has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Stockholders’ Agent against the costs, expenses and liabilities which may be incurred by the Stockholders’ Agent in performing such actions. If Acquirer is entitled to recovery of any amount exceeding the available balance of the Escrow Funds, it must proceed directly against each Indemnifying Party from whom it seeks recovery. The Stockholders’ Agent shall have no role, nor shall Acquirer involve it, in the recovery effort. The foregoing includes, but is not limited to, recovery for indemnity claims that are not limited by the Escrow Funds and fee shifting and/or prevailing party provisions in connection with any dispute. Absent gross negligence or willful misconduct by the Stockholders’ Agent that is finally adjudicated by a court of competent jurisdiction, Acquirer shall never seek to collect or recover any amount directly from the Indemnifying Parties. (c) Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Stockholders’ Agent under this Agreement, the Escrow Agreement, the Paying Agent Agreement or the Stockholders’ Agent Engagement Agreement shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Indemnifying Parties and shall be final, binding and conclusive upon each such Indemnifying Party and such Indemnifying Party’s successors as if expressly confirmed and ratified in writing by such Indemnifying Party, and all defenses which may be available to any Indemnifying Party to contest, negate or disaffirm the action of the Stockholders’ Agent taken in good faith under this Agreement, the Escrow Agreement, the Paying Agent Agreement or the Stockholders’ Agent Engagement Agreement are waived, and each Indemnified Person shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Indemnifying Party. The powers, immunities and rights to indemnification granted to the Stockholders’ Agent Group hereunder: (i) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Indemnifying Party and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Indemnifying Party of the whole or any fraction of his, her or its interest in the Escrow Funds. The Stockholders’ Agent shall be entitled to: (x) rely upon the Closing Consideration Allocation Schedule and any Updated Consideration Allocation Schedule, (y) rely upon any signature believed by it to be genuine, and (z) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Seller or other party. (d) The Expense Fund shall be used (i) for the purposes of paying directly, or reimbursing the Stockholders’ Agent for, any Stockholders’ Agent Expenses incurred pursuant to this Agreement, the Escrow Agreement, the Paying Agent Agreement or the Stockholders’ Agent Engagement Agreement, (ii) as otherwise determined by the Advisory Group. The Indemnifying Parties will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholders’ Agent any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Agent is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Stockholders’ Agent is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund and has no tax reporting or income distribution obligations. The Stockholders’ Agent will hold the Expense Amount separate from its corporate funds, will not use the Expense Fund for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. Subject to Advisory Group approval, the Stockholders’ Agent may contribute funds to the Expense Fund from any consideration otherwise distributable to the Indemnifying Parties. As soon as reasonably determined by the Stockholders’ Agent that the Expense Fund is no longer required to be withheld, the Stockholders’ Agent will deliver any remaining balance of the Expense Fund to the Paying Agent for further distribution to the Indemnifying

81 Parties. For Tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Indemnifying Parties at the time of Closing. 8.7 Third-Party Claims. In the event Acquirer becomes aware of a third-party claim with respect to which Acquirer in good faith believes may result in a claim for indemnification pursuant to this Article VIII by or on behalf of an Indemnified Person, Acquirer shall notify the Stockholders’ Agent of such claim as promptly as practicable; provided, that no delay to so notify shall affect the right of the Indemnified Parties to indemnification under this Article VIII, except to the extent that any Indemnifying Party is materially prejudiced thereby. Acquirer shall have the right in its sole discretion to conduct the defense of, and to settle or resolve, any such claim, including paying or agreeing to pay, in settlement or resolution of such claim, any amounts to the third party making such claim (such amounts, collectively, a “Settlement Payment”). The Stockholders’ Agent shall have the right to receive copies of all pleadings, notices and communications with respect to such third-party claim to the extent that receipt of such documents does not affect any privilege relating to any Indemnified Person and subject to execution by the Stockholders’ Agent of Acquirer’s standard non-disclosure agreement to the extent that such materials contain confidential or proprietary information. In the event that Acquirer determines to settle or resolve any such third-party claim that Acquirer controls and make a Settlement Payment in connection therewith, Acquirer shall seek the consent of the Stockholders’ Agent to such Settlement Payment. If the Stockholders’ Agent (i) has consented to such Settlement Payment or (ii) unreasonably withholds, conditions or delays giving such consent to such Settlement Payment (provided, that such consent shall be deemed to have been given unless the Stockholders’ Agent shall have objected within 20 days after a written request for such consent by Acquirer), then the existence and amount of Indemnifiable Damages with respect to such Settlement Payment shall be determinative and binding upon the Indemnifying Parties and neither the Stockholders’ Agent nor any Indemnifying Party shall have any power or authority to object to recovery by or on behalf of any Indemnified Person (against the Indemnity Escrow Fund or otherwise) for any Indemnifiable Damages claimed with respect to such Settlement Payment. If the Stockholders’ Agent has not consented to such Settlement Payment and such consent was not unreasonably withheld, conditioned or delayed or deemed given for failure to object within 20 days after a written request therefor, then the amount of the Settlement Payment shall not establish the amount of the Indemnifiable Damages and the existence and amount of Indemnifiable Damages with respect to such Settlement Payment shall be determined in the manner applicable to indemnification claims made pursuant to this Article VIII. Notwithstanding anything to the contrary herein, the reasonable and documented out-of-pocket costs and expenses incurred by Acquirer in connection with any investigation, defense, settlement or resolution of such claim and the enforcement and protection of its rights under this Agreement in respect thereof (including reasonable, documented and out-of-pocket attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs), but excluding any internal costs or overhead of Acquirer or its Affiliates (collectively, “Defense Costs,” which, for the avoidance of doubt, do not include a Settlement Payment itself), shall constitute Indemnifiable Damages for which the Indemnified Persons shall be indemnified to the extent an indemnification claim therefor is made under this Article VIII if the facts underlying such third-party claim, if assumed to be true, arose out of, resulted from or was in connection with a matter listed in Section 8.3(a); provided, that (i) any recovery of Defense Costs shall be made first from the Indemnity Escrow Fund pursuant to Section 8.4(d) to the extent funds remain in the Indemnity Escrow Fund, (ii) the amount of Defense Costs otherwise recoverable shall be reduced, dollar-for-dollar, by any positive monetary recovery actually received by any Indemnified Person from the third party in connection with the applicable third-party claim (including any judgment, award or settlement proceeds received from such third party) with respect to such Indemnified Person’s Defense Costs, and (iii) Acquirer shall keep Stockholders’ Agent reasonably informed of the cumulative amount of Defense Costs incurred by the Indemnified Persons in connection with any single third-party claim (or series of related claims), which notice shall include a reasonably detailed summary of the Defense Costs incurred to date in respect of such claim.

82 8.8 Treatment of Indemnification Payments. The parties agree to treat (and cause their respective Affiliates to treat) any payment received by the Indemnified Persons pursuant to this Article VIII as an adjustment to the Aggregate Consideration for all Tax purposes to the maximum extent permitted by Applicable Law. 8.9 Exclusive Remedy. Except for equitable remedies for non-monetary damages, from and after the Effective Time, the indemnification provided in this Article VIII shall constitute the sole and exclusive remedy of the Indemnified Persons for monetary damages with respect to any Indemnifiable Damages for Indemnifiable Matters, except in the case of any claims arising out of or resulting from any Personal Fraud against the Indemnifying Party committing such Personal Fraud. For clarity, the survival periods and liability limits set forth in this Article VIII shall control notwithstanding any statutory or common law provisions or principles to the contrary. Nothing in this Agreement, including the limitations set forth in Section 8.4, shall limit any Indemnified Person’s rights or obligations under any other agreement entered into in connection with this Agreement (other than certificates delivered pursuant to this Agreement), including any other Transaction Document or any employment agreement entered into between the Acquirer and any Continuing Employee. ARTICLE IX GENERAL PROVISIONS 9.1 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via electronic mail to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice); provided, that all notices and other communications to the Stockholders’ Agent must be delivered solely by email: (i) if to Acquirer or Parent, to: iRhythm Holdings, Inc. 699 8th Street, Suite 600 San Francisco, CA 94103 Attention: Chief Legal Officer Email: [***] with a copy (which shall not constitute notice) to: Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 Attention: Michael Brown, Ryan Slunaker Email: [***]; [***] (ii) if to the Company, to: 2870 Zanker Rd, Suite 100 San Jose, CA 95134 Attention: Peter Van Haur; Vikram Lamba Email: [***]; [***]

83 with a copy (which shall not constitute notice) to: Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210Attention: Michael McGrail; Trey O’CallaghanEmail: [***]; [***] (iii) If to the Stockholders’ Agent, to: Fortis Advisors LLCAttention: Notices Department (Project Vessel)Email: [***] with a copy (which shall not constitute notice) to: Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210Attention: Michael McGrail; Trey O’CallaghanEmail: [***]; [***] Any notice given as specified in this Section 9.11 (i) if delivered personally or sent by electronic mail transmission shall conclusively be deemed to have been given or served at the time of dispatch if sent or delivered on a Business Day (provided, that the sender of such email does not receive a written notification of delivery failure) or, if not sent or delivered on a Business Day, on the next following Business Day and (ii) if sent by commercial delivery service or mailed by registered or certified mail (return receipt requested) shall conclusively be deemed to have been received on the third Business Day after the post of the same. 9.2 Interpretation. When a reference is made herein to Articles, Sections, subsections, Schedules or Exhibits, such reference shall be to an Article, Section or subsection of, or a Schedule or an Exhibit to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Where a reference is made to a Contract, instrument or Applicable Law, such reference is to such Contract, instrument or Applicable Law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Applicable Law) by succession of comparable successor Applicable Law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender and neutral forms of such words, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references to a series of clauses are inclusive of the endpoint clauses (e.g., “clause (x) through (y)” is inclusive of clauses (x) and (y)), (vi) references to any Person include the predecessors, successors and permitted assigns of that Person, (vii) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, (viii) subject to clause (ix), the phrases “provide to,” “made available” and “deliver to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided, (ix) “or” will have the inclusive meaning represented by the phrase “or”, and (x) the phrases “provided to Acquirer”, “made available to Acquirer” or “delivered to Acquirer” and phrases of similar import means, with respect to any information, document or other material of the Company or its Affiliates, that such information, document or material was made available by the Company and its Representatives in the virtual data room established by the

84 Company in connection with this Agreement at least 48 hours prior to the execution of this Agreement or actually delivered (whether by physical or electronic delivery) to Acquirer or its Representatives at least 48 hours prior to the execution of this Agreement. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Any action otherwise required to be taken on a day that is not a Business Day shall instead be required to be taken on the next succeeding Business Day, and if the last day of a time period is a non-Business Day, such period shall be deemed to end on the next succeeding Business Day. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the fifth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent. 9.3 Amendment. Subject to Applicable Law, Acquirer, Merger Sub and the Company may amend this Agreement prior to the Effective Time by authorized action at any time pursuant to an instrument in writing signed by Acquirer and the Company (provided, that after the Company Stockholder Approval has been obtained, no amendment shall be made that by law requires further approval by the Company Stockholders without such further approval). To the extent permitted by Applicable Law, Acquirer and the Stockholders’ Agent may cause this Agreement to be amended at any time after the Closing by execution of an instrument in writing signed on behalf of Acquirer and the Stockholders’ Agent. 9.4 Extension; Waiver. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto owed to such party, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such party contained herein. At any time after the Closing, Acquirer and the Stockholders’ Agent may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other owed to such party, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (c) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing that is (a) prior to the Closing with respect to the Company or the Company Stockholders, signed by the Company, (b) after the Closing with respect to the Company Stockholders or the Stockholders’ Agent, signed by the Stockholders’ Agent and (c) with respect to Acquirer or Merger Sub, signed by Acquirer. Without limiting the generality or effect of the preceding sentence, no failure to exercise or delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein. 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by electronic delivery in PDF format (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement. 9.6 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Letter, (a) constitute the entire agreement

85 among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder (except that Article VIII is intended to benefit the Indemnified Persons; Section 5.12 is intended to benefit the Company Indemnified Parties) and Section 9.14 is intended to benefit and be enforceable by the Company Group Members. 9.7 Assignment. Neither this Agreement nor any of the rights and obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Acquirer may assign its rights and delegate its obligations under this Agreement to any direct or indirect wholly owned subsidiary of Acquirer without the prior consent of any other party hereto; provided, that notwithstanding any such assignment, Acquirer shall remain liable for all of its obligations under this Agreement and Acquirer shall provide written notice to the Stockholders’ Agent of such assignment. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. 9.8 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision. 9.9 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein. 9.10 Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware) for any action, suit or proceeding arising out of or relating to this Agreement and of any of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby (including resolution of disputes under Section 8.5), and hereby irrevocably waive, and agree not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement and of any of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may

86 not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware; provided, that a judgment rendered by such court may be enforced in any court having competent jurisdiction. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the courts of the State of Delaware in accordance with this Section 9.10, and the parties hereby agrees to waive any objection to such venue of any action, suit or proceeding arising out of or relating to this Agreement and of any of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. 9.11 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. 9.12 WAIVER OF JURY TRIAL. EACH OF PARENT, ACQUIRER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUIRER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 9.13 No Other Representations or Warranties. (a) Acquirer and Merger Sub acknowledge that (i) none of the Company, the Company Securityholders, nor any of their respective Affiliates on such party’s behalf, has made any representation or warranty, expressed or implied, as to the securities of the Company, the Company or its business, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the securities of the Company or its business furnished or made available to Acquirer and its Affiliates and Representatives, except as expressly set forth herein or in any other Transaction Document, (ii) neither Acquirer, Merger Sub nor any of their Affiliates or Representatives relied on any representation or warranty from the Company, the Company Securityholders, on such party’s behalf, in determining to enter into this Agreement, except as expressly set forth in this Agreement, in any certificate, schedule or other instrument delivered hereunder, or in any other Transaction Document, and (iii) except as expressly set forth in this Agreement or in any certificate or other Transaction Document delivered hereunder by the Company, Acquirer and Merger Sub or their Affiliates or Representatives have not relied on any representation or warranty from the Company, the Company Securityholders, or on such party’s behalf, including that Acquirer and Merger Sub have not relied on any information, documents or materials made available to

87 Acquirer or Merger Sub or their Affiliates or Representatives in any data room, management presentations or in any other form, in each case, in expectation or negotiation of this Agreement and the other transactions contemplated hereby. (b) The Company acknowledges that (i) none of Parent, Acquirer, Merger Sub, nor any of their respective Affiliates on such party’s behalf, has made any representation or warranty, expressed or implied, as to the securities of Parent or Acquirer, Parent’s or Acquirer’s business, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the securities of Parent or Acquirer or their business furnished or made available to the Company and its Affiliates and Representatives, except as expressly set forth herein or in any other Transaction Document, (ii) neither the Company nor any of its Affiliates or Representatives relied on any representation or warranty from Parent, Acquirer, Merger Sub, or any of their respective Affiliates on such party’s behalf, in determining to enter into this Agreement, except as expressly set forth in this Agreement, in any certificate, schedule or other instrument delivered hereunder, or in any other Transaction Document, and (iii) except as expressly set forth in this Agreement or in any certificate or other Transaction Document delivered hereunder, the Company and its Affiliates or Representatives have not relied on any representation or warranty from Parent, Acquirer, Merger Sub, or on such party’s behalf, including that the Company has not relied on any information, documents or materials made available to the Company or its Affiliates or Representatives in any data room, management presentations or in any other form, in each case, in expectation or negotiation of this Agreement and the other transactions contemplated hereby. 9.14 Guarantee. Parent hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, the due and punctual payment and performance obligations of Acquirer and Merger Sub arising under or in connection with this Agreement, including (i) the payment of the Aggregate Consideration, any amounts payable in connection with an Aggregate Consideration Surplus and any other amounts payable to the Company Stockholders in accordance with this Agreement, (ii) any monetary damages or other Liabilities arising out of any breach of this Agreement by Parent, Acquirer or Merger Sub, including any failure to consummate the Closing when required, and (iii) the funding of the Adjustment Escrow Fund, the Indemnity Escrow Fund, the Special Indemnity Escrow Fund and the Expense Fund (collectively, the “Guaranteed Obligations”). Parent shall cause each of Acquirer and Merger Sub to comply with and perform all of their respective covenants, agreements and obligations under this Agreement. This guaranty is a primary obligation of Parent, and accordingly the Company, the Stockholders’ Agent and the Company Stockholders shall not be obliged, before enforcing this guaranty, to take any action in any court or other proceeding against Acquirer or Merger Sub, to make any claim against or demand of Acquirer or Merger Sub, or to exercise, levy or enforce any process of execution against Acquirer or Merger Sub. This guaranty (a) is a present, absolute, unconditional and continuing guaranty of performance and payment and not of collectability, (b) is in no way conditioned or contingent upon any attempts to collect from Acquirer or Merger Sub or upon any other defense, set off, condition or contingency and (c) shall not be affected, impaired or released by (1) any neglect or forbearance in enforcing any obligation of Acquirer or Merger Sub, (2) any change in the corporate existence, structure or ownership of Acquirer or Merger Sub, or (3) any other act, omission, matter or thing whatsoever whereby Parent as a surety only would or might have been affected or released, in each case of clauses (1) through (3), subject to the provisions of this Agreement governing the survival of Acquirer’s obligations. This guaranty may not be revoked or terminated and shall remain in full force and effect without interruption and shall be binding on Parent and its successors and assigns until all Guaranteed Obligations have been fully satisfied, and shall continue to apply following the Closing in respect of any Guaranteed Obligations that survive the Closing and shall survive the termination of this Agreement solely in respect of any Guaranteed Obligations that survive such termination.

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[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, Parent, Acquirer, Merger Sub, the Company and the Stockholders’ Agent have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above. IRHYTHM TECHNOLOGIES, INC. By: /s/ Quentin Blackford Name: Quentin Blackford Title: Chief Executive Officer IRHYTHM HOLDINGS, INC. By: /s/ Quentin Blackford Name: Quentin Blackford Title: Chief Executive Officer PROJECT VESSEL MERGER SUB, INC. By: /s/ Quentin Blackford Name: Quentin Blackford Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, Parent, Acquirer, Merger Sub, the Company and the Stockholders’ Agent have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above. VITAL CONNECT, INC. By: /s/ Peter Van Haur Name: Peter Van Haur Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, Parent, Acquirer, Merger Sub, the Company and the Stockholders’ Agent have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above. STOCKHOLDERS’ AGENT: FORTIS ADVISORS LLC By: /s/Ryan Simkin Name: Ryan Simkin Title: Managing Director

EXHIBIT A Definitions As used herein, the following terms shall have the meanings indicated below: “Accounting Principles” means GAAP, and to the extent consistent with GAAP, the accounting principles and methodologies used in preparation of the Company’s audited financial statements for the fiscal year ended December 31, 2025. “Accredited Investor” means a Company Stockholder who either (i) has completed and delivered to the Company and Acquirer at least three Business Days prior to the Closing Date duly executed Stockholder Agreement, in form and substance reasonably satisfactory to Acquirer, certifying that such Person is an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act); provided, that, notwithstanding the delivery of any such Stockholder Agreement, if Acquirer reasonably determines that such Person is not an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) then such Person shall be deemed an “Unaccredited Investor” for purposes of this Agreement or (ii) is determined by Acquirer prior to the Closing in its sole discretion to be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) for purposes of this Agreement. “Acquisition Proposal” means, with respect to the Company, any agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by Acquirer), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or bona fide indication of interest, relating to, or involving: (i) any acquisition or purchase from the Company, or from the Company Stockholders, by any Person or Group of more than a 5% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 5% or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company, (ii) any sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business and consistent with past practice), acquisition, or disposition of more than 5% of the assets of the Company in any single transaction or series of related transactions, or (iii) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company, or any extraordinary dividend, whether of cash or other property. “Adjustment Escrow Amount” means $1,020,000. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by Contract or otherwise. “Aggregate Cash Consideration” means an amount equal to (i) $237,500,000 minus (ii) the Closing Net Working Capital Shortfall, if any, plus (iii) the Closing Net Working Capital Surplus, if any, minus (iv) any Transaction Expenses, minus (v) any Company Debt.

“Aggregate Consideration” means an amount equal to (i) the Aggregate Cash Consideration, plus (ii) the Aggregate Stock Consideration Value. “Aggregate Stock Consideration” means the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the quotient of (i) the Aggregate Stock Consideration Value divided by (ii) the Parent Stock Price. “Aggregate Stock Consideration Value” means $50,000,000. “AI Commitments” means the Company’s obligations under any of the following: (a) Company AI Policies, (b) applicable obligations under licenses, consents, agreements, terms and conditions governing the Company’s use of AI Technology to which the Company is subject or bound, and (c) Applicable Law relating to AI Technology. “AI Data” means any data Processed by the Company in connection with the development, training, improvement, or provision of Company AI Products. “AI Technology” means deep learning, machine learning or other artificial intelligence technologies. “Anti-Corruption Law” means any Applicable Law relating to anti-bribery or anti- corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or any other Applicable Law that prohibits the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Person, including any Government Official. “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws, including without limitation any antitrust, competition or trade regulation laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition. “Applicable Law” means, with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, legislation, general principles of common law, ordinance, code, edict, decree, rule, directive, license, permit, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any Orders applicable to such Person or such Person’s Affiliates or to any of their respective assets, properties or businesses. “Available Closing Consideration” means an amount equal to (i) the Aggregate Cash Consideration, plus (ii) the Aggregate Stock Consideration Value, minus (iii) the Escrow Amounts, minus (iv) the Expense Amount. “Bring Down Date” means the first date on or following November 30, 2026 in which the Company delivers the Bring Down Certificate. “Bring Down Certificate” means a certificate executed on behalf of the Company by its Chief Executive Officer, to the effect that (i) each of the conditions set forth in clauses (a), (d), (e) and (g) of Section 6.3 has been satisfied or would be capable of being satisfied if the Closing where to occur on the date of such certificate, (ii) the covenants set forth in Section 4.1, 4.2, 5.1, 5.2, and 5.13(a) shall have been performed and complied in all material respects to the extent requiring performance at such time, and (iii) Stockholder Agreement and Investor Representation Letter shall have been executed by holders of shares of Company Capital Stock outstanding as of immediately prior to the date hereof entitled to receive at least 95% of the Aggregate Consideration payable and issuable to the Company Stockholders if such Aggregate Consideration was payable pursuant to the terms of the Initial Closing Spreadsheet. “Business” means the business of the Company as currently conducted. “Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in San Francisco, California. “CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act. “Change in Control Payment” means any severance, transaction, retention, bonus, commission, management incentive plan, change in control or other similar bonuses, compensatory amounts or payments, and other employee-related change of control payments payable by the Company that remain unpaid as of or after the Closing Date (including the employer portion of any employment- related Taxes arising in connection with any of the foregoing) arising solely or partially out of, or in connection with, the consummation of the Merger, or upon a termination of employment (i.e., “double trigger”) in connection with the Merger, including pursuant to this Agreement or the Transactions (alone or in combination with any other event) (provided, however, that any amounts payable on account of any post-Closing terminations by Acquirer or post-Closing resignations for “good reason” (or similar term), shall not constitute Change in Control Payments). “Closing Net Working Capital Shortfall” means the absolute amount, if any, by which the Company Net Working Capital, as set forth in the Company Closing Financial Certificate, is less than the Closing Net Working Capital Target; provided, that there shall be no Closing Net Working Capital Shortfall unless such the absolute value of the amount exceeds $1,020,000 (the “Net Working Capital Threshold”). “Closing Net Working Capital Surplus” means the absolute amount, if any, by which the Company Net Working Capital, as set forth in the Company Closing Financial Certificate, is greater than the Closing Net Working Capital Target; provided, that there shall be no Closing Net Working Capital Surplus unless such amount exceeds the Net Working Capital Threshold. “Closing Net Working Capital Target” means $6,800,000. “Code” means the United States Internal Revenue Code of 1986, as amended. “Company AI Policies” means the Company’s policies and procedures regarding AI Technology published on Company’s Websites. “Company AI Products” means all Company Products that are AI Technologies. “Company Capital Stock” means the capital stock of the Company, including the Company Common Stock and the Company Preferred Stock. “Company Closing Financial Certificate” means a certificate executed by the Chief Financial Officer of the Company dated as of the Closing Date, certifying, as of immediately prior to the Closing, the Company’s good faith estimate of the amount of (i) Company Net Working Capital (including (a) the Company’s balance sheet as of the Closing prepared in accordance with the Accounting Principles and (b) an itemized list of each element of the Company’s current assets current liabilities included in the

Company Net Working Capital), (ii) Company Debt, including an itemized list of each item of Company Debt and the Person to whom such Company Debt is owed and (iii) any Transaction Expenses that are incurred but unpaid as of the Closing, including an itemized list of each such Transaction Expenses and the Person to whom such Transaction Expenses are owed. The Company Closing Financial Certificate shall be accompanied by supporting documentation, information and calculations as are reasonably necessary to substantiate the information contained therein. “Company Common Stock” means the Common Stock, par value $0.0001, of the Company. “Company Contractor” means any current consultant, advisory board member and individual independent contractor of the Company. “Company Debt” means, as of immediately prior to the Closing, the aggregate amount, without duplication, equal to the sum of: (i) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks, financial institutions (excluding amounts owed under any credit cards that are not past due and are incurred in the ordinary course of business) (such amount, “Funded Debt”), (ii) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased (other than accounts payable and accrued expenses incurred in the ordinary course of business), (iii) all obligations of the Company to pay rent or other payment amounts under a lease, in each case, which is required to be classified as a finance lease in accordance with GAAP, excluding leases that would not have been capitalized prior to the implementation of ASC 842, (iv) all outstanding reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company (solely to the extent drawn and not paid), (v) all obligations of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (vi) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless if any of such are actually paid), as a result of the consummation of the Transactions or in connection with any lender consent, (vii) all underfunded liabilities, assuming contingencies are satisfied, under any Company Employee Plans, including defined benefit plans, or due to the application of any terms contemplated or agreed upon with any labor organization or similar arrangement, including the employer portion of any related payroll Taxes with respect thereto, (viii) all obligations under COBRA or similar law with respect to any former employees or qualifying beneficiaries thereunder, including the employer portion of any related payroll Taxes with respect thereto, (ix) all Specified Employee Liabilities outside of the ordinary course of business, (x) guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, any of the obligations and other matters of the kind described in any of the clauses (i) through (ix) appertaining to third parties, (xi) the Company Tax Liability, and (xii) all off-balance sheet Liabilities or obligations of the Company; provided, that notwithstanding Company Debt (A) shall not include, without duplication, any item to the extent included in the calculation of Company Net Working Capital or Transaction Expenses and (B) shall include the Liabilities set forth on Schedule E (“Certain Liabilities”). “Company Employee” means any current employee of the Company. “Company Tax Liability” means an amount equal to the unpaid Taxes of the Company and its Subsidiaries for the Pre-Closing Tax Period (and portion of a Straddle Period ending on the Closing Date), solely for tax periods with respect to which the Tax Returns for such Tax and for such period are first due after the Closing Date and, unless otherwise required by Applicable Law including as a result of a change in the Company’s operations or activities, solely for jurisdictions in which the Company or any of its Subsidiaries, as applicable, have filed Tax Returns for the applicable Tax for its most recently ended taxable year, calculated (i) treating any prepaid amounts received, or deferred revenues arising, prior to the Closing as taken into account in the Pre-Closing Tax Period, (ii) in a manner consistent with past practice unless otherwise required by Applicable Law at a “more likely than not” or higher level of comfort, (iii) as of the end of the Closing Date after giving effect to the transactions contemplated by this Agreement, (iv) taking into account any Transaction Tax Deductions, applicable prepayments of estimated Taxes, and available net operating losses and credit carryforwards to the extent available to offset such Taxes at a “more likely than not” or higher level of comfort, (v) excluding any deferred Tax liabilities (including any liabilities resulting from book-tax differences) and deferred Tax assets, (vi) excluding the results of any transactions outside the ordinary course of business occurring on the Closing Date after the Closing and (vi) excluding the Specified Matter. “Company Net Working Capital” means (i) the Company’s total current assets as of the Closing less (ii) the Company’s consolidated total current liabilities as of the Closing, in each case calculated in accordance with the sample calculation set forth on Exhibit H attached hereto and the Accounting Principles. For purposes of calculating Company Net Working Capital, (A) the Company’s current assets will exclude cash, cash equivalents, marketable securities and income tax assets and deferred tax assets, and (B) the Company’s total current liabilities will include (without duplication) accounts payable, accrued liabilities, deferred revenue and other deferred expenses, but shall exclude all Company Debt and Transaction Expenses and all deferred tax liabilities. “Company Option Plan” means the Company’s Amended and Restated 2011 Stock Plan. “Company Optionholders” means (i) with respect to any time before the Closing, collectively, the holders of record of Company Options outstanding as of such time and (ii) with respect to any time at or after the Closing, collectively, the holders of record of Company Options outstanding as of immediately prior to the Closing. “Company Options” means options to purchase Company Capital Stock. “Company FF Preferred Stock” means the FF Preferred Stock, par value $0.0001 per share, of the Company. “Company Preferred Stock” means the Company FF Preferred Stock, the Company Series S-1 Stock, the Company Series A Stock, the Company Series A-1 Stock, the Company Series B Stock, the Company Series B-1 Stock, the Company Series C Stock, the Company Series D-1A Stock, the Company Series D-1B Stock, the Company Series D-2 Stock, the Company Series E-1 Stock, the Company Series E- 2 Stock, the Company Series E-3 Stock, the Company Series F-1 Stock, the Company Series F-2 Stock, the Company Series G-1 Stock, the Company Series G-2 Stock and the Company Series G-3 Stock. “Company Preferred Stockholders” means the holders of shares of outstanding Company Preferred Stock. “Company Securityholders” means, collectively, the Company Stockholders, the Company Optionholders and the Company Warrantholders. “Company Series A Stock” means the Series A Preferred Stock, par value $0.0001 per share, of the Company.

“Company Series A-1 Stock” means the Series A-1 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series B Stock” means the Series B Preferred Stock, par value $0.0001 per share, of the Company. “Company Series B-1 Stock” means the Series B-1 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series C Stock” means the Series C Preferred Stock, par value $0.0001 per share, of the Company. “Company Series D-1A Stock” means the Series D-1A Preferred Stock, par value $0.0001 per share, of the Company. “Company Series D-1B Stock” means the Series D-1B Preferred Stock, par value $0.0001 per share, of the Company. “Company Series D-2 Stock” means the Series D-2 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series E-1 Stock” means the Series E-1 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series E-2 Stock” means the Series E-2 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series E-3 Stock” means the Series E-3 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series F-1 Stock” means the Series F-1 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series F-2 Stock” means the Series F-2 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series G-1 Stock” means the Series G-1 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series G-2 Stock” means the Series G-2 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series G-3 Stock” means the Series G-3 Preferred Stock, par value $0.0001 per share, of the Company. “Company Series S-1 Stock” means the Series S-1 Preferred Stock, par value $0.0001 per share, of the Company. “Company Stockholders” means the holders of shares of outstanding Company Capital Stock. “Company Warrant” means a warrant to acquire shares of Company Capital Stock.

“Company Warrantholders” means, collectively, the holders of Company Warrants. “Continuing Employees” means the employees of the Company who are offered continued employment with Acquirer, the Surviving Corporation or one of their respective subsidiaries and who execute an Offer Letter and, in each case, who accept employment to remain employees of, and continue after the Closing in the employment by, the Surviving Corporation or who become employees of Acquirer or one of its subsidiaries as of immediately after the Closing. “Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders), including all amendments, supplements, exhibits and schedules thereto. “Contractor” means any person or entity who/which provides services, whether directly or indirectly through others, to the Company as an independent contractor and not an employee, including as consultant, advisor, board member or freelancer. “Delaware Law” means the General Corporation Law of the state of Delaware. “Dissenting Shares” means any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal or dissenters’ rights shall have been perfected, and not waived, withdrawn or lost, in accordance with the Delaware Law in connection with the Merger. “Encumbrance” means, with respect to any asset, any mortgage, easement, encroachment, equitable interest, right of way, deed of trust, lien (statutory or other), pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, community property interest, adverse claim of title, ownership or right to use, right of first refusal, or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, and (iii) the possession, exercise or transfer of any other attribute of ownership of any asset). “Environmental, Health and Safety Requirements” means all Applicable Law concerning or relating to worker/occupational health and safety, or pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now in effect. “Equity Interests” means, with respect to any Person, any capital stock or share capital of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right or entitlement to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means Acquiom Financial, LLC. “Escrow Agreement” means an escrow agreement, to be entered into by Acquirer, the Stockholders’ Agent and the Escrow Agent prior to or at the Closing in substantially the form attached hereto as Exhibit I. “Escrow Amounts” means the Adjustment Escrow Amount, the Indemnity Escrow Amount and the Special Indemnity Escrow Amount. “Indemnity Escrow Release Date” means the date that is 15 months following the Closing Date. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Expense Amount” means $350,000. “Export Controls” means the laws, regulations, directives, and rulings issued by the U.S. Department of Commerce pursuant to the Export Control Reform Act of 2018 and the Export Administration Regulations, by other U.S. government agencies, and by the governmental authorities of other applicable jurisdictions, governing the exportation, re-exportation, transfer, and deemed export of goods, software, and technology. “Fraud” means intentional common law fraud (with the element of scienter) under Delaware Law with respect to the representations and warranties in this Agreement, or in any certificate delivered hereunder. “GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination. “Government Official” means (i) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party, political party official or candidate for political office, (iii) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, a company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Entity or (iv) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, a public international organization. “Governmental Entity” means any supranational, national, state, municipal, local, tribal or foreign government, any court, tribunal, arbitrator, mediator, administrative agency, commission, regulatory authority, authority or instrumentality, in each case whether domestic or foreign, local or supranational central bank or similar self-regulatory organization or any quasi-governmental or private body exercising or entitled to exercise any executive, legislative, judicial, regulatory, Taxing or other functions of, or pertaining to, government authority (including any governmental or political division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal). “Group” has the meaning ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.

“Indemnifying Parties” means the Company Stockholders. “Indemnity Escrow Amount” means an amount in cash equal to $30,000,000. “IRS” means the United States Internal Revenue Service. “knowledge” means, (i) with respect to an individual, the actual knowledge of such individual or (ii) with respect to the Company, the actual knowledge of Peter Van Haur, Wenkang Qi and Vikram Lamba or the knowledge that each such Person would possess after conducting a due and diligent inquiry of such Person’s direct reports who would reasonably be expected to have information relevant to the matter (each Person under clause (ii), a “Knowledge Party”). “Legal Proceeding” means any governmental action, counterclaim, proceeding, suit, hearing, or litigation, in each case whether civil, criminal, administrative, or judicial, or any appeal therefrom commenced, brought or conducted by or before, or otherwise involving, any court or Governmental Entity or any arbitrator or arbitration panel. “Liabilities” (and, with correlative meaning, “Liability”) means all debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, liquidated or unliquidated, asserted or unasserted, known or unknown, whenever or however arising, including those arising under Applicable Law or any Legal Proceeding or Order of a Governmental Entity and those arising under any Contract, regardless of whether such debt, liability, commitment or obligation would be required to be reflected on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto. “Management Incentive Plan” means that certain Management Incentive Plan effective March 28, 2025, and adopted by the Board. “Material Adverse Effect” means, with respect to any Person, any change, event, violation, inaccuracy, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by, or a breach of the covenants, agreements or obligations of, such Person in this Agreement, is, or is reasonably likely to, (i) be or become materially adverse in relation to the financial condition, assets (including intangible assets) and liabilities (such assets and liabilities, taken as a whole), business, operations or results of operations of such Person and its subsidiaries, taken as a whole, or (ii) materially impede such Person’s ability to consummate the Merger; provided that for purposes of clause (i), none of the following Effects (by themselves or when aggregated with any other Effect) will be deemed to constitute or be taken into account in determining whether there has been, or whether there is reasonably likely to be, a Material Adverse Effect: (a) changes in general economic conditions, (b) changes affecting the industry generally in which such Person operates or changes in the global economy generally, including inflation or any changes in the rate of increase or decrease of inflation, (c) changes in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets (including any disruptions thereof) in the United States or any other country or region in the world, including (i) changes in interest rates or credit ratings in the United States or any other country or (ii) changes in exchange rates for the currencies of any country, (d) changes in any national or international political, geopolitical regulatory, legislative, or social conditions or developments, (e) changes or proposed changes in Applicable Law (or the enforcement or interpretation thereof) applicable to such Person, (f) acts of God (the existence, occurrence or continuation of any earthquakes, floods, hurricanes, tropical storms, wild fires, or other natural disasters, the worsening of the trajectory of the COVID-19 pandemic or any new pandemic), (g) acts of war, the engagement in hostilities, or the occurrence of any military attack, sabotage, or acts of terrorism or any escalation or worsening of any of the foregoing, (h) with respect to the Company, the negotiation, execution or announcement of this Agreement, including by reason of the identity of Acquirer or any communication by Acquirer, (i) changes in GAAP (or any authoritative interpretation of GAAP) after the date hereof applicable to such Person, in each case of clauses (a) through (i), except to the extent such Effects disproportionately affect such Person as compared to other Persons or businesses that operate in the industry in which such Person operates (in which case, only the extent of such disproportionate effect shall be taken into account when determining whether there has been, or whether there is reasonably likely to be, a Material Adverse Effect), (j) any failure in and of itself by such Person to meet any projections or forecasts or estimates of revenues or earnings or other financial metrics (it being understood that the underlying cause of such failure may be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), and (k) the Company’s taking of any action required by this Agreement or at the written request of or with the written consent of Acquirer. “MIP Recipient” means each participant in the Management Incentive Plan. “MIP Post-Closing Recipient” means each MIP Recipient set forth on Schedule H. “Misconduct Claim” includes, without limitation any actions, allegations, claims, disputes, or suits relating to: (i) harassment, whether or not meeting the legal definition of actionable harassment, discrimination, or retaliation; (ii) if made to a subordinate service provider of the Company: (A) sexual advances, (B) lewd or sexually explicit comments, or (C) the sending of sexually explicit images or messages (excluding sexually explicit images or messages that are part of programing of legitimate works for the Company); (iii) if made to a Person who has not invited such conduct and, at the time, would reasonably regard the maker of the advances or comments as having the power to influence or impair the recipient’s career advancement or the success of the recipient’s business projects: (A) sexual advances or (B) sexually explicit comments; or (iv) retaliatory act for refusing or opposing any of the above. “Order” means any judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order. “Parent Common Stock” means the Common Stock, par value $0.001 per share, of Parent. “Parent Stock Price” means the volume weighted average price per share of Parent Common Stock on the Nasdaq Global Select Market for the thirty (30) consecutive trading days ending on (and including) the last trading day immediately prior to the date of this Agreement, as reported by Bloomberg L.P. “Paying Agent” means Acquiom Financial, LLC. “Paying Agent Agreement” means the paying agent agreement to be entered into between Acquirer, Merger Sub, the Stockholders’ Agent and the Paying Agent on the date hereof in connection with the transactions contemplated under this Agreement in substantially the form attached hereto as Exhibit J. “Permit” means franchises, grants, authorizations, establishment registrations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, clearances, approvals and Orders of any Governmental Entity. “Permitted Encumbrances” means: (i) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established, (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law,

(iv) statutory or common law liens in favor of carriers, warehousemen, mechanics, workers, repairers and materialmen, to secure claims for labor, materials or supplies and other like liens, (v) liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payments of customs duties in connection with the importation of goods, (vi) non-exclusive licenses to or rights to use Intellectual Property granted in the ordinary course of business and consistent with past practice of the Company that are not material and that do not materially detract from the value or materially interfere with the present or anticipated future use of the Intellectual Property subject thereto or affected thereby, (vii) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity which are not violated by the current use or occupancy of such real property or the operation of the business, (viii) such imperfections of title that are not material in character, amount or extent and that do not materially detract from the value or materially interfere with the present or anticipated future use of the property subject thereto or affected thereby, (ix) with respect to any Equity Interests, any Encumbrances arising under securities Applicable Law or any provision of the Certificate of Incorporation or bylaws or other equivalent organizational or governing documents of the Company, in each case as amended to date, and (x) Encumbrances created pursuant to this Agreement. “Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or Governmental Entity. “PPP” means the Paycheck Protection Program administered by the SBA. “Pre-Closing Taxes” means any (i) Taxes of the Company for a Taxable period (or portion thereof) ending on or prior to the Closing Date (a “Pre-Closing Tax Period”), treating any prepaid amounts received, or deferred revenues arising, prior to the Closing as taken into account in the Pre-Closing Tax Period, (ii) Taxes of Company Securityholders and holders of Company Options (including, without limitation, capital gains Taxes arising as a result of the Transactions) or any of their Affiliates (excluding the Company) for any Tax period, (iii) any Taxes for which any Company Securityholder is responsible pursuant to Section 1.11, (iv) whether or not such Taxes are due and payable as of the Closing Date, any Tax liability (including liability for employer payroll Taxes) in connection with any payment made or deemed made by the Company in connection with the Transactions, any Tax liability in connection with any payment pursuant to this Agreement not otherwise reduced by the amount required to be withheld under Applicable Law, and any Tax liability resulting from withholding, capital gains or other similar Taxes imposed as a result of the Merger or other transactions contemplated by this Agreement, (v) Taxes for which the Company (or any predecessor of the foregoing) is held liable under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) by reason of such entity being included in any consolidated, affiliated, combined or unitary group at any time on or before the Closing Date, (vi) Taxes of any other Person for which the Company is liable if the agreement, event or occurrence giving rise to such Liability occurred on or before the Closing Date (other than pursuant to Contracts entered into in the ordinary course of business the primary purpose of which are not Taxes) and (vii) any Taxes of the Company or Acquirer arising as a result of “tested income” or “subpart F income” (within the meaning of Section 951A(c)(2)(A) and Section 952 of the Code, respectively) of the Company that was earned in a Pre- Closing Tax Period. Pre-Closing Taxes shall exclude the results of any transactions (other than the Transactions) outside the ordinary course of business occurring on the Closing Date after the Closing. In determining the amount of Pre-Closing Taxes for a Taxable period that begins on or prior to the Closing Date and end after the Closing Date (a “Straddle Period”), (A) Taxes based upon income, gains, sales, proceeds, profits, receipts, wages, compensation, payments or similar items shall be treated as Pre-Closing Taxes based on a closing of the books as of the end of the Closing Date and (B) any other Taxes shall be treated as Pre-Closing Taxes in an amount equal to the amount of such Taxes for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period through and including the Closing Date, and the denominator of which is the total number of days in the Taxable period. “Privileged Communications Agreement” means an agreement to be entered into between Acquirer and the Stockholders' Agent at the Closing with respect to privileged communications, in a form to be mutually agreed between the Company, the Stockholders’ Agent and Acquirer. “Pro Rata Share” means, with respect an Indemnifying Party, as of immediately prior to the final determination of any amounts that such Indemnifying Party is required to pay to any Indemnified Person pursuant to Article VIII, a fraction (expressed as a percentage), (i) the numerator of which is the sum of (A) the aggregate amount of Aggregate Consideration actually received by such Indemnifying Party as of such time minus (B) the aggregate amount of any previously indemnifiable losses paid or required to be paid by such Indemnifying Party pursuant to Article VIII as of such time, and (ii) the denominator of which is the sum of (A) the aggregate amount of Aggregate Consideration actually received by all Indemnifying Parties as of such time minus (B) the aggregate amount of any previously indemnifiable losses paid or required to be paid by all Indemnifying Parties pursuant to Article VIII as of such time; provided, that the Pro Rata Share of all Indemnifying Parties shall equal 100%; and provided further, that each Indemnifying Party’s Pro Rata Share with respect to any Personal Fraud of such Indemnifying Party shall be 100%. “Representatives” means, with respect to a Person, such Person’s officers, directors, Affiliates, stockholders or employees, or any investment banker, attorney, accountant, auditor or other advisor or representative retained by any of them. “Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions Laws (presently including Cuba, Iran, North Korea, Lebanon, Syria (prior to July 1, 2025) and the Crimea, Luhansk and Donetsk regions of Ukraine). “Sanctioned Person” means any individual or entity with whom or which the Sanctions Laws prohibit dealings, including: (i) any Person listed on OFAC’s Specially Designated Nationals and Blocked Persons List, the UN Security Council Consolidated List, and the EU Consolidated List, and the UK Office of Financial Sanctions Implementation’s (“OFSI’s”) Consolidated Financial Sanctions List; or (ii) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled, where relevant under applicable Sanctions Laws, by a Person or Persons described in clause (i). “Sanctions Laws” means all U.S. and non-U.S. Applicable Laws relating to economic or trade sanctions, including the Applicable Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State), the United Nations Security Council, and the European Union, and the United Kingdom (UK). “SBA” means the Small Business Administration. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Senior Capital Stock” means (i) the Company Series G-1 Stock, (ii) the Company Series G-2 Stock, (iii) the Company Series G-3 Stock, (iv) the Company Series F-1 Stock, and (v) the Company Series F-2 Stock.

“Specified Employee Liabilities” means, without double counting within this paragraph or as to amounts already treated as Company Net Working Capital or Transaction Expenses, the amount of any wage, salary, bonus, commission, vacation pay, accrued overtime or other employment-related benefit of the Company required to be accrued in accordance with GAAP but unpaid as of the Closing (including employer payroll tax obligations arising out of the foregoing). “Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other Person of which such Person, either alone or together with one or more subsidiaries or by one or more other subsidiaries (i) directly or indirectly owns or purports to own, beneficially or of record securities or other interests representing more than 50% of the outstanding equity, voting power, or financial interests of such other Person or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such other Person’s board of directors or other governing body. “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, capital gains, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), health tax, national insurance, employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, linkage increments or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity having or purporting to have responsibility for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to assume such Taxes or to indemnify any other Person. “Special Indemnity Escrow Amount” means an amount in cash equal to $5,000,000. “Specified Matter” has the meaning set forth in Schedule D. “Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports), including any amendment thereof, filed or required to be filed with respect to Taxes. “Transaction Documents” means, collectively, this Agreement and each other agreement or document referred to in this Agreement or to be executed in connection with any of the Transactions. “Transaction Expenses” means to the extent paid during the period thirty (30) days prior to the Closing until the Closing or unpaid as of the Closing, calculated without duplication, (i) all fees and expenses incurred by the Company, the Company Securityholders and the Company Employees in connection with the Merger and the Transactions that are payable by the Company, whether or not billed or accrued at or after the Closing and the maximum amount of fees and expenses payable to financial investment bankers, brokers, consultants, accountants, and other similar advisors, whether or not billed or accrued in connection with the Merger and the Transactions (ii) the cost of the Stockholders’ Agent, (iii) the cost of the Tail Insurance Coverage, (iv) any Change in Control Payments and the employer portion of any employment-related Taxes arising in connection with (A) any such Change in Control Payments, and (B) the Certain Transaction Expenses on Schedule F, and in each of clauses (i) through (iv), plus any applicable Taxes (including interest, penalties, and additional amounts) payable in respect of such expenses and (v) any Taxes for which any Company Securityholder is responsible pursuant to Section 1.11. Notwithstanding anything hereinto the contrary, Transaction Expenses shall not include (A) the HSR Expenses (as defined in the Interim Funding Agreement) and (B) the portion of the signing legal expenses set forth on Schedule G as not constituting a Transaction Expense. “Transaction Tax Deductions” means the sum of (a) any and all deductible payments made in respect of Company Options pursuant to this Agreement (including the Company portion of any employment-related Taxes), (b) the deductible compensation resulting from the exercise of any Company Options in connection with the transactions contemplated by this Agreement (including the Company portion of any employment-related Taxes), (c) any and all deductible bonuses paid in connection with the consummation of the transactions contemplated by this Agreement (including the Company portion of any employment-related Taxes), (d) any and all deductible amounts incurred in connection with the retirement of the Company Debt as contemplated by this Agreement, (e) any and all deductible payments of Transaction Expenses as contemplated by this Agreement and (f) any other deductible payments made in connection with the consummation of the transactions contemplated by this Agreement, in each case, to the extent such deductions are “more likely than not” deductible (or deductible at a higher confidence level) in a Pre-Closing Tax Period; provided, that 70% of any of the foregoing that constitutes a success based fee within the scope of IRS Revenue Procedure 2011-29 shall be considered to be a Transaction Tax Deduction. “Treasury Regulations” means the United States Treasury regulations promulgated under the Code. “Unaccredited Investor” means a Company Stockholder that is not an Accredited Investor. “Unvested Company Shares” means shares of Company Capital Stock that are not vested under the terms of any Contract with the Company or are subject to forfeiture or a right of repurchase by the Company (including pursuant to any stock option agreement, stock option exercise agreement, restricted stock purchase agreement or otherwise). “Vested Company Warrants” means all Company Warrants to the extent they have an exercise price less than the associated amount payable in respect of the Senior Capital Stock for which they are exercisable, and as such are receiving any portion of the Aggregate Consideration as indicated on the Closing Consideration Allocation Schedule or an Updated Consideration Allocation Schedule.

Schedule A Critical Employees

Schedule B Initial Consideration Allocation Schedule

Schedule C Consenting Stockholders

Schedule 1.3(a)(xi)-1 Required Consents, Waivers and Approvals

Schedule 1.3(a)(xi)-2 Required Terminations

Schedule D Specified Matter

Schedule E Certain Liabilities

Schedule 5.13(a) Consents, Waivers and Approvals, Notices

Schedule F Certain Transaction Expenses

Schedule G Certain Expenses

Schedule H MIP Post-Closing Recipients